UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Colgate-Palmolive Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2013

Dear Fellow Colgate Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Friday, May 10, 2013, at 10:00 a.m., in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of the independent registered public accounting firm, to cast an advisory vote on executive compensation and to approve an incentive compensation plan for Colgate executives and non-employee directors. In addition, one stockholder proposal will be offered for your consideration. We will also review the progress of the Company during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

The Proxy Statement includes a section highlighting the Company’s corporate governance practices. The Company and its Board of Directors have a longstanding commitment to good governance, and the Board reviews its governance practices on an ongoing basis to ensure that they promote stockholder value. As a result of this ongoing review, in March 2013, the Board adopted a policy that prohibits Colgate’s directors and officers from pledging Colgate stock. We invite you to review the governance section beginning on page 5 of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet or by telephone. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Ian Cook
Chairman of the Board, President and Chief Executive Officer

March 27, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Friday, May 10, 2013, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013;

3.	To hold an advisory vote on executive compensation;

4.	To approve the Colgate-Palmolive Company 2013 Incentive Compensation Plan for executives and non-employee directors;

5.	To consider one stockholder proposal; and

6.	To consider and act upon such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 11, 2013 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your Notice of Internet Availability or, if you received a printed copy of your proxy materials, on your proxy card. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the meeting.

Andrew D. Hendry
Chief Legal Officer and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

QUESTIONS & ANSWERS

PROXY STATEMENT

Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “Colgate” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2012 Annual Report of the Company to certain of our registered stockholders who have not consented to electronic delivery of their proxy materials, and a Notice of Internet Availability to all of our other stockholders beginning March 27, 2013. The Annual Report being made available on the internet and mailed with the Proxy Statement is not part of the proxy-soliciting material.

QUESTIONS AND ANSWERS ABOUT COLGATE’S ANNUAL MEETING

Q: Who is entitled to vote at the Annual Meeting?

A:

The Company has one class of voting stock outstanding: Common Stock. If you were a record owner of the Company’s Common Stock on March 11, 2013, the record date for voting at the Annual Meeting, you are entitled to vote at the meeting. At the close of business on March 11, 2013, there were 467,118,652 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

Q: How can I vote my shares?

A:

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the internet, the telephone or, if you received a printed copy of your proxy materials, the mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board recommends that you vote by proxy.

Q: How can I vote my shares by proxy?

A:

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by internet, telephone or, if you received a printed copy of your proxy materials, mail, each as more fully explained below. In each case, the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Thursday, May 9, 2013. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for director, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013, the Colgate-Palmolive Company 2013 Incentive Compensation Plan (the “2013 Plan”) and one stockholder proposal. In addition, you can cast a non-binding advisory vote on executive compensation. We will vote your shares as you direct.

If any other matters are properly presented for consideration at the Annual Meeting, the Company’s directors named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

Vote by Internet

To vote your shares via the internet, go to the voting website, www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. You will have the opportunity to confirm that your instructions have been properly recorded. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you vote via the internet, you may incur costs such as internet access fees for which you will be responsible. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number provided on the voting website (www.proxyvote.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

QUESTIONS & ANSWERS

Vote by Mail

If you received a printed copy of your proxy materials, you can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it by the deadline. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the Board’s nominees for director, the ratification of the selection of the independent registered public accounting firm, the advisory vote on executive compensation and the 2013 Plan, and against the stockholder proposal.

Q: How can I vote my shares in person?

A:

If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Q: Is my vote confidential?

A:

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by internet, telephone or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change in control of the Company or if doing so is necessary to meet legal requirements.

Q: Can I change my vote?

A:

Yes. You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) follow the instructions given for changing your vote via the internet or by telephone or deliver a valid written proxy with a later date; (2) notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) vote in person by written ballot at the Annual Meeting.

Q: How many shares must be present to conduct the Annual Meeting?

A:

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of Common Stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Q: What if I am a beneficial owner and do not give instructions to my broker?

A:

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds shares in your name and delivers this Proxy Statement or a Notice of Internet Availability to you, the broker is entitled to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares with respect to the election of directors, the advisory vote on executive compensation, the 2013 Plan or the stockholder proposal (Proposals 1, 3, 4 or 5) without your instructions.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

QUESTIONS & ANSWERS

Q: What vote is required to pass each of the proposals at the Annual Meeting?

A:

Proposal 1: Election of Directors. Each of the ten nominees for director who receives at least a majority of the votes cast for such nominee will be elected. Votes cast include votes for or against each nominee and exclude abstentions. This means that if you abstain from voting for a particular nominee your vote will not count for or against the nominee. In accordance with the majority voting standard in the Company’s by-laws, any nominee who does not receive a majority of the votes cast will be required to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. When voting your proxy, the Proxy Committee will vote for each of the nominees unless you instruct otherwise.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the advisory vote on executive compensation. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. The results of this vote are not binding on the Board, whether or not the proposal is passed. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety.

Proposal 4: Approval of the Colgate-Palmolive Company 2013 Incentive Compensation Plan. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the 2013 Plan. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. In addition, under NYSE rules, approval of this proposal requires that the total votes cast (which includes votes for and against the proposal and abstentions, but excludes broker non-votes) represent a majority of the issued and outstanding shares of the Company’s Common Stock. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 5: Stockholder Proposal. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required for adoption of the proposed resolution. If you abstain from voting on the stockholder proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote against this proposal unless you instruct otherwise.

Q: Who nominates the directors?

A:

Nominations for directors of the Company may be made at a stockholders’ meeting by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Company’s by-laws. In addition, the Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet Colgate’s criteria for Board membership, as described in the “Nominating and Corporate Governance Committee Report.” The deadlines for nominations for this year’s and next year’s Annual Meetings are the same as those described below under “How do I submit a stockholder proposal?”

Q: How can I vote if I am an employee participating in the Company’s Savings and Investment Plan?

A:

If you are a Colgate employee who participates in the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Savings and Investment Plan”), your Notice of Internet Availability contains instructions on how to vote your shares via the internet or telephone. The notice also indicates the aggregate number of shares of Common Stock credited to your account under the Savings and Investment Plan as of March 11, 2013, the record date for voting at the meeting.

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You can direct the trustee how to vote the shares via the internet or by telephone. You can also direct the trustee how to vote by mail by requesting a proxy card and returning your completed proxy card to us. Instructions for each method are indicated on the Notice of Internet Availability.

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The deadline for submitting your vote is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 8, 2013. If you do not indicate your vote to the trustee by that time, the trustee will vote your shares in the same proportion as it votes the shares of employees who indicate their votes by that time.

QUESTIONS & ANSWERS

Q: How can I vote if I am an employee participating in a stock ownership plan outside the United States?

A:

If you are a Colgate employee who participates in one of Colgate’s employee stock ownership plans outside the United States, you will receive separate voting instructions from your local Human Resources Department.

Q: How do I submit a stockholder proposal?

A:

Under the rules of the Securities and Exchange Commission (“SEC”), if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than November 27, 2013.

Under the Company’s by-laws, if you wish to submit a proposal for consideration at next year’s Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company’s by-laws. You may obtain a copy of the Company’s by-laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The deadline under the Company’s by-laws for receiving proposals for consideration at this year’s Annual Meeting was March 11, 2013.

Q: How are proxies solicited and what is the cost?

A:

We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail. We will pay a fee of approximately $23,000 to D.F. King & Co. Inc. plus expenses for these services.

Q: What is householding? Does Colgate use it?

A:

Unless they have previously requested electronic delivery of proxy materials, we have sent to certain of our registered stockholders who have the same address and last name a single copy of this Proxy Statement and the 2012 Annual Report and one proxy card for each stockholder and, to all other such stockholders, a single envelope containing one Notice of Internet Availability for each stockholder that includes that stockholder’s unique control number, which he or she will use to vote his or her shares, as described above. This procedure helps us reduce printing and postage costs associated with the distribution of the proxy materials and helps to preserve the earth’s valuable resources.

If, in the future, you do not wish to participate in householding and prefer to receive separate copies of the Proxy Statement and Annual Report or your Notice of Internet Availability in a separate envelope, please call us at (800) 850-2654 or (212) 310-2575 or inform us in writing at: Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022. Or, if you are currently receiving separate copies of the Proxy Statement and Annual Report or Notice of Internet Availability at one address and would like to receive a single copy, please contact us at the phone numbers or mailing address listed in the previous sentence. We will respond promptly to such requests.

If your shares are held in the name of a bank, broker or other holder of record, you can request information about householding from such holder of record.

Q: Where can I find more information about Colgate?

A:

The Company’s website address is www.colgatepalmolive.com. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s website are the Company’s Code of Conduct and Corporate Governance Guidelines, the charters of the Committees of the Board and reports under Section 16(a) of the Exchange Act of transactions in Company stock by the Company’s directors and executive officers. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department by calling (800) 850-2654 or (212) 310-2575.

GOVERNANCE OF THE COMPANY

GOVERNANCE OF THE COMPANY

Colgate’s Corporate Governance Commitment

Colgate’s Board believes that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of Colgate’s key business strategies, including its focus on core product categories and global brands, people development programs emphasizing “pay for performance” and the highest business standards. Colgate’s Board has been at the center of these key strategies, helping to design and implement them, and seeing that they guide the Company’s operations.

The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. As a result of this ongoing review, in March 2013, the Board adopted a policy that prohibits Colgate’s directors and officers from pledging Colgate stock.

Board Independence, Expertise and Accountability

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Strict Director Independence Standards. With the exception of Ian Cook, Colgate’s President and Chief Executive Officer (the “CEO”), Colgate’s Board is composed entirely of independent directors. All members of the Audit Committee, the Nominating and Corporate Governance Committee (the “Governance Committee”) and the Board’s compensation committee, known as the Personnel and Organization Committee (the “P&O Committee”), are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or in appearance impair the director’s ability to make independent judgments or compromise the director’s objectivity and loyalty to stockholders. Based on this principle, the Board adopted director independence standards which outline the types of relationships, both personal and professional, between directors and the Company, its senior management and other directors that, if present, would preclude a finding of independence. These standards, which are stricter than those required by the listing standards of the NYSE, guide the Board’s annual affirmative determinations of independence. A copy of the standards is available on the Company’s website. For more information regarding Colgate’s independence standards and the Board’s determinations of independence, see “Director Independence.”

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Executive Sessions/Lead Director. The independent directors of the Board are scheduled to meet in executive session, without the CEO present, at every regularly scheduled Board meeting. The Lead Director chairs these sessions. The position of Lead Director is rotated among the independent directors every year in accordance with an established schedule. John T. Cahill currently is serving as Lead Director. For more information regarding the responsibilities of the Lead Director and the Board’s leadership structure, see “Board Leadership Structure.”

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All Directors Elected Annually by Majority Vote. Colgate’s Board is accountable to stockholders through the annual election of all directors by majority vote. Colgate has never had a staggered board. Under Colgate’s by-laws, in uncontested elections for directors, if a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast, the by-laws require the director to promptly tender his or her resignation to the Board. The Governance Committee will then consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or take other action.

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Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined in the rules of the SEC, and that they meet the independence and financial literacy requirements of the NYSE.

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Board Experience and Diversity. As its present directors exemplify, Colgate values experience in the fields of business, education and public service, international experience, strong moral and ethical character and diversity. A copy of Colgate’s criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company’s website. For more information regarding the role of diversity in the selection of nominees for Board membership, see “Committees of the Board of Directors—Nominating and Corporate Governance Committee.”

Directors are Stockholders

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Director Compensation in Stock. On average, 84 percent of a director’s compensation is paid in Colgate stock. Board members also receive stock options each year. For more information regarding director compensation, see “Compensation of Directors.”

GOVERNANCE OF THE COMPANY

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Significant Levels of Director Stock Ownership. Board members own significant amounts of Colgate stock. Under the Company’s stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual stock fee. For more information on director stock ownership, see “Stock Ownership of Directors and Executive Officers.”

Established Policies Guide Governance and Business Integrity

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Corporate Governance Guidelines. First formalized in 1996, the corporate governance guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates the guidelines. The Board believes the guidelines reflect best practices in corporate governance. A copy of the guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues,” is available on the Company’s website.

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Code of Conduct. The Board sponsors the Company’s Code of Conduct, which was first issued in 1987 and most recently updated in 2008, and Business Practices Guidelines, both of which promote the highest ethical standards in all of the Company’s business dealings. The Global Ethics and Compliance function, headed by an executive officer who reports to the Audit Committee, oversees compliance with these standards and periodically reviews and updates the Code of Conduct and the Business Practices Guidelines. In 2011, the Business Practices Guidelines, which provide additional guidance regarding compliance with the Code of Conduct and applicable laws and regulations, were updated and the revised version was distributed to the Company’s executives and senior managers around the world. The Code of Conduct applies to the Company’s directors and employees, including the CEO, the Chief Financial Officer and the chief accounting officer (Corporate Controller), and satisfies the SEC’s requirements for a code of ethics for senior financial officers. The Code of Conduct is available on the Company’s website.

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Business Integrity Initiatives. The Board supports the Company’s efforts to communicate effectively its commitment to ethical business practices, which are led by the Company’s Global Ethics and Compliance function. To further this goal, all of the Company’s approximately 37,700 employees worldwide are required to certify annually that they and any people they supervise understand and comply with the Code of Conduct. In addition, the Company’s executives and key managers worldwide participate in management training programs regarding the Code of Conduct, Colgate’s values, effective leadership and the applicable laws and regulations that govern Colgate’s business practices around the world. Colgate directors also annually certify their compliance with the Code of Conduct.

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Political Expenditures. As set forth in the Company’s Code of Conduct and Business Practices Guidelines, the Company has a longstanding policy against making contributions to any political party or candidate. In addition, each year the Company advises its U.S. trade associations of this policy to prevent the use of Company dues or contributions for any such expenditures and requests that such associations which receive at least $10,000 annually from the Company confirm their compliance with this policy.

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Sustainability. Colgate places a high priority on operating in a responsible and respectful manner, with a focus on three key areas—People, Performance and Planet. Colgate’s sustainability objective is to ensure that its business grows consistently and responsibly and benefits those it serves globally, while promoting the well-being of future generations. To provide incentives for Colgate people to integrate sustainability into business strategy and operations, Colgate’s global sustainability initiatives have been added to the individual objectives used to determine the compensation for many of Colgate’s senior managers. For more information regarding Colgate’s sustainability initiatives, please visit our website to view our Sustainability Report.

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Restrictions on Hiring Audit Firm Employees. To bolster the independence of Colgate’s independent registered public accounting firm and the integrity of Colgate’s internal financial reporting and audit processes, Colgate has a longstanding policy prohibiting the Company from hiring any partners or managers engaged in an audit of the Company or any employees engaged in the corporate portion of an audit of the Company from PricewaterhouseCoopers LLP, Colgate’s independent registered public accounting firm, within five years of the end of their engagement without the approval of the Audit Committee.

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Hedging Policy. To further ensure that the interests of Colgate’s directors, officers and senior managers are aligned with those of Colgate’s stockholders, in 2011 the Board adopted a hedging policy that prohibits Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of Colgate’s stock. The policy also discourages all other employees from entering into such transactions.

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Clawback Policy. In the first quarter of 2012, Colgate’s Board adopted a clawback policy that permits Colgate to recoup incentive awards made to Colgate’s executive officers if the financial results on which such awards were based are subsequently restated and the executive officer’s intentional misconduct contributed to the restatement.

GOVERNANCE OF THE COMPANY

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Pledging Policy. As noted above, to prevent forced sales of Colgate stock by Colgate’s directors and officers, in the first quarter of 2013, the Board adopted a policy that prohibits Colgate’s directors and officers from pledging Colgate stock.

Board Focused on Key Business Priorities

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Strategic Role of Board. The Board plays a major role in overseeing Colgate’s business strategy. It reviews the Company’s strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include performance reviews of operating divisions and major subsidiaries, product category reviews, presentations regarding research and development initiatives and reports from specific disciplines such as customer development, supply chain and information technology.

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Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company’s people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Direct Access to Management

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Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

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Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers, division presidents and other employees, often without the CEO present. Directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

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Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company’s performance. As described in greater detail in the Compensation Discussion and Analysis, the P&O Committee adheres to this pay-for-performance philosophy, and stock-based incentive awards are a significant component of senior management’s overall compensation.

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CEO Evaluation Process. The Board’s evaluation of the CEO is a formal annual process. The CEO is evaluated against the goals set each year, including both objective measures (such as earnings per share) and subjective criteria reflective of the Company’s strategy and core values. As part of the overall evaluation process, the Board meets informally with the CEO to give feedback on a regular basis.

Board Practices Promote Effective Oversight

• Board Size. Designed to maximize board effectiveness, Colgate’s by-laws fix the number of directors between seven and 12. Ten directors have been nominated for election at the Annual Meeting.

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Directorship Limits. To ensure that directors are able to devote sufficient time to properly discharge their duties, Colgate’s corporate governance guidelines provide that directors should not serve on more than three other corporate boards.

• Meeting Attendance. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2012. No director attended less than 90% of these meetings.

Continuous Improvement through Evaluation and Education

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Board Self-Evaluation Process. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. One or more of the following topics may be considered during such evaluations: financial oversight, succession planning, executive compensation, strategic planning, corporate governance, ethics and compliance and Board structure and role. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

•

Board Committee Evaluations. Self-evaluations of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with the Board, and further enhancements are agreed for each committee.

GOVERNANCE OF THE COMPANY

•

Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process to be used every few years. Using director effectiveness criteria selected by the Board following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors by an external facilitator. This process, which the Board plans to conduct again in 2013, enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

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Ongoing Director Education. Periodically, Colgate’s directors, under the leadership of the Chair of the Governance Committee and the Lead Director, participate in Colgate-specific director education programs. These sessions are led by expert external faculty with relevant governance, legal and business experience. In addition, outside experts periodically present to the Board on various subjects. During 2012, such subjects included the economic outlook in Europe, the financial regulatory environment, accounting for restructuring activities and recent corporate governance and executive compensation trends. From time to time, Colgate’s directors also visit Colgate subsidiaries around the world, deepening their understanding of Colgate’s operations.

GOVERNANCE OF THE COMPANY

The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s longstanding practice, the Board is independent, consisting of a substantial majority of outside directors. Currently, the Board has ten directors, with nine independent directors and one employee director, Ian Cook, who is the President and CEO of the Company and Chairman of the Board.

The Board met ten times during 2012. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2012. During 2012, the independent directors met regularly in executive session without Mr. Cook present.

Director Experience, Skills and Qualifications

The Governance Committee seeks to compose a Board with members with a broad range of experiences and skills and different points of view, with a particular emphasis on business, financial, fast-moving consumer goods industry and international experience. This variety and depth of experience enable the Board collectively to understand the Company’s global business and its consumers around the world and the individual directors to make significant contributions to the deliberations of the Board.

In 2002, the Board adopted a written statement, known as the Independent Board Candidate Qualifications and made available on the Company’s website, outlining the qualities sought in directors of the Company. This statement highlights the following skills and experiences, among others, as being important to creating an effective, well-rounded and diverse Board:

•	Business Operations—Is or has been the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a major public corporation;

•	Finance—Has strong knowledge of business finance and financial statements;

•	Industry—Has knowledge of the Company’s business, the fast-moving consumer goods industry or other complementary industry;

•

International—Has significant international experience, whether through managing international business operations or living and working outside the United States; an understanding of the language and culture of non-English speaking countries is also important;

•	Corporate Governance—Has sufficient relevant experience to understand the legal and other responsibilities of an independent director of a U.S.-based public company;

•	Public Service—Holds or has held one or more elected or appointed senior positions in a prominent nonprofit organization or federal or state government; and

•	Education—Holds or has held a significant position at a prominent educational institution, such as university or college president and/or dean of a school within a university or college.

In addition, the Governance Committee expects each of the Company’s directors to have the personal qualities necessary to make a substantial contribution to the Board, including high moral and ethical standards, strong communication and interpersonal skills and a commitment to Colgate’s success.

Biographical information and the particular skills and qualifications of each director nominee for election at this year’s annual meeting are set forth below. The absence of a reference to a qualification for an individual director nominee does not mean that the nominee does not possess that qualification, but rather that it is not one of the specific qualifications for which the nominee has been proposed. All nominees have been directors since last year’s annual meeting.

GOVERNANCE OF THE COMPANY

Ian Cook

Public Company Directorships:
PepsiCo Inc. (2008-present)
Age: 60
Director since 2007

Mr. Cook has been President and Chief Executive Officer of Colgate since July 2007 and Chairman of the Board since January 2009. Mr. Cook began his career at Colgate in 1976 and progressed through a series of senior marketing and management roles around the world. He was appointed Chief Operating Officer in 2004, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa, and, in 2005, he was promoted to President and Chief Operating Officer, responsible for all Colgate operations worldwide.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chief Operating Officer and President and CEO of Colgate.

Industry—In-depth knowledge of consumer products industry and Colgate’s business through over thirty-year career at Colgate.

Finance—Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Colgate.

International—Experience managing Colgate’s international operations and living and working in a number of foreign countries. Native of Great Britain.

Corporate Governance—Experience serving as a director of a U.S. public company in addition to Colgate.

Nikesh Arora

Public Company Directorships:
Bharti Airtel Ltd. (2008-present) Aviva PLC (2007-2009)
Age: 45
Independent Director since 2012

Mr. Arora has been Senior Vice President and Chief Business Officer of Google, Inc. (“Google”) since January 2011. Previously he held multiple senior operating leadership roles at Google, serving as President, Global Sales Operations and Business Development from 2009 to 2010, President, Europe, Middle East and Africa from 2007 to 2009 and Vice President, Europe Operations from 2004 to 2007. Since 2007, Mr. Arora has also served as a Senior Advisor to Silver Lake Partners, a private equity firm. From 2001 to 2004, Mr. Arora served as Chief Marketing Officer of the T-Mobile International Division of Deutsche Telekom AG. He was Chief Executive Officer and Founder of T-Motion PLC, which merged with T-Mobile International in 2002. Mr. Arora began his career at Fidelity Investments in 1992, holding a variety of finance and technology management positions, ultimately serving as Vice President, Finance of Fidelity Technologies.

Skills and Qualifications:

Business Operations—Significant operational leadership experience through service as Senior Vice President and Chief Business Officer of Google.

Finance—Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies, including Google. Chartered Financial Analyst since 1996.

International—Experience managing international operations for Google and T-Mobile International and living and working in a number of foreign countries, including India and various European countries. Native of India and native speaker of Hindi.

GOVERNANCE OF THE COMPANY

John T. Cahill

Public Company Directorships:
Kraft Foods Group Inc. (2012-present)
Legg Mason, Inc. (2010-present)
Age: 55
Independent Director since 2005

Mr. Cahill has been Executive Chairman of Kraft Foods Group Inc. (“Kraft”) since October 2012, when Kraft was spun off from Kraft Foods Inc. He served as Executive Chairman of Kraft Foods North America from January to October 2012. Mr. Cahill was an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 through 2011. He served as Chief Executive Officer of The Pepsi Bottling Group, Inc. (“PBG”) from 2001 to 2003, as Chairman and Chief Executive Officer from 2003 to 2006 and as Executive Chairman from 2006 to 2007. Prior to that, he served as Chief Financial Officer and head of International Operations for PBG. He also held multiple senior financial and operating leadership positions at PepsiCo Inc. (“PepsiCo”) from 1989 to 1998, including serving as Chief Financial Officer for both Kentucky Fried Chicken (“KFC”) and Pepsi-Cola North America and Senior Vice President and Treasurer of PepsiCo.

Skills and Qualifications:

Business Operations—Considerable operational leadership experience through service as Chairman and Chief Executive Officer of PBG and as Executive Chairman of Kraft.

Finance—Strong knowledge of business finance and financial statements through service as Chief Financial Officer of PBG, KFC and Pepsi-Cola North America and as Senior Vice President and Treasurer of PepsiCo.

Industry—In-depth knowledge of fast-moving consumer goods industry through nearly twenty-year career at PepsiCo and PBG.

International—Experience managing international operations for PBG.

Corporate Governance—Experience serving as a director of several U.S. public companies in addition to Colgate.

Helene D. Gayle

Age: 57
Independent Director since 2010

Dr. Gayle has been President and Chief Executive Officer of CARE since 2006. From 2001 to 2006, she was an executive in the Global Health program at the Bill & Melinda Gates Foundation. Dr. Gayle began her career in public health at the U.S. Centers for Disease Control in 1984 and held positions of increasing responsibility over her nearly twenty-year tenure there, ultimately becoming the director of the National Center for HIV, STD and TB Prevention and achieving the rank of Assistant Surgeon General and Rear Admiral in the United States Public Health Service. Dr. Gayle also serves on the boards of the Center for Strategic and International Studies, the Rockefeller Foundation, the American Museum of Natural History and the Department of State Foreign Affairs Policy Board. She is a member of the Council on Foreign Relations, the Bretton Woods Committee and the Institute of Medicine.

Skills and Qualifications:

Public Service—Extensive leadership experience in the global public health field through positions at the Bill & Melinda Gates Foundation and CARE and nearly twenty-year career at the U.S. Centers for Disease Control.

International—Experience managing international operations at CARE, one of the world’s leading humanitarian organizations with programs in nearly 70 countries around the world.

Industry—In-depth knowledge of and expertise in the global public health field, a complementary industry.

GOVERNANCE OF THE COMPANY

Ellen M. Hancock

Public Company Directorships:
Aetna Inc. (1995-present)
Electronic Data Systems Corporation (2004-2008)
Age: 69
Independent Director since 1988

Mrs. Hancock served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor Acquicor Technology Inc. from August 2005 to June 2007. She was the Chairman and Chief Executive Officer of Exodus Communications, Inc., a public company specializing in computer network and internet systems she joined in March 1998, from June 2000 to September 2001. Mrs. Hancock began her career at International Business Machines Corporation (“IBM”), where she spent nearly thirty years in various staff, managerial and executive roles including Senior Vice President and Group Executive. Mrs. Hancock is a director of the Pacific Council on International Policy and serves as Chairman of the Board of Marist College and as a trustee of Santa Clara University.

Skills and Qualifications:

Business Operations—Considerable operational leadership experience in the field of information technology through service as Chairman and Chief Executive Officer of Exodus Communications, Inc. and an over thirty-year career at IBM and other leading technology companies.

Finance—Strong knowledge of business finance and financial statements through oversight and management of operating budgets for various companies throughout her career.

Industry—In-depth knowledge of Colgate’s business through long service as a Colgate director.

Corporate Governance—Experience serving as a director of several U.S. public companies in addition to Colgate.

Joseph Jimenez

Age: 53
Independent Director since 2010

Mr. Jimenez has been Chief Executive Officer of Novartis AG since February 2010. He joined Novartis AG in April 2007 as Head of the Consumer Health Division and became Head of the Pharmaceuticals Division in October 2007. Prior to joining Novartis AG, Mr. Jimenez served as an advisor for The Blackstone Group, a private equity firm, from 2006 to 2007. In 1998, Mr. Jimenez joined H.J. Heinz Company (“Heinz”) as President and Chief Executive Officer of Heinz’s North America business and, in 2002, became President and Chief Executive Officer of Heinz’s European business, a position he held until 2006. He began his career in brand management at The Clorox Company (“Clorox”) and later served as the president of two operating divisions at ConAgra Grocery Products (“ConAgra”).

Skills and Qualifications:

Business Operations—Significant operational leadership experience through service as Chief Executive Officer of Novartis AG and as president of various operating divisions at ConAgra and Heinz.

Industry—In-depth knowledge of fast-moving consumer goods industry through experience at Clorox, ConAgra and Heinz and of the pharmaceutical industry, a complementary industry, through experience at Novartis AG.

Finance—Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Novartis AG.

International—Experience managing international operations at Novartis AG and Heinz and living and working in Europe.

Corporate Governance—Experience serving as a director of several U.S. public companies in addition to Colgate, including AstraZeneca and Blue Nile.

GOVERNANCE OF THE COMPANY

Richard J. Kogan

Public Company Directorships:
The Bank of New York Mellon (2007-present)
Age: 71
Independent Director since 1996

Mr. Kogan has been a principal of the KOGAN Group LLC, which provides consulting services to senior management at companies in the pharmaceutical and other industries, since 2004. Previously, he served as President and Chief Executive Officer of Schering-Plough Corporation (“Schering-Plough”) from 1996 to 2003 and as President and Chief Operating Officer of Schering-Plough from 1986 to 1996. He was also Chairman of Schering-Plough from 1998 until 2002. Mr. Kogan serves as Chairman of the St. Barnabas Medical Center, Vice-Chairman of St. Barnabas Corporation, a trustee of New York University and an Overseer and Member of the Executive Committee of the Stern Business School. He is also a member of the Council on Foreign Relations.

Skills and Qualifications:

Business Operations—Significant operational leadership experience through service as President and Chief Executive Officer and Chief Operating Officer of Schering-Plough.

Finance—Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Schering-Plough.

Industry—In-depth knowledge of the pharmaceutical industry, a complementary industry, through experience at Schering-Plough and of Colgate’s business through long service as a Colgate director.

Corporate Governance—Experience serving as a director of a U.S. public company in addition to Colgate.

Delano E. Lewis

Public Company Directorships:
Eastman-Kodak Company (1998-1999, 2001-present)
Age: 74
Independent Director from 1991 to 1999 and since 2001

Mr. Lewis served as Interim Dean of International and Border Programs at New Mexico State University from July 2010 to June 2011. From 2006 until July 2010, Mr. Lewis was a Senior Fellow at New Mexico State University. He was the U.S. Ambassador to South Africa from December 1999 to July 2001, and previously served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. From 1994 to 1998, Mr. Lewis served as the Chief Executive Officer and President of National Public Radio and, from 1988 through 1993, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company.

Skills and Qualifications:

Public Service—Extensive international diplomatic and public service experience through service as U.S. Ambassador to South Africa and on the staff of several government agencies.

International—Experience living and working in Africa, both in a diplomatic capacity and for the Peace Corps.

Industry—In-depth knowledge of Colgate’s business through long service as a director.

Corporate Governance—Experience serving as a director of a U.S. public company in addition to Colgate.

GOVERNANCE OF THE COMPANY

J. Pedro Reinhard

Public Company Directorships:
Royal Bank of Canada (2000-present) Sigma-Aldrich Corporation (2001-present)
Age: 67
Independent Director since 2006

Mr. Reinhard has served as President of Reinhard & Associates, a financial advisory practice, since 2006. He served as Executive Vice President and Chief Financial Officer of The Dow Chemical Company (“Dow”) from 1995 to 2005. Previously, Mr. Reinhard held a variety of senior international, financial and operating leadership positions at Dow after beginning his career there in 1970 in Brazil, including serving as Finance Director of Dow Europe, Vice President of Dow Europe and Managing Director of Dow in Italy.

Skills and Qualifications:

Finance—Strong knowledge of business finance and financial statements through service as Executive Vice President and Chief Financial Officer of and holding various senior financial positions at Dow.

International—Experience managing Dow’s international operations and living and working in a number of foreign countries, including Italy and Brazil. Native of Brazil and native speaker of Portuguese.

Corporate Governance—Experience serving as a director of several U.S. public companies in addition to Colgate.

Stephen I. Sadove
Public Company Directorships: Saks Incorporated (1998-present) Ruby Tuesday, Inc. (2002-present) Age: 61 Independent Director since 2007

Mr. Sadove has served as Chief Executive Officer of Saks Incorporated (“Saks”) since January 2006 and was named Chairman in May 2007. He joined Saks as Vice Chairman in January 2002 and served as Chief Operating Officer from 2004 to 2006. Previously, Mr. Sadove worked for Bristol-Myers Squibb Company (“Bristol-Myers”), which he joined in 1991 as President of Clairol in the United States. He later gained additional responsibility for the consumer businesses in Canada, Europe, the Middle East, Africa and Latin America. In 1996, he was named President of Bristol-Myers’s worldwide beauty care business and was later named a senior vice president with additional responsibility for Mead Johnson Nutritionals. He began his career at General Foods USA, where he spent over seventeen years in various management roles including Executive Vice President and General Manager of the Desserts Division.

Skills and Qualifications:

Business Operations—Significant operational leadership through service as Chief Executive Officer of Saks and as head of various operating divisions at Bristol-Myers and General Foods USA.

Industry—In-depth knowledge of fast-moving consumer goods industry through his experience at Bristol-Myers and General Foods USA.

Finance—Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and financial statements at Saks.

International—Experience managing Bristol-Myers’s international operations.

Corporate Governance—Experience serving as a director of several U.S. public companies in addition to Colgate.

GOVERNANCE OF THE COMPANY

Director Independence

As described above, the Board has adopted director independence standards which are stricter than those required by the listing standards of the NYSE. Specifically, a director is not considered independent if the director has any relationship with Colgate or its senior management or with another director that in the Board’s judgment may impair the director’s ability to make independent judgments. Such relationships could include voting arrangements and personal, economic or professional ties between a director and an officer of Colgate or another Colgate director. Relationships and transactions that may impair independence include: (i) current or former employment with the Company; (ii) affiliation with Colgate’s advisors; (iii) compensation from the Company (other than director fees); (iv) direct or indirect material business relationships with the Company; (v) loans between directors and the Company or its senior management; (vi) direct or indirect material investments with the Company, its officers or other directors; (vii) leadership roles in charitable organizations that receive significant support from Colgate; (viii) affiliation or employment with a present or former Colgate auditor; and (ix) service on interlocking boards of directors or compensation committees. A copy of the complete standards is available on the Company’s website.

In making its determination regarding the independence of each non-employee director, the Board considers any transactions, relationships or arrangements as required by the Company’s director independence standards. Based on these standards, the Board has determined that each director, other than Mr. Cook, who is the Company’s Chairman of the Board, President and CEO, is independent as there were no transactions, relationships or arrangements of the types described in the Company’s director independence standards.

Board Leadership Structure

The Governance Committee regularly reviews Board leadership trends and has determined that, at this time, combining the positions of Chairman and Chief Executive Officer is best for Colgate, as discussed in greater detail below. Currently, therefore, the offices of Chairman and Chief Executive Officer are held by the same person, Ian Cook. Colgate has a small Board that works very effectively together and nine of Colgate’s ten directors are independent. In addition, the Board’s committees are composed solely of, and chaired by, independent directors. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Mr. Cook present, which are chaired by an independent lead director.

Colgate has long been committed to having an independent lead director, having established the position of Presiding Director in 2003 and expanded the role in 2006. Renamed in early 2012 in connection with a review of external practice, the role of the Lead Director is to: (i) preside at all meetings of the Board at which the Chairman is not present (including the executive sessions); (ii) establish agendas for the executive sessions in consultation with the other directors; (iii) review and approve proposed Board meeting agendas; (iv) serve as liaison between the independent directors and the Chairman (although all independent directors are encouraged to communicate freely with the Chairman); (v) review and approve information to be sent to the Board; (vi) review and approve meeting schedules to help ensure there is sufficient time for discussion of all agenda items; (vii) call meetings of the independent directors, as appropriate; (viii) be available (as deemed appropriate by the Board) for consultation and direct communication with stockholders; and (ix) perform such other duties as the Board may specify from time to time. The Lead Director is selected annually by and from the independent directors. The position of Lead Director is rotated among the independent directors each year in accordance with a schedule established by the independent directors based on the recommendation of the Governance Committee.

Colgate’s small, independent Board, with its proactive Lead Director and independent committee chairs, ensures that the Board, and not the Chairman alone, determines the Board’s focus. The Chairman is guided by these strong independent leaders and having the Chief Executive Officer serve as the Chairman creates a bridge to management that helps provide the Board with the management support it needs. Based on these considerations, the Governance Committee determined that combining the positions of Chairman and Chief Executive Officer is best for Colgate at this time.

Board Role in Risk Oversight

Colgate has established a systematic and thorough risk management process. The responsibility for the day-to-day management of risk lies with Colgate’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with Colgate’s overall corporate strategy. Each year Colgate’s management identifies what it believes are the top individual risks facing Colgate. These risks are then reviewed with the Board. The Board has assigned its responsibilities for overall risk oversight to the Audit

GOVERNANCE OF THE COMPANY

Committee, though all Board members attend Audit Committee meetings and participate in risk management discussions. The Audit Committee therefore is responsible for overseeing the enterprise risk management process, while the full Board or appropriate committee thereof oversees the top individual risk areas. Colgate’s chief risk officer (the Chief Financial Officer) and other members of senior management responsible for the day-to-day management of the top individual risk areas present directly to the Board and its committees regularly. In addition, the P&O Committee oversees an annual risk assessment of the Company’s compensation policies and practices, which is conducted by the Company’s Global Human Resources executives and its Chief Financial Officer and reviewed by the Board’s independent compensation consultant and focuses primarily on the design of the incentive compensation programs and the degree to which such programs appropriately balance enterprise risk and compensation.

Communications to the Board of Directors

Stockholders and other interested parties are encouraged to communicate directly with the Company’s independent directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the Chief Legal Officer, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, NY 10022-7499. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address, in care of the Office of the Chief Legal Officer. Such communications are handled in accordance with the procedures described on the Company’s website.

Significant concerns and questions relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, the Company’s Global Ethics and Compliance function, in conjunction with the Company’s Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. The Audit Committee chair may, in his or her discretion, engage outside counsel and other independent advisors. The Audit Committee receives quarterly updates regarding other concerns or questions relating to accounting, internal accounting controls or auditing matters.

Concerns relating to accounting, internal accounting controls or auditing matters may also be reported to the Global Ethics and Compliance function by telephone, facsimile and e-mail as follows: 24-hour EthicsLine: (800) 778-6080 (toll free from United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); facsimile number: (212) 310-3745; and e-mail: ethics@colpal.com.

Colgate policy prohibits the Company from retaliating against any individual who provides information to the directors. Concerns may be submitted to the directors on an anonymous basis through their postal address or through the 24-hour EthicsLine numbers maintained by the Global Ethics and Compliance function. If requested, Colgate will keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action.

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s Annual Meeting of Stockholders, unless extraordinary circumstances prevent a director’s attendance. All of the directors who were elected to the Board at the 2012 Annual Meeting were in attendance.

Other Information Regarding Directors

On September 9, 2003, the SEC and Schering-Plough Corporation announced a settlement of the SEC enforcement proceeding against Mr. Kogan and Schering-Plough Corporation, of which Mr. Kogan is the former Chairman and CEO, regarding meetings held with investors and other communications. Without admitting or denying any allegations of the SEC, Mr. Kogan agreed in connection with the settlement not to commit any future violations of Regulation FD and related securities laws.

GOVERNANCE OF THE COMPANY

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Finance Committee, the Governance Committee and the P&O Committee. The members and a summary of the responsibilities of these committees are set forth below. The committee charters are available on the Company’s website.

Committee Membership (* indicates Chair)

Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	Personnel and Organization Committee

John T. Cahill*	Ellen M. Hancock*	Helene D. Gayle	John T. Cahill
Ellen M. Hancock	Joseph Jimenez	Ellen M. Hancock	Helene D. Gayle
Richard J. Kogan	Richard J. Kogan	Joseph Jimenez	Richard J. Kogan*
Stephen I. Sadove	Delano E. Lewis	Delano E. Lewis*	Delano E. Lewis
	J. Pedro Reinhard		J. Pedro Reinhard
Stephen I. Sadove

Audit Committee

The Audit Committee assists the Board in its oversight of management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also appoints the Company’s independent registered public accounting firm and oversees the activities of the Company’s Internal Audit function and the Global Ethics and Compliance function. In addition, as discussed above, the Audit Committee assists the Board in its oversight of the Company’s overall risk management process. The Board has determined that all members of the Audit Committee are “independent,” as required by the Exchange Act, the listing standards of the NYSE and Colgate’s own, stricter director independence standards.

The Audit Committee met eight times during 2012, including to review and participate in discussions regarding each quarterly earnings press release prior to its announcement. The Audit Committee also met separately on four occasions with the Company’s independent registered public accounting firm, head of Internal Audit, head of Global Ethics and Compliance and other members of management.

Finance Committee

The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company’s Finance, Treasury and related functions. The Finance Committee met five times during 2012. All members of the Finance Committee are independent directors.

Nominating and Corporate Governance Committee

The Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. The Governance Committee met five times during 2012. All members of the Governance Committee are independent directors.

In making recommendations to the Board regarding director compensation, the Governance Committee annually reviews information provided by the Global Human Resources function regarding emerging best practices in director compensation and comparison data regarding peer company practices, both in the industry peer group discussed beginning on page 27 and in the compensation comparison group discussed on page 26. The Global Human Resources function purchases such comparison data from Towers Watson. Based on these reviews, the Governance Committee determines whether to recommend to the Board any changes in the director compensation program. During 2012, the Governance Committee recommended and the Board approved a reduction in the annual stock award and stock option grant for non-employee directors. Because those awards are denominated in a fixed number of shares of Common Stock and stock options, respectively, the value of the awards had increased significantly over time as the price of Colgate’s Common Stock increased. As a result, the Governance Committee and the Board determined that a reduction in these awards was appropriate. The director compensation program is described on page 53. The Governance Committee does not delegate any of its authority in making director compensation recommendations.

The Board has adopted the Independent Board Candidate Qualifications, a written statement of the criteria for Board membership that is used by the Governance Committee in evaluating individual director candidates. This statement

GOVERNANCE OF THE COMPANY

outlines the qualities required for Board membership, including experience in the fields of business, education and public service, international experience, educational achievement, strong moral and ethical character and diversity. A copy of the Independent Board Candidate Qualifications is available on the Company’s website. Since the Company operates in over 200 countries around the world, the Governance Committee believes that members of the Board must as a group, whether as a result of the business or other experiences of the individual Board members, be able to understand the Company’s business from a global perspective. As evidenced by the selection criteria identified in the Independent Board Candidate Qualifications, which emphasize the value, among other things, of international perspectives, different points of view and diversity in the traditional sense, the Company has a policy of promoting diversity on its Board. The Governance Committee implements this policy through its director recruitment efforts and assesses the effectiveness of the policy regularly through Board and committee self-evaluations.

Personnel and Organization Committee

The P&O Committee is appointed by the Board to act on its behalf with respect to overseeing the personnel and organizational matters of the Company, including the compensation of the Company’s executives. All members of the P&O Committee are independent directors. The P&O Committee met five times during 2012.

The P&O Committee devotes substantial time each year to executive compensation matters. It recommends and approves, with the participation and concurrence of the other independent directors of the Board, the compensation of the CEO. The CEO plays no role in setting his own compensation. The P&O Committee also reviews and approves the compensation recommended by the Global Human Resources function of the Company and the CEO for the other executive officers of the Company in accordance with the compensation programs described in the Compensation Discussion and Analysis section of this Proxy Statement. In reviewing and approving compensation for executive officers, the P&O Committee uses tally sheets that summarize all material components of compensation. The P&O Committee does not delegate any of its responsibilities regarding the consideration and determination of executive compensation.

The P&O Committee periodically retains the services of outside compensation consultants to provide it with objective, third party advice on the appropriateness of the Company’s compensation of the CEO and other senior executives. In 2009, the P&O Committee adopted a written policy regarding its selection and use of outside compensation consultants, a copy of which is available on the Company’s website. The policy contains the following key principles:

•	The P&O Committee selects all outside compensation consultants that provide advice to it, and directly retains such consultants, who report to and are solely responsible to the committee.

•

Such consultants may not provide any other services to the Company unless these are expressly approved by the P&O Committee in advance. The P&O Committee will approve such other services only if it concludes that providing them will not impair the ability of the consultant to provide objective and independent advice to the committee.

Since August 2008, the P&O Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook & Co.”) to advise it with respect to the CEO’s compensation and such other matters as the P&O Committee may direct, including the design of the 2013 Plan. Neither F.W. Cook & Co. nor any of its affiliates provides any other services to the Company. F.W. Cook & Co. works directly with the P&O Committee and its Chair and meets with the Committee in executive session. The P&O Committee conducted an assessment of whether the work of F.W. Cook & Co. during 2012 generated any conflict of interest, within the meaning of SEC rules, and concluded it did not.

During 2012 and early 2013, the Global Human Resources function of the Company purchased executive compensation survey data from Mercer Human Resources Consulting, Aon Hewitt and Towers Watson and used Aon Hewitt to provide change in control and similar calculations for this Proxy Statement. These providers were chosen because they are the leading providers in their fields and have global capabilities or consumer products industry experience.

Compensation Committee Interlocks and Insider Participation

During 2012, the following directors were members of the P&O Committee: Dr. Gayle and Messrs. Cahill, Kogan, Lewis, Reinhard and Sadove. None of the members of the P&O Committee has been an officer of the Company and none were employees of the Company during 2012, and none had any relationship with the Company or any of its subsidiaries during 2012 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the P&O Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors, among other responsibilities. A copy of the charter of the Nominating and Corporate Governance Committee, which describes this and other responsibilities of the committee, is available on the Company’s website at www.colgatepalmolive.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the NYSE listing standards and in Colgate’s own, stricter director independence standards.

The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time. The Company has engaged an international executive search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director nominees.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted the Independent Board Candidate Qualifications, a written statement of the criteria for Board membership that is used by the committee in evaluating individual director candidates. This statement outlines the qualities needed for Board membership, including experience in the fields of business, education and public service, international experience, educational achievement, strong moral and ethical character and diversity. In addition, prospective directors must satisfy the Company’s director independence standards and be willing and able to devote sufficient time to discharge their duties. A copy of the Independent Board Candidate Qualifications is available on the Company’s website.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and others if such candidates meet Colgate’s criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Company’s Secretary and should include a description of the qualifications of the proposed candidate. Any stockholder of the Company may also nominate a director in accordance with the information and timely notice requirements of the Company’s by-laws relating to stockholder nominations as described in “Questions and Answers about Colgate’s Annual Meeting—Who nominates the directors?” The Nominating and Corporate Governance Committee has approved ten director nominees for election at the 2013 Annual Meeting, all of whom are standing for reelection.

The foregoing report has been submitted by the members of the Nominating and Corporate Governance Committee: Delano E. Lewis (Chair), Helene D. Gayle, Ellen M. Hancock and Joseph Jimenez.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined by the SEC. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC’s criteria for audit committee financial experts.

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and reporting processes, including the Company’s internal control over financial reporting and the Company’s Internal Audit function. The committee also oversees the Company’s Global Ethics and Compliance function and the Company’s enterprise risk management process. A copy of the charter of the Audit Committee, which describes these and other responsibilities of the committee, is available on the Company’s website at www.colgatepalmolive.com. Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries and the results of their operations and cash flows in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee appointed PricewaterhouseCoopers LLP to audit the Company’s financial statements as of and for the year ended December 31, 2012 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012. The Audit Committee met eight times in 2012.

The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditors’ assessment of the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee has received the written disclosures of the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm, and received a letter from them confirming, their independence from management and the Company. The Audit Committee also met with management and the independent registered public accounting firm together and separately to discuss matters related to the design and operating effectiveness of the Company’s internal control over financial reporting.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

The foregoing report has been submitted by the members of the Audit Committee: John T. Cahill (Chair), Ellen M. Hancock, Richard J. Kogan and Stephen I. Sadove.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) discusses the compensation paid to the executive officers listed in the Summary Compensation Table of this Proxy Statement (the “Named Officers”), namely Ian Cook (Chairman, President and CEO), Dennis J. Hickey (Chief Financial Officer), Fabian T. Garcia (Chief Operating Officer, Global Innovation and Growth, Europe & Hill’s Pet Nutrition), Franck J. Moison (Chief Operating Officer, Emerging Markets & South Pacific) and P. Justin Skala (President, Colgate – Latin America). The key principles underlying the Company’s compensation philosophy are aligning pay and performance, driving strong business results, focusing on long-term shareholder return and attracting, motivating and retaining strong talent. In 2012, approximately 60-90% of total compensation paid to the Named Officers was performance-based. Annual and long-term incentive award payments vary based on the Company’s business performance and the value of equity awards also varies based on the performance of the Company’s Common Stock. The Company believes its practice of tying compensation to achievement of business goals has driven its strong performance year after year, resulting in increased shareholder value. The following charts demonstrate that cumulative total shareholder returns on the Company’s Common Stock have exceeded the cumulative total shareholder returns of the Industry Peer Group (as defined below) for each of the twenty-year, ten-year, five-year and one-year periods ended December 31, 2012 and have exceeded the S&P 500 Index for all but one of these periods.

The impact of the Company’s pay-for-performance philosophy can also be seen in the relationship between growth in the Company’s as adjusted non-GAAP earnings per share (a non-GAAP financial measure), a key performance measure in the Company’s compensation program, and the total direct compensation of Colgate’s CEO over the past three years, as the following charts demonstrate.

*

Please see Annex A to the Proxy Statement for a reconciliation of as adjusted non-GAAP earnings per share to earnings per share calculated in accordance with GAAP and page 23 for an explanation regarding the components of “total direct compensation.”

EXECUTIVE COMPENSATION

Pay for Performance Relative to Peers

On an annual basis, the Global Human Resources function of the Company prepares for the Personnel and Organization Committee of the Board (the “P&O Committee”) a detailed analysis of the relationship between pay and performance for the Named Officers. The analysis includes a three-year historical review of the relationship between the compensation paid to the Named Officers and Company performance relative to both the Industry Peer Group and the Comparison Group (as defined below) used in those years. The P&O Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook & Co.”), also reviews with the committee on an annual basis its analysis of the linkage between pay and performance, particularly with regard to CEO compensation, and may conduct additional pay-for-performance analyses throughout the year at the P&O Committee’s request. These reviews show a very strong link between Company pay and Company performance in terms of various key operating measures and total shareholder return. For example, during the three-year period from 2010-2012, the Company’s average total shareholder return, earnings per share growth, net sales growth and return on sales were between the 40th and 80th percentiles versus the Comparison Group and total direct compensation of the Company’s CEO in 2012 was at the 72nd percentile of the Comparison Group.

2012 Pay for Performance Overview

The P&O Committee selected the following performance measures to assess the performance of the Named Officers in 2012 and in the three-year performance period ending December 31, 2012:

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For annual incentive awards (paid in the form of cash bonuses): growth over the prior year in adjusted earnings per share on a currency neutral basis and in organic sales for officers with corporate-wide responsibilities and growth over the prior year in net sales and in net profit after tax for officers with divisional responsibilities;

•	For a supplemental annual incentive award (paid in the form of performance-based restricted stock): growth in adjusted earnings per share over the prior year relative to the Industry Peer Group;

•

For long-term incentive awards (paid in the form of performance-based restricted stock): compound annual growth in net sales and in adjusted earnings per share, each measured over the three-year performance period from 2010 to 2012 against targets established at the beginning of such three-year performance period; and

•

For a supplemental long-term incentive award (also paid in the form of performance-based restricted stock): total shareholder return relative to the 2010-2012 Industry Peer Group (as defined below), measured over the three-year performance period from 2010 to 2012.

The earnings-per-share measure (used for annual incentive awards for officers with corporate-wide responsibilities and for long-term incentive awards for all officers) and the net-profit-after-tax measure (used for annual incentive awards for officers with divisional responsibilities) were selected to ensure a strong focus on the Company’s overall profit goals and their underlying drivers of sales, cost control and financial efficiency. The net sales measure (used for long-term incentive awards for all officers and for annual incentive awards for officers with divisional responsibilities) and the organic sales measure (used for annual incentive awards for officers with corporate-wide responsibilities) were chosen to reflect the underlying momentum of the Company’s business and its ability to generate cash to reinvest in business-building activities and return value to stockholders. The earnings-per-share growth measure for the supplemental annual incentive award is relative to the Industry Peer Group and the total shareholder return measure for the supplemental long-term incentive award is relative to the 2010-2012 Industry Peer Group, which adds relative performance measures.

Annual Incentive Awards. Based on achieving Currency Neutral Earnings Per Share (as defined below) of $5.45 and organic sales growth (as defined below) of 5.8% in 2012, annual cash bonuses were 112% of salary for Dennis Hickey and Franck Moison, 120% of salary for Fabian Garcia and 341% of salary for Ian Cook (reflecting the Board’s desire for the CEO’s incentive compensation to represent a larger portion of his compensation mix). Based on achieving growth in Adjusted Net Profit After Tax (as defined below) and Adjusted Net Sales (as defined below) on a combined basis of 10.3% for Latin America, the annual cash bonus was 99% of salary for Justin Skala. These awards were paid at approximately the 50th to the 85th percentile of annual bonuses for similar jobs in the Comparison Group, based on the most recent data available to the Company.

Based on achieving growth in the Company’s Base Business Earnings Per Share (as defined below) over the prior year at the 50th percentile relative to the Industry Peer Group, the Named Officers received the supplemental annual incentive award for 2012 at 100% of their individual assigned award opportunities. These awards were granted in March 2013 in the form of restricted stock units that vest after two years.

Mr. Cook’s annual cash bonus payout of $4,140,720 for 2012 represents an increase of 64.6% versus his annual cash bonus payout of $2,516,313 for 2011. This variability reflects the Company’s philosophy that pay should vary based on performance. In 2011, the P&O Committee reduced Mr. Cook’s maximum annual cash bonus opportunity as a result of

EXECUTIVE COMPENSATION

the Company’s strategy to strengthen volume and market share while achieving lower earnings-per-share growth than in prior years. Because the Company intended to return to double-digit earnings-per-share growth, on a currency neutral basis, for 2012, the P&O Committee determined that a return to Mr. Cook’s previous maximum annual cash bonus opportunity was warranted. Based on achieving growth in Currency Neutral Earnings Per Share of 11.5% and organic sales growth of 5.8% in 2012, Mr. Cook’s annual cash bonus payout was just below his maximum annual cash bonus opportunity.

Long-Term Incentive Awards. Actual compounded annual growth in net sales and Base Business Earnings Per Share for the 2010-2012 performance cycle were 3.7% and 7.0%, respectively. Based on this performance, restricted stock awards to the Named Officers for the 2010-2012 performance cycle were 51.8% of their individual assigned award opportunities, prior to the supplemental award discussed below. This percentage payout represents a decrease of 29.4% versus the percentage payout of 73.4% for the 2009-2011 cycle, during which growth in net sales and earnings per share were 3.0% and 9.1%, respectively. For both cycles, compounded annual growth in net sales and Base Business Earnings Per Share of 6% and 11%, respectively, were required to achieve a payout at 100% of the assigned award opportunity. These targets were set at the beginning of each three-year performance cycle and were not revised to reflect the Company’s 2011 strategy to invest in the business to strengthen volume and market share while achieving lower earnings-per-share growth than in prior years or the Company’s 2012 strategy to focus on achieving double-digit earnings-per-share growth on a currency neutral basis as a result of expected unprecedented foreign currency volatility.

The Company’s total shareholder return of 37.4% for the 2010-2012 performance cycle qualified the Named Officers for the supplemental award equal to 25% of the individual assigned award opportunities because it was the second highest in the 2010-2012 Industry Peer Group. The Company’s total shareholder return was not in the top third of the 2010-2012 Industry Peer Group for the 2009-2011 performance cycle so the Named Officers did not receive the supplemental award for that period.

The long-term incentive awards, to the extent earned, are made in the form of restricted stock units, which are subject to additional time vesting following the three-year performance period. The combination of an additional three-year vesting period with the original three-year performance period underscores the Company’s focus on long-term results and commitment to pay for performance.

In 2012, the P&O Committee also approved annual stock option awards for the Named Officers. These awards were either at or within 12% of the guideline award levels, which are established annually based on a review of market data, historical stock price performance, expected award values and share utilization. Mr. Cook’s annual stock option award increased from 355,000 stock options to 400,000 stock options in 2012 as a result of the P&O Committee’s desire to target his total compensation at the median of the Comparison Group, with his long-term incentive compensation targeted above the median level, as described below.

CEO Total Direct Compensation. The Company’s strong operating performance, combined with the restoration of the CEO’s maximum annual cash bonus opportunity and the increase in his annual stock option award contributed to an increase in the CEO’s total direct compensation from $10,617,717 in 2011 to $14,846,895 in 2012. For purposes of this CD&A, Mr. Cook’s total direct compensation includes for each year his year-end salary, the amounts shown in the Summary Compensation Table in the columns “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” and the restricted stock award for the three-year performance cycle ending in that year, consistent with the way the P&O Committee analyzes Mr. Cook’s compensation. For 2012, Mr. Cook’s total direct compensation also includes the supplemental annual incentive award, paid in the form of performance-based restricted stock, that was granted in March 2013.

Additional Compensation Program Highlights

Highlighted below are compensation practices Colgate has implemented to drive Company performance and to align the interests of the Company’s executives with its stockholders.

What We Do

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Pay for Performance. Colgate’s executive compensation is tied to performance with clearly articulated financial goals. The P&O Committee conducts a comprehensive review of executive compensation using tally sheets prior to making annual compensation decisions to ensure pay and performance are aligned.

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Competitive Compensation Programs. Colgate regularly benchmarks its compensation programs and designs the programs to compensate employees at the median level, with above median payouts for superior performance.

EXECUTIVE COMPENSATION

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Robust Stock Ownership Guidelines. Colgate maintains stringent stock ownership guidelines for members of senior management, requiring the CEO to own Colgate stock equal in value to eight times his annual salary and the other Named Officers to hold Colgate stock in amounts equal to four times their annual salaries.

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Ability to “Claw Back” Compensation. Colgate’s clawback policy permits recoupment of incentive awards made to executive officers if the financial results on which such awards were based are subsequently restated and the executive officer’s intentional misconduct contributed to the restatement.

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Non-Performance-Based Compensation Elements are Insignificant. Executive perquisites represent less than 1% of the total compensation for each Named Officer reflected in the Summary Compensation Table.

What We Don’t Do

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Incentives Do Not Encourage Excessive Risk-Taking. The Company’s incentive programs do not contain features that may encourage excessive risk-taking, such as multi-year guaranteed bonuses or high pay opportunities relative to peer companies. In addition, the Company utilizes multiple performance measures for long-term incentives.

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No Executive Employment Agreements. The Company does not have employment agreements with its Named Officers, meaning they are not entitled to minimum base salaries, guaranteed bonuses or guaranteed levels of equity or other incentives.

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Hedging and Pledging of Colgate Stock is Prohibited. Colgate’s hedging policy prohibits the Named Officers from engaging in transactions that hedge against declines in the value of Colgate stock, strengthening the alignment between stockholders and executives. Further, Colgate’s pledging policy prohibits the Named Officers from pledging Colgate stock to prevent forced sales of Colgate stock by Colgate’s directors and officers.

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No Backdating or Repricing of Stock Options. The Company makes annual equity awards at the same predetermined times each year. Equity awards, including stock options, are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

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No Tax Gross-Ups on Perquisites or Severance. As noted above, perquisites are modest and any personal income taxes due as a result of perquisites provided to executives are the responsibility of the executives. In addition, the Company’s Severance Plan does not provide for tax gross-ups on severance payments.

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No Single Trigger Severance Payments under the Company’s Severance Plan. Severance payments under the Company’s Severance Plan are payable only if an executive’s employment is terminated (actually or constructively) following a change in control.

Compensation Philosophy

Colgate believes that people are the most important driver of its business success and, accordingly, views compensation as an important tool to motivate leaders at all levels of the organization. Outlined below are the principles underlying Colgate’s executive compensation programs and examples of specific program features used to implement those principles:

Deliver pay for performance:	•	Payouts vary based upon the degree to which performance measures are achieved.
	•	Multiple performance measures are used to ensure a focus on overall Company performance.
	•	Colgate does not guarantee minimum base salaries, bonuses or levels of equity or other incentives for its Named Officers, through employment agreements or otherwise.

Drive strong business results:	•	Selecting performance measures, such as growth in net sales and earnings per share, that are key metrics for investors fosters profitable growth and increases shareholder value.
•

Using performance measures tied to Colgate’s operating goals, the achievement of which the Named Officers have the ability to influence, motivates the Named Officers to achieve strong business results.

EXECUTIVE COMPENSATION

Focus on long-term shareholder return:	•	Colgate’s performance-based restricted stock award program has a three-year performance period followed by an additional three-year vesting period, driving a focus on long-term results.
	•	A significant portion of the Named Officers’ total compensation is paid in equity (50-65% in 2012), aligning the interests of the Named Officers with those of stockholders.
	•	Stock ownership guidelines require that executives maintain significant levels of stock ownership, further strengthening the focus on long-term shareholder return.
•

Colgate provides a supplemental performance-based restricted stock award to the Named Officers if Colgate’s three-year total shareholder return is in the top third when compared to the Industry Peer Group, directly tying a portion of the Named Officers’ compensation to relative shareholder return.

Attract, motivate and retain strong talent:	•	Colgate regularly benchmarks its compensation programs and designs the programs to compensate executives at the median level, with above median payouts for superior performance.
	•	Individual performance influences salary increases, motivating the Named Officers to perform at the highest levels.
	•	Colgate rewards employees for strong performance, including through supplemental awards based on total shareholder return when Colgate outperforms its peers.

The P&O Committee devotes substantial time and attention throughout each year to executive compensation matters to ensure that compensation is aligned with the Company’s performance and the best interests of stockholders. As discussed in more detail below, the P&O Committee’s well-balanced and disciplined approach includes regular reviews with its independent compensation consultant and careful benchmarking to ensure that Colgate’s compensation is effective in attracting, retaining and motivating high quality talent, is supported by underlying performance and is reasonable relative to the Company’s peers. In reviewing and approving compensation for the Named Officers, the P&O Committee considers all material components of compensation as well as comprehensive reports that provide background on market practices. The purpose of these materials is to bring together all of the elements of actual and potential future compensation of the Named Officers, so that the P&O Committee may review individual elements of compensation, including compensation mix, as well as the aggregate amount of total compensation.

In designing its compensation programs, the Company seeks to preserve tax deductibility, including under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the extent possible, taking into account the primary objectives of the compensation program outlined above. Of the incentive compensation components currently awarded by the Company, the annual incentive, stock option and performance-based restricted stock awards are all generally deductible under Section 162(m).

This CD&A discusses the compensation paid to the Named Officers. The compensation programs described, however, apply more broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different salary grade levels and job responsibilities. The Company believes that this approach helps to align Colgate people into one global team sharply focused on the Company’s performance objectives and key strategic initiatives.

Role of Independent Compensation Consultant

In addition to the annual review of the pay-for-performance analysis prepared by the Company’s Global Human Resources function discussed above, the P&O Committee regularly reviews the Company’s executive compensation programs with the P&O Committee’s independent compensation consultant, F.W. Cook & Co., which was retained beginning in August 2008 to advise the P&O Committee with respect to CEO compensation and other executive compensation matters. As a first step in supporting the P&O Committee, F.W. Cook & Co. conducted an introductory review of Colgate’s executive compensation programs and advised the P&O Committee that it found the programs to be structurally sound, fair and balanced in comparison to similarly situated companies and to effectively support Colgate’s business strategy and executive compensation philosophy as described herein. Since conducting this initial review in 2008, F.W. Cook & Co. has been actively involved in advising the P&O Committee on the setting of target compensation levels, the design of the Company’s variable incentive plans, the setting of applicable performance goals and ensuring that there is a strong positive relationship between earned compensation and performance, as measured by operating results and changes in shareholder value.

EXECUTIVE COMPENSATION

CEO Compensation Review

In 2012, the P&O Committee worked with F.W. Cook & Co. to determine the appropriate level of direct compensation for Mr. Cook, based on his individual and overall Company performance. Following this review, which also took into account Colgate’s compensation philosophy, competitive data from the Comparison Group (described below) and market trends, and consistent with its approach in each year since 2008, the P&O Committee determined in March 2012 to set Mr. Cook’s overall target direct compensation (salary, annual bonus and long-term incentives) at the median of the Comparison Group for 2012, with the possibility of above-median compensation based on superior performance and below median compensation if performance fell below expectations. In addition, the P&O Committee decided to set the cash portion of Mr. Cook’s target direct compensation (salary and annual bonus combined) below median and the long-term equity incentive portion (stock options and restricted stock) above median to ensure a strong link between pay and long-term performance. In making these determinations, the P&O Committee worked together with the other independent directors of the Board.

Consistent with its intent to maintain Mr. Cook’s target direct compensation at the median of the Comparison Group, in March 2012 the P&O Committee determined to increase Mr. Cook’s salary, annual bonus opportunity, annual stock option award and long-term incentive target. Under Mr. Cook’s leadership, the Company has continued to achieve strong financial and business performance. Because his 2011 salary was below the 25th percentile relative to the Comparison Group, and in light of Mr. Cook’s sustained performance and demonstrated leadership, the P&O Committee determined that a salary increase of 2.8% and an increase in assigned bonus award opportunity from 150% to 160% of salary were warranted. In 2011, the P&O Committee reduced Mr. Cook’s maximum annual cash bonus opportunity to 1.5 times his assigned bonus award opportunity as a result of the Company’s strategy to strengthen volume and market share while achieving lower earnings-per-share growth than in prior years. Because the Company intended to return to double-digit earnings-per-share growth, on a currency neutral basis, for 2012, the P&O Committee determined that a return to Mr. Cook’s previous maximum annual cash bonus opportunity of two times his assigned award opportunity was warranted. Combined, these changes to Mr. Cook’s salary and annual bonus opportunity resulted in the cash portion of Mr. Cook’s target direct compensation continuing to be set below the median of the Comparison Group. Consistent with its intent to set the long-term equity incentive portion of Mr. Cook’s target direct compensation above the median of the Comparison Group, the P&O Committee determined that it was appropriate to increase Mr. Cook’s annual stock option award and long-term incentive target in 2012.

The Compensation Comparison Group

Colgate uses comparative compensation data from a group of other leading companies, referred to in this CD&A as the “Comparison Group,” as a point of reference in designing its compensation programs and in setting compensation levels. The P&O Committee does not use this comparative data as the determinative factor in setting compensation levels but rather as a single component in its effort to verify that the Company’s compensation programs are reasonable and competitive in light of compensation levels at similarly situated companies.

The Comparison Group is selected to include companies of similar size and complexity to the Company and to represent both the market for executive talent in which the Company competes as well as the Company’s peer companies from a performance perspective. It consists primarily of consumer products companies with product portfolios primarily consisting of globally recognized brands, including those companies making up the Industry Peer Group (other than Beiersdorf AG, with which the Company does not compete for talent) and other select companies that are similarly situated to the Company in terms of overall size or performance against relevant measures. The Company’s revenues and market capitalization fall between the median and the 75th percentile of the Comparison Group. The companies comprising the Comparison Group are approved by the P&O Committee after taking into account observations and recommendations of management and the Committee’s independent compensation consultant. For 2012, the P&O Committee determined to revise the Comparison Group to add Reckitt Benckiser Group plc, one of the Company’s global competitors with a strong international presence, and to remove companies whose core business is less directly comparable to the Company’s (3M Company) or that had become less appropriate comparisons with the Company following corporate reorganizations (Anheuser-Busch InBev and Sara Lee Corporation). The Comparison Group for 2012 therefore consisted of the following 16 companies:

EXECUTIVE COMPENSATION

Comparison Group
Avon Products, Inc.	Johnson & Johnson
Campbell Soup Company	Kellogg Company
The Clorox Company	Kimberly-Clark Corporation
The Coca-Cola Company	Kraft Foods, Inc.*
ConAgra Foods, Inc.	PepsiCo, Inc.
The Estee Lauder Companies, Inc.	The Procter & Gamble Company
General Mills, Inc.	Reckitt Benckiser Group plc
H.J. Heinz Company	Unilever

*

As of October 1, 2012, Kraft Foods, Inc. completed the spin-off of Kraft Foods Group, Inc. and changed its name to Mondelez International, Inc. Both companies will be part of the Comparison Group for 2013.

Compensation data is collected for these companies for all of the Company’s three primary compensation components (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate, as well as for indirect compensation elements such as perquisites and retirement benefits.

The Company’s average total shareholder return, earnings-per-share growth, net sales growth, return on sales and CEO total direct compensation relative to the Comparison Group during the three-year period from 2010-2012 were as follows:

Percentile

Earnings-per-share growth	68th
Net sales growth	40th
Total shareholder return	63rd
Return on sales	80th
CEO total direct compensation	72nd

The Industry Peer Group

Colgate regularly reviews its performance against a group of peer companies, referred to in this CD&A as the “Industry Peer Group.” The P&O Committee uses this peer group for purposes of making awards that are based on relative performance measures, including the supplemental long-term incentive award based on relative shareholder return and, in 2012, the supplemental annual incentive award based on relative growth in earnings per share.

The Industry Peer Group is selected to represent companies that are in the same industry as Colgate and that are comparable to Colgate from an investment perspective. The P&O Committee believes it is relevant to compare Colgate’s financial performance against these companies because it is likely that Colgate’s shareholders are comparing Colgate’s performance to a similar group of companies when making investment decisions.

Prior to 2012, the Industry Peer Group consisted of Avon Products, Inc., The Clorox Company, Kimberly-Clark Corporation, The Procter & Gamble Company and Unilever (N.V. and plc). This historical industry peer group is referred to in this CD&A as the “2010-2012 Industry Peer Group.” In March 2012, to reflect the global marketplace in which Colgate competes, the P&O Committee determined to add two additional companies that compete with Colgate globally and are particularly strong competitors internationally, Beiersdorf AG and Reckitt Benckiser Group plc. The Industry Peer Group for 2012 therefore consisted of the following companies:

Industry Peer Group
Avon Products, Inc.	The Procter & Gamble Company
Beiersdorf AG	Reckitt Benckiser Group plc
The Clorox Company	Unilever (N.V. and plc)
Kimberly-Clark Corporation

Because the P&O Committee established the performance measures for the 2010-2012 performance cycle at the beginning of 2010, the peer group against which Colgate’s total shareholder return is evaluated for purposes of determining whether the Named Officers earned the supplemental long-term incentive award for the 2010-2012 performance period is the 2010-2012 Industry Peer Group.

EXECUTIVE COMPENSATION

The Company’s average total shareholder return, earnings-per-share growth, net sales growth and return on sales relative to the Industry Peer Group during the three-year period from 2010-2012 were as follows:

Percentile

Earnings-per-share growth	65th
Net sales growth	61th
Total shareholder return	57th
Return on sales	86th

Compensation Components

Compensation Mix

Colgate’s executive compensation programs consist of the following three primary components:

•	Base salary;

•	Annual incentives payable in the form of cash bonuses and, for 2012, a supplemental annual incentive paid in the form of performance-based restricted stock; and

•	Long-term incentives payable in the form of stock options and performance-based restricted stock.

In allocating compensation among these three components, the Company seeks to provide reasonable and competitive levels of fixed compensation (i.e., salary), while emphasizing performance-based compensation that varies based on overall Company or business unit performance and/or the performance of the Company’s Common Stock. Accordingly, as the following chart illustrates, of the compensation awarded for 2012, base salaries for the Named Officers other than the CEO represented approximately 20-25% of the three compensation components noted above, and incentive compensation, both annual and long-term, represented approximately 75-80%, while the base salary for Mr. Cook represented approximately 10% of the three components noted above and incentive compensation represented approximately 90%. The compensation mix for Mr. Cook reflects the P&O Committee’s belief, as described above, that a larger portion of his compensation should be variable and tied to Company performance.

The mix between annual incentive pay (cash bonus and, for 2012, restricted stock) and long-term incentives (stock options and performance-based restricted stock) is determined based on competitive practice (as discussed in the Compensation Comparison Group section above) and Colgate’s desire to focus, first, on long-term performance and shareholder value and, second, on annual performance. Within the long-term incentive category, the target mix for the Named Officers is weighted more heavily towards stock options because such awards provide value to executives only to the extent that the Company’s stock price appreciates, thereby providing an effective link to changes in shareholder value that align the interests of executives and stockholders. The Company’s compensation philosophy and competitive practice also drive determinations about total compensation levels for the Named Officers.

EXECUTIVE COMPENSATION

In addition to the three primary components of compensation discussed above, the Company provides its executive officers, including the Named Officers, with limited perquisites that represent less than 1% of the total compensation for each Named Officer shown in the Summary Compensation Table. For the Named Officers, such perquisites consist primarily of an annual allowance of up to $11,500 to be used for financial planning or tax preparation and planning, an annual physical exam and, in the case of Mr. Cook, the use of a Company car and driver. The Company implemented this allowance plan, which is available to approximately 800 employees with allowance amounts varying based on salary grade level, over 20 years ago to ensure transparency and uniformity of treatment for all executives regarding perquisites. For more information on perquisites provided to the Named Officers in 2012, see note 6 to the Summary Compensation Table. Any personal income taxes due as a result of these perquisites are the responsibility of the Named Officers.

The compensation and benefits payable to the Named Officers in the event of retirement, severance and change in control are described on pages 43 to 44 and 48 to 50. The Company’s retirement programs are designed to provide the Company’s long-serving, retiring employees with fair and adequate replacement income based on then-prevailing market practice. The Named Officers participate in the same retirement programs that are available to other U.S. employees, with supplemental benefits provided to make up benefits under plans that are subject to certain limits under the Internal Revenue Code. Retirement benefits for all of the Named Officers other than Mr. Garcia, who joined the Company in 2003, are calculated based on a formula available to salaried employees who were employed by the Company on June 30, 1989. The Company’s severance program is designed to provide participants with reasonable compensation if their employment is terminated in the event of a change in control or at the Company’s convenience other than for cause. The potential payments and benefits under these various programs did not influence the decisions discussed in the balance of this CD&A regarding the setting of salary, annual bonus and long-term incentives for the Named Officers since these programs serve very different purposes.

Base Salary

Base salaries for the Named Officers and all other employees are based on established salary ranges for each grade level. The CEO’s salary is set independently by the P&O Committee, without the involvement of the CEO. The P&O Committee reviews salaries for the other Named Officers based on recommendations from the Global Human Resources function and the CEO in accordance with the established salary ranges and the guidelines described below.

Since base salaries are designed to provide a reasonable, competitive level of fixed compensation, the mid-point of each salary range is set at the median pay level for similar jobs at companies in the Comparison Group. Salaries above the median are available for key contributors to the success of the Company and long-tenured exceptional performers. Setting salaries in the median range or above mitigates pressure that might otherwise exist to support short-term focused or higher-risk business strategies if fixed compensation were set materially below market rates.

Decisions regarding where in the range a particular individual’s salary should be and whether his or her salary should be increased during the year are based on the following factors:

•	Colgate’s annual salary budget guidelines;

•	Company or business unit performance, as applicable;

•	Assumption of new responsibilities;

•	Data from the Comparison Group; and

•	Individual performance, elements of which include:

•

the individual’s ability to translate the Company’s four strategic initiatives (Engaging to Build Our Brands, Effectiveness and Efficiency, Innovation for Growth and Leading to Win) into specific strategies applicable to his or her function, to communicate those strategies clearly and effectively to his or her team and, working with his or her team, to deliver results against those strategies that help the Company achieve its performance objectives and strategic initiatives; and

• other performance measures, such as the successful launch of innovative new products, increases in market share of Colgate products, geographic expansion and increases in productivity.

All of the Named Officers are high-performing executives, most of them with long tenure at the Company. Accordingly, in 2012, salaries for the Named Officers other than Mr. Cook ranged between approximately the 40th and 75th percentile of salaries for similar jobs in the Comparison Group based on the most recent data available to the Company. Each of the Named Officers other than Mr. Cook received a promotion during 2012. The increases in their salaries in 2012 were the result of these promotions and, in the case of Messrs. Garcia and Moison, the assumption of new responsibilities.

EXECUTIVE COMPENSATION

Mr. Cook’s salary for 2012 was increased by 2.8%. His salary remains below the 50th percentile for CEOs in the Comparison Group because the P&O Committee has determined in Mr. Cook’s case to place greater emphasis on variable compensation, especially equity and long-term incentives (performance-based restricted stock and stock options), than on cash compensation (salary and annual bonus) to provide an especially strong link between pay and performance.

Annual Incentives—Cash Bonuses and Performance-Based Restricted Stock

Overview. Annual incentive awards are awarded under the stockholder-approved Executive Incentive Compensation Plan (the “EICP Plan”). Beginning in 2012, to facilitate compliance with the requirements of Section 162(m) of the Internal Revenue Code, the P&O Committee used a pooling method under the EICP Plan to establish the maximum annual incentive award opportunity for each Named Officer. The annual incentive pool is funded with an amount equal to 0.75% of the Company’s 2012 adjusted net income. Pre-established EICP Plan procedures require the adjustment of the net-income measure for the effects of the following, as applicable: accounting changes, restructuring charges, gains or losses on the sales of businesses and other unusual, non-recurring items. This practice is consistent with Colgate’s public filings, in which the impact of these items is discussed separately. Adjusted net income for 2012 excludes charges resulting from the implementation of various business realignment and other cost-saving initiatives, the sale of land in Mexico and the Company’s four-year Global Growth and Efficiency Program.

Each Named Officer is allocated a portion of the annual incentive pool, applying a percentage established by the P&O Committee at the beginning of the year, from which the P&O Committee grants individual awards to each Named Officer. The P&O Committee has discretion to reduce, but not to increase, annual incentive awards from this level. For 2012, the P&O Committee established two categories of annual incentive awards at the beginning of the year—cash bonuses and performance-based restricted stock—and determined actual individual annual incentive awards based on pre-established performance measures, as described below.

Cash Bonuses

Award Opportunities. Cash bonuses are designed to reward performance over a one-year period against one or more pre-established performance measures set by the P&O Committee at the beginning of the year. Awards are determined by the P&O Committee based on audited financial results available early in the following year based on achievement against the designated goals.

Executives, including the Named Officers, are each assigned a bonus award opportunity, which is based on salary grade level, expressed as a percentage of base salary and generally set at or below the median of the Comparison Group. Assigned award opportunities are established for each Named Officer to ensure that the portion of annual cash compensation (i.e., salary plus cash bonus) that is based on performance increases with the level of responsibility. This is intended to ensure that the executives who are most responsible for managing the Company and establishing its strategic plan are held most accountable to stockholders. For 2012, Mr. Cook’s assigned bonus award opportunity was 160% of base salary, Mr. Garcia’s assigned bonus award opportunity was 75% of base salary, the assigned bonus award opportunities for Messrs. Hickey and Moison were 70% of base salary and Mr. Skala’s assigned bonus award opportunity was 68.3% of based salary. The formula-driven award payouts depend upon performance against the pre-established measures discussed below and range from zero, if performance falls below a threshold level, to a maximum of two times the assigned award opportunity for Mr. Cook and the Named Officers with divisional responsibilities (Mr. Skala) and 1.5 times the assigned award opportunity for the Named Officers with corporate-wide responsibilities (Messrs. Hickey, Garcia and Moison). Mr. Cook’s maximum payout level is set at a higher level than the other Named Officers with corporate-wide responsibilities because his salary is set below the median of the Comparison Group. The higher maximum provides an opportunity for Mr. Cook to receive above median cash compensation, but only when the Company exceeds its performance goals. In addition, the annual cash bonuses for 2012 for the Named Officers with corporate-wide responsibilities were subject to a 10% adjustment based on performance against the pre-established organic sales growth measure discussed below. The annual cash bonuses for 2012 for all of the Named Officers also were subject to a 10% downward adjustment if certain key global ethics and compliance objectives were not met. These ethics and compliance objectives were achieved in 2012.

Performance Measures and Bonus Payouts.

Named Officers with Corporate-Wide Responsibilities. Earnings per share is the primary performance measure for annual cash bonuses for the Named Officers with corporate-wide responsibilities, including the CEO. In 2012, an additional performance measure based on organic sales growth was added. The earnings-per-share measure was selected to create a strong focus on the Company’s overall profit goal and its underlying drivers of sales, cost control and financial efficiency. Earnings per share also is a key measure followed by investors. The organic sales growth measure was selected because it reflects the underlying momentum of the Company’s business.

EXECUTIVE COMPENSATION

Pre-established EICP Plan procedures require the adjustment of the earnings-per-share measure for the effects of the following, as applicable: accounting changes, restructuring charges, gains or losses on the sales of businesses and other unusual, non-recurring items (as adjusted, the “Base Business Earnings Per Share”). This practice is consistent with Colgate’s public filings, in which the impact of these items is discussed separately. The Base Business Earnings Per Share for 2012 excludes charges resulting from the implementation of various business realignment and other cost-saving initiatives, the sale of land in Mexico and the Company’s four-year Global Growth and Efficiency Program. As a result of the unprecedented foreign currency exchange volatility forecasted at the beginning of 2012, the Company’s budgeted earnings-per-share growth targets were set on a currency neutral basis, consistent with how such targets were publicly disclosed. Therefore, when the P&O Committee established the performance targets at the beginning of 2012, it determined that, for purposes of calculating annual bonus awards, the Base Business Earnings Per Share for 2012 would also be adjusted to reflect foreign exchange at the foreign exchange spot rates on January 25, 2012 used to calculate the foreign currency impact on projected 2012 earnings per share referenced in the Company’s earnings release issued on January 26, 2012 (as adjusted, the “Currency Neutral Earnings Per Share”). Based on the Company’s 2012 business strategy to invest in the business to strengthen volume and market share while achieving earnings-per-share growth at a double-digit rate on a currency neutral basis, a Currency-Neutral-Earnings-Per-Share goal of $5.38, or 10.2% growth over the prior year, was set.

In 2012, the P&O Committee determined to adjust the annual bonuses for the Named Officers with corporate-wide responsibilities (irrespective of the maximum opportunities discussed above) up or down based on organic sales growth performance. If Colgate’s organic sales growth in 2012 over the prior year was greater than or equal to 6.5% bonuses would increase by 10% or would decrease by 10% if Colgate’s organic sales growth was less than or equal to 2.5%. For organic sales growth between 2.5% and 6.5%, the award modifier would be interpolated on a linear basis. Organic sales is defined as net sales, adjusted for the impact of foreign exchange, acquisitions and divestitures.

Colgate’s Currency Neutral Earnings Per Share was $5.45 in 2012 (representing 11.5% growth over the prior year) and, consequently, the P&O Committee approved maximum bonus awards for the Named Officers (prior to application of the organic sales growth modifier). Colgate’s organic sales growth in 2012 was 5.8%, and thus fell just below the 6.5% required to generate the maximum award modifier of 10% described above. Based on achieving this organic sales growth, the modifier was interpolated on a linear basis and the annual bonus for each of the Named Officers was increased by 6.5%. Therefore, the annual cash bonuses for Mr. Hickey and Mr. Moison equaled 112% of their respective salaries and for Mr. Garcia equaled 120% of salary. In each case, the cash bonus represented 160% of their assigned award opportunities. Mr. Cook’s annual bonus equaled 341% of salary, or 213% of his assigned award opportunity. These awards were paid at approximately the 50th to the 85th percentile of annual bonuses for similar jobs in the Comparison Group, based on the most recent data available to the Company.

Named Officers with Divisional Responsibilities. Net sales and net profit after tax are the performance measures for annual cash bonuses for the Named Officers with divisional responsibilities (Mr. Skala, who served as President, Colgate - Latin America during 2012). These measures were chosen because the Company believes that net sales and net profit after tax together reflect the underlying momentum of the business unit and its ability to return value to stockholders.

The performance measures for Mr. Skala’s annual bonus, representing 100% of his award opportunity and weighted equally, were growth in net sales and net profit after tax of Colgate’s Latin America division. Pre-established EICP Plan procedures require the adjustment of the net-sales and net-profit-after-tax measures for the effects of the following, as applicable: accounting changes, restructuring charges, gains or losses on the sales of businesses and other unusual, non-recurring items (as adjusted, “Adjusted Net Sales” and “Adjusted Net Profit After Tax”). For 2012, the net-sales and net-profit-after-tax measures were adjusted for the effects of a change in law in Venezuela and the sale of the Company’s laundry detergent business in the Dominican Republic. For Mr. Skala to earn a bonus in 2012 at the maximum level, growth in Adjusted Net Sales and Adjusted Net Profit After Tax for Latin America on a combined basis had to be at least 16.1%.

Growth in Adjusted Net Sales and Adjusted Net Profit After Tax for Latin America was 10.3% on a combined basis. Accordingly, the formula-driven award for Mr. Skala was 99% of base salary, or 145% of his assigned award opportunity. This bonus award was paid at approximately the 64th percentile of annual bonuses for similar jobs in the Comparison Group, based on the most recent data available to the Company.

Performance-Based Restricted Stock Award

Award Opportunities. For 2012, the P&O Committee determined to provide executives, including the Named Officers, with a supplemental annual award opportunity based on Colgate’s performance against the Industry Peer Group. The supplemental annual award was designed to reward executives for achieving growth in Base Business Earnings Per Share over a one-year period at or above the 50th percentile of comparable earnings-per-share growth of the Industry

EXECUTIVE COMPENSATION

Peer Group over the same period. Awards are determined by the P&O Committee based on audited financial results available early in the following year based on achievement against the designated goal. Awards, if earned, are payable in shares of restricted stock that vest two years after grant.

Executives, including the Named Officers, were each assigned a supplemental award opportunity, which was based on salary grade level and expressed as a percentage of the midpoint of the salary range for the grade level. The formula-driven award payouts depended upon performance against the relative earnings-per-share growth measure and range from zero, if Colgate’s earnings-per-share growth was below the 50th percentile relative to the Industry Peer Group, to two times the assigned award opportunity, if Colgate’s earnings-per-share growth was at or above the 75th percentile relative to the Industry Peer Group. Executives received their assigned award opportunities if Colgate’s earnings-per-share growth was at the 50th percentile relative to the Industry Peer Group. Mr. Cook’s assigned award opportunity was 77.5% of salary grade midpoint, Mr. Garcia’s assigned award opportunity was 31.25% of salary grade midpoint, the assigned award opportunities for Messrs. Hickey and Moison were 30% of salary grade midpoint and Mr. Skala’s assigned award opportunity was 28.75% of salary grade midpoint. If Colgate’s earnings-per-share growth was between the 50th and 75th percentiles relative to the Industry Peer Group, awards were interpolated on a linear basis.

Award Payouts. Growth in Colgate’s Base Business Earnings Per Share of 6.6% was at the 50th percentile relative to the Industry Peer Group. Therefore, the restricted stock awards to the Named Officers equaled their individual assigned award opportunities and they received the following numbers of shares: Mr. Cook—8,159; Mr. Hickey—1,753; Mr. Garcia—2,194; Mr. Moison—1,911; and Mr. Skala—1,545. Since these awards were granted in March 2013, after results were known, they are not shown in column (e) (“Stock Awards”) of the Summary Compensation Table, which reflects awards granted during 2012, 2011 and 2010.

Restricted Stock Terms. For all of the Named Officers, the above restricted stock awards vest and are distributed as shares of Common Stock two years from the date of the award. Awards are forfeited if the recipient terminates his employment with the Company, other than through retirement, prior to the end of the two-year vesting period. For more information regarding the effect of various types of termination of employment on the vesting of outstanding equity awards, including restricted stock awards, see pages 49 to 50. Recipients of restricted stock awards do not have voting rights or receive dividends until the awards vest. During the vesting period, since the performance goals have been met, even though the award is subject to a further vesting requirement, dividend equivalents in the form of additional shares of restricted stock accrue at the same rate that dividends are paid on the Company’s Common Stock, to be distributed as shares together with the underlying award.

Long-term Incentives

Overview. Colgate’s long-term incentive compensation is designed to focus the Named Officers and other Colgate executives on shareholder value and to reward their contribution to the long-term growth and performance of the Company. Colgate uses two types of long-term incentives for the Named Officers, both paid in the form of equity: stock options and performance-based restricted stock. Stock options and performance-based restricted stock are used to balance and support all of the key objectives discussed on pages 24 to 25. Because their value is solely dependent on appreciation in share price, stock options strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between the Named Officers and stockholders. The use of performance-based restricted stock ensures that the amount of long-term incentive compensation granted is tied directly to both increases in shareholder value and the achievement of critically important multi-year performance objectives. Due to the multi-year vesting requirements, all of Colgate’s long-term incentives support the goal of retaining the Named Officers.

Consistent with Colgate’s longstanding practice of encouraging stock ownership at all levels of the organization to reward employees for the long-term value they create and to create common interests between management and stockholders, long-term equity grants are the largest component of total compensation for the Named Officers. In general, following a review of the practices of the Comparison Group, long-term incentives are targeted at or below the median of the Comparison Group, with above-median awards available based on superior performance. In 2012, Colgate’s annual stock option and restricted stock utilization for all awards was 1.3% of outstanding stock, placing it at the 70th percentile of the Comparison Group based on the most recently available market data at the time these awards were granted.

Equity Grant Process and Policies. The Company makes annual equity awards at the same predetermined times each year, at regularly scheduled P&O Committee meetings in the first and third quarters. The calendar for such meetings is set in July of the preceding year. Equity awards for new hires or newly promoted employees or special awards for recognition or retention purposes are made at the next regularly scheduled Board or P&O Committee meeting after the hire, promotion or recognition or retention recommendation is made. The grant date of any award is the

EXECUTIVE COMPENSATION

date of the Board or P&O Committee meeting, as applicable, at which such award is approved, and the grant price of any award is never less than the closing price of the Company’s Common Stock on the date of grant.

Stock Options

Overview. Stock options are granted under the stockholder-approved 2005 Employee Stock Option Plan. The number of stock options granted to individual executives is determined based on guidelines set for each salary grade level. Established annually, the stock option guidelines are determined based on a review of market data, historical stock price performance, expected award values and share utilization. Actual awards may vary from such guidelines based on a qualitative assessment of factors similar to those used to determine salary, including each individual’s performance, the performance of the business unit or function for which they are responsible and the assumption of new job responsibilities. (See discussion of salary beginning on page 29.) As with other compensation decisions, in the case of the CEO, the P&O Committee makes such assessment with the participation and concurrence of the other independent directors of the Board. In the case of the other Named Officers, the P&O Committee reviews, and approves awards taking into account the recommendations of the Global Human Resources function and the CEO.

Stock Option Grants. During 2012, stock option grants to Colgate’s Named Officers were either at or within 12% of the guideline award level. Variations from the guideline award level were based on strong individual, business unit and/or Company performance, recent promotions and internal pay equity considerations. See column (j) of the Grants of Plan-Based Awards Table for the number of stock options granted to the Named Officers in 2012. As discussed above, Mr. Cook’s award for 2012 was increased from 355,000 stock options to 400,000 stock options.

Performance-Based Restricted Stock Awards

Award Opportunities. Performance-based restricted stock awards are made to executive officers, including the Named Officers, under the stockholder-approved EICP Plan.

Each year, at the beginning of a three-year measurement cycle, the P&O Committee approves a set of performance goals and assigns each Named Officer a restricted stock award opportunity, expressed as a percentage of the midpoint of the salary range for his grade level. The Named Officers are also eligible for a supplemental award equal to 25% of their assigned award opportunities based on total shareholder return versus the 2010-2012 Industry Peer Group. At the conclusion of each three-year cycle, actual performance is measured against the pre-established performance goals to determine the award value. The award value is calculated in dollars and then converted into restricted stock awards by dividing the dollar value by the then-current share price. The P&O Committee has discretion to adjust the calculated awards downward, but not upward. Awards are made in the form of restricted stock units, which are subject to an additional three-year vesting period, during which time the recipient must remain employed by the Company unless he or she is eligible for retirement. At the conclusion of the vesting period, awards are distributed in the form of shares of Common Stock. The combination of this additional three-year vesting period with the original three-year performance period underscores the Company’s focus on long-term results and commitment to pay for performance.

As noted above, assigned award opportunities are set as a percentage of the midpoint of the salary range for the executive’s grade level and are expressed in dollars. For the 2010-2012 measurement cycle, Mr. Cook’s assigned award opportunity was 310% of his salary grade midpoint, and the assigned award opportunity for the other Named Officers ranged from 115% to 130% of salary grade midpoint. Depending upon performance against the pre-established measures discussed below, including the supplemental measure based on total shareholder return versus peers, actual award payouts range from zero, if performance falls below a certain level, to a maximum of two times the assigned award opportunity.

Performance Measures and Award Payouts. The performance measures used are compounded annual growth in net sales and earnings per share over the three-year measurement period. The earnings-per-share measure is subject to the same required adjustments applicable to the annual incentive awards discussed on pages 30 to 31. The two measures of net sales and earnings-per-share growth were chosen based on the Company’s view that together they reflect the underlying momentum of the Company’s business and its ability to generate cash to reinvest in business-building activities and return value to stockholders.

A “Profitable Growth Matrix,” approved by the P&O Committee for each performance cycle, sets forth the percentage of the assigned award opportunity that will be paid for various levels of compounded annual growth in net sales and earnings per share over the three-year measurement period. The payout levels reflected in the Profitable Growth Matrix are selected to support the sales and earnings-per-share goals that the Company has set for itself in its multi-year strategic plan. For the 2010-2012 cycle, a payout at 100% of the assigned award opportunity required compounded annual growth in net sales and Base Business Earnings Per Share over the three-year period of 6% and 11%, respectively. Actual compounded annual growth in net sales and Base Business Earnings Per Share for the 2010-2012

EXECUTIVE COMPENSATION

cycle were 3.7% and 7.0%, respectively. This resulted in awards to the Named Officers at 51.8% of the assigned award opportunity, prior to the supplemental award based on total shareholder return described below.

The Named Officers are also eligible for a supplemental award based on total shareholder return versus peers over the same three-year period, which adds a relative performance measure. If the Company’s total shareholder return, defined as stock price appreciation plus dividends accrued, during the period is in the top third when compared with the total shareholder return of the companies making up the 2010-2012 Industry Peer Group plus the Company, a supplemental award equal to 25% of an individual’s assigned award opportunity may be made. For the 2010-2012 cycle, the Company’s total shareholder return was the second highest in the 2010-2012 Industry Peer Group, so the Named Officers received the supplemental award.

Given the Company’s performance in terms of compounded annual growth in net sales and Base Business Earnings Per Share and total shareholder return for the 2010-2012 performance cycle, as set forth above, restricted stock awards to the Named Officers for this cycle equaled 76.8% of their individual assigned award opportunities. (See note 2 to the Grants of Plan-Based Awards Table for the number of restricted shares granted to each Named Officer in respect of the 2010-2012 cycle.)

Since awards for the 2010-2012 cycle were granted in March 2013, after results for the 2010-2012 period were known, they are not shown in column (e) (“Stock Awards”) of the Summary Compensation Table, which reflects awards granted during 2012, 2011 and 2010. The percentage payout for the Named Officers for the award cycles that are reflected in column (e) of the Summary Compensation Table equaled 73.4% of their assigned award opportunities for the 2009-2011 cycle, 141.8% for the 2008-2010 cycle and 167.3% for the 2007-2009 cycle. The same performance measures described above applied for these prior cycles. The variability in payout percentage among the cycles reflects the Company’s philosophy that awards to executives should vary based on the degree to which performance objectives are met or exceeded.

Restricted Stock Terms. For all of the Named Officers, the above restricted stock awards vest and are distributed as shares of Common Stock three years from the date of the award. Awards are forfeited if the recipient terminates his employment with the Company, other than through retirement, prior to the end of the three-year vesting period. For more information regarding the effect of various types of termination of employment on the vesting of outstanding equity awards, including restricted stock awards, see pages 49 to 50. Recipients of restricted stock awards do not have voting rights or receive dividends until the awards vest. During the vesting period, since the performance goals for the applicable measurement cycle have been met, even though the award is subject to a further vesting requirement, dividend equivalents in the form of additional shares of restricted stock accrue at the same rate that dividends are paid on the Company’s Common Stock, to be distributed as shares together with the underlying award.

Recognition and Retention Awards

The P&O Committee has the authority under the EICP Plan to make additional discretionary awards of cash, Common Stock, restricted stock or a combination thereof and under the Stock Option Plan to make additional discretionary awards of stock options. In 2012, using this authority, the P&O Committee granted the following awards: Mr. Hickey—10,000 shares of restricted stock vesting after three years; Mr. Garcia—150,000 stock options vesting in equal annual installments over three years, beginning March 8, 2015, and 10,000 shares of restricted stock vesting after five years; Mr. Moison—100,000 stock options vesting in equal annual installments over three years, beginning March 8, 2013, and 7,500 shares of restricted stock vesting after three years; and Mr. Skala—75,000 stock options vesting in equal annual installments over three years, beginning March 8, 2015, and 5,000 shares of restricted stock vesting after five years. Each of these executives is critical to the Company’s succession planning so these awards were made to recognize their contributions and to ensure their continued service to the Company in key financial and operational roles while the Company strengthens the next generation of leaders.

Stock Ownership Guidelines

To further align the interests of the Company’s officers with those of its stockholders and ensure a long-term perspective, the Board has established minimum stock ownership guidelines for members of senior management. The CEO is required to own Colgate stock equal in value to eight times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to four times their annual salaries. Other senior managers of the Company are subject to ownership requirements of one or two times their annual salaries. Executives have five years from their initial promotion into an eligible position to achieve required ownership levels. Compliance with these guidelines is evaluated on an annual basis. All of the Named Officers are in compliance with this policy.

EXECUTIVE COMPENSATION

Hedging and Pledging of Company Stock

Colgate’s Board has adopted a policy that prohibits Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of Colgate’s stock. During 2012, all of the Named Officers were in compliance with this policy. In addition, in March 2013, Colgate’s Board adopted a policy that prohibits directors and officers from pledging Colgate stock. None of the Named Officers pledged any Colgate stock during 2012.

Advisory Vote on Executive Compensation

The Company was pleased to receive support from 96.3% of stockholders voting on the proposal regarding the advisory vote on executive compensation at the 2012 Annual Meeting of Stockholders. The P&O Committee reviewed the overall vote results and the votes of its top 30 institutional stockholders who were required to report their voting records, all of whom voted in favor of the proposal. Based on this review, the Committee determined no targeted stockholder outreach or changes to the Company’s compensation programs were warranted. However, the P&O Committee and the Board value stockholder feedback on all governance matters, including executive compensation.

Conclusion

In summary, the Company believes that strong executive performance is vital to strong Company performance. Thus, its approach to executive compensation is guided by the principle that executives should have the potential for increased compensation when performance objectives are exceeded, provided that there is appropriate downward adjustment if performance objectives are not met.

P&O Committee Report

The P&O Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and this Proxy Statement.

The foregoing P&O Committee report has been submitted by the members of the P&O Committee: Richard J. Kogan (Chair), John T. Cahill, Helene D. Gayle, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Company’s Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Officers”) for 2012, 2011 and 2010.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)		Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)

Ian Cook	2012	$1,204,067	—		$2,405,709	$5,384,000	$4,140,720	$1,348,320	$272,793	$14,755,609
Chairman of the Board,	2011	$1,171,467	—		$4,647,563	$4,235,754	$2,516,313	$1,272,000	$277,741	$14,120,838
President and Chief	2010	$1,150,000	—		$5,483,348	$3,904,752	$3,381,000	$1,200,000	$258,897	$15,377,997
Executive Officer
Dennis J. Hickey	2012	$706,500	—		$1,445,924	$807,600	$810,731	$1,249,858	$79,886	$5,100,499
Chief Financial	2011	$663,000	$500,000	(8)	$386,126	$536,927	$665,014	$926,929	$81,677	$3,759,673
Officer(7)
Fabian T. Garcia	2012	$865,925	—		$1,598,295	$2,868,000	$1,048,359	$64,899	$134,207	$6,579,685
Chief Operating Officer,	2011	$811,733	—		$1,247,841	$775,561	$811,625	$77,532	$135,793	$3,860,085
Global Innovation and	2010	$790,900	—		$1,293,025	$714,955	$700,104	$105,161	$100,764	$3,704,909
Growth, Europe & Hill’s
Pet Nutrition
Franck J. Moison	2012	$800,858	—		$1,281,529	$2,248,500	$905,783	$1,574,152	$87,879	$6,898,701
Chief Operating Officer,	2011	$749,367	—		$1,298,289	$775,561	$749,246	$1,437,760	$98,479	$5,108,702
Emerging Markets &	2010	$728,633	—		$1,752,707	$714,955	$523,066	$1,757,958	$240,851	$5,718,170
South Pacific
P. Justin Skala	2012	$629,400	—		$896,000	$1,602,250	$639,088	$2,046,700	$74,658	$5,888,096
President, Colgate –
Latin America

Notes to the Summary Compensation Table

(1)

Bonus. Except as described in note 8 below, cash bonuses are awarded based on specific pre-established performance measures and therefore are reported in column (g) under Non-Equity Incentive Plan Compensation.

(2)

Stock Awards. This column reflects the aggregate grant date fair value of restricted stock awards made to the Named Officers in the years reported. The value of restricted stock awards is based on the fair market value of the Company’s Common Stock on the date of grant, which is the closing stock price on the date of grant. For more information regarding these awards and the programs under which they were made, including the terms and conditions and applicable performance measures, see pages 33 to 34 of the CD&A and the Grants of Plan-Based Awards Table.

(3)

Option Awards. This column reflects the aggregate grant date fair value of stock option awards granted to each of the Named Officers in the years reported. The estimated value of stock options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2012. For more information regarding these awards, including their terms and conditions, see page 33 of the CD&A and the Grants of Plan-Based Awards Table.

(4)

Non-Equity Incentive Plan Compensation. As discussed more fully on pages 30 to 31 of the CD&A, the Named Officers earn cash bonuses under the stockholder-approved EICP Plan based on one or more pre-established performance measures. These bonuses were awarded and paid after audited financial results for the years for which performance was measured were known early in the following year. For 2012, for Named Officers with corporate-wide responsibilities (all other than Mr. Skala), the performance measures are growth in earnings per share and organic sales. Named Officers with divisional responsibilities (Mr. Skala) were assigned net sales and net profit-after-tax targets specific to their divisions. See the Grants of Plan-Based Awards Table for more information regarding 2012 bonuses.

(Notes continued on next page)

EXECUTIVE COMPENSATION

(5)

Change in Pension Value. This column reflects the aggregate change in the actuarial present value of each Named Officer’s accumulated benefit under the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”) and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”) from December 31, 2011 to December 31, 2012, December 31, 2010 to December 31, 2011 and December 31, 2009 to December 31, 2010, as applicable. For Messrs. Cook, Hickey, Moison and Skala, whose benefits are calculated under the final average earnings formula discussed on page 44, the year-over-year changes are attributable to changes in compensation, an increase in years of service with the Company, changes to the discount rate and, for 2011 and 2012, changes in mortality assumptions. The discount rates used to determine the present value of the benefits as of December 31, 2012, December 31, 2011, December 31, 2010 and December 31, 2009 were 4.14%, 4.9%, 5.3% and 5.75%, respectively. For more information about the discount rate and how it is calculated, see “Critical Accounting Policies and Use of Estimates” and Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2012. In addition, the aggregate benefits payable to a participant under the Retirement Plan and the Supplemental Retirement Plan are subject to the limits described under “Retirement Plans.” For Mr. Garcia, the year-over-year changes reflect additional amounts credited to his account by application of the PRA Formula, as discussed on page 44. This column also includes the following amounts of above-market interest earned under the Company’s Supplemental Savings and Investment Plan, as described on page 46: Mr. Hickey—$3,390; Mr. Garcia—$1,966; Mr. Moison—$1,167; and Mr. Skala—$1,227.

(6)

All Other Compensation. The amounts shown in this column are paid pursuant to programs available either to all U.S. employees generally or to a broad group of management employees, except as specifically noted in the footnotes below. The dollar amounts paid under each such program and the value of perquisites and other personal benefits granted to the Named Officers in 2012 were:

Named Officer	Company Contributions to Savings and Investment 401(k) Plan(a)	Company Allocations to Supplemental Savings and Investment Plan(b)	Value of Company- Paid Life Insurance Premiums	Perquisites and Other Personal Benefits(c)

Ian Cook	$32,324	$181,283	$2,550	$56,636
Dennis J. Hickey	$30,007	$36,661	$1,718	$11,500
Fabian T. Garcia	$38,179	$82,028	$2,500	$11,500
Franck J. Moison	$30,455	$43,720	$2,204	$11,500
P. Justin Skala	$29,988	$31,500	$1,670	$11,500

(a)

This column reflects Company contributions to the Named Officers’ accounts under the Colgate-Palmolive Company Employees Savings and Investment Plan (“Savings and Investment Plan”), a broad-based employee stock ownership and 401(k) plan available generally to all U.S. employees. These contributions are made in the form of shares of Common Stock pursuant to the following programs: Company match, profit-sharing accounts and additional allocations as a result of participation in the Company’s bonus savings and income savings programs. For Mr. Garcia, the plan also includes Company contributions under the Company’s retirement programs. The amounts shown represent the value of such contributions at the time of allocation to the Named Officers’ accounts.

(b)

This column reflects Company allocations to the Colgate-Palmolive Company Supplemental Savings and Investment Plan (“Supplemental Savings and Investment Plan”), a plan available to all U.S. employees who are not able to receive the full Company matching or retirement contributions pursuant to the Savings and Investment Plan due to certain Internal Revenue Service (“IRS”) limits. Amounts allocated by the Company to the Named Officers’ and other employees’ accounts under this plan are equal only to the amount of the Company matching and/or retirement contributions in excess of these IRS limits.

(c)

This column consists of: (i) a pre-determined annual allowance available to approximately 800 employees in amounts ranging from a maximum of $11,500 for senior executives including the Named Officers to $2,000 for junior executives and (ii) personal use of a car and driver for Mr. Cook.

Each of the Named Officers received the pre-determined allowance, described in (i) above, of $11,500 during 2012. The predetermined allowance may be used as reimbursement for a number of qualified expenditures, including legal, financial or tax counseling. The Company implemented this allowance plan over 20 years ago to ensure transparency and uniformity of treatment for all executives regarding perquisites. The incremental cost to the Company of the personal use of a car and driver by Mr. Cook was $45,136, valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses. Any income taxes due as a result of these perquisites are the responsibility of the Named Officers.

(7)	Mr. Hickey was appointed Chief Financial Officer effective January 1, 2011.

(8)

In February 2009, Mr. Hickey was awarded a cash retention bonus, which was payable in February 2011 if he remained an employee of the Company. Mr. Hickey satisfied this condition and therefore this retention award vested and was paid in February 2011.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, stock options and restricted stock awards that are reflected in the Summary Compensation Table for 2012 and that were granted to the Named Officers either during, or with respect to services rendered in, 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

Ian Cook	3/8/12				$1,081,575	$3,277,500	$6,555,000					$2,405,709
	9/13/12								400,000	(6)	$104.54	$5,384,000
	3/7/13	$—	$1,944,000	$5,887,919
Dennis J. Hickey	3/8/12				$227,700	$690,000	$1,380,000					$506,524
	3/8/12							10,000				$939,400
	9/13/12								60,000	(6)	$104.54	$807,600
	3/7/13	$—	$507,500	$2,123,550
Fabian T. Garcia	3/8/12				$296,175	$897,500	$1,795,000					$658,895
	3/8/12							10,000				$939,400
	3/8/12								150,000	(7)	$93.94	$1,858,500
	9/13/12								75,000	(6)	$104.54	$1,009,500
	3/7/13	$—	$656,250	$2,123,550
Franck J. Moison	3/8/12				$259,380	$786,000	$1,572,000					$576,979
	3/8/12							7,500				$704,550
	3/8/12								100,000	(7)	$93.94	$1,239,000
	9/13/12								75,000	(6)	$104.54	$1,009,500
	3/7/13	$—	$567,000	$2,123,550
P. Justin Skala	3/8/12				$191,615	$580,650	$1,161,300					$426,300
	3/8/12							5,000				$469,700
	3/8/12								75,000	(7)	$93.94	$929,250
	9/13/12								50,000	(6)	$104.54	$673,000
	3/7/13	$—	$440,750	$2,123,550

Notes to the Grants of Plan-Based Awards Table

(1)

The amounts shown represent the threshold, target and maximum payouts for annual performance-based cash bonuses under the EICP Plan with respect to services rendered in 2012. The target amounts represent the potential payout if performance against the pre-established performance measures is at target levels. The maximum amounts represent the portion allocated to each Named Officer of the annual incentive pool established to facilitate deductibility under Section 162(m) of the Internal Revenue Code, subject to the annual cash award limit established in the EICP Plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table. See pages 30 to 31 of the CD&A for a description of the Company’s annual incentive program, including the above-mentioned performance measures.

(2)

The amounts shown represent the dollar value of threshold, target and maximum award opportunities for performance-based restricted stock awards pursuant to the EICP Plan for the 2009-2011 measurement cycle. As described in more detail on pages 33 to 34 of the CD&A, such restricted stock awards are made based on the strength of compound annual growth in both net sales and earnings per share over a three-year measurement period. Award opportunities are expressed in dollars and are converted into shares based on the fair market value of the Company’s Common Stock on the date of grant. Actual awards based on the award opportunities shown above were made in March 2012 following the completion of the 2009-2011 measurement period, and the number of shares granted to the Named Officers, which was 73.4% of their target award opportunities, was as follows: Mr. Cook—25,609; Mr. Hickey—5,392; Mr. Garcia—7,014; Mr. Moison—6,142; and Mr. Skala—4,538. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table.

Performance-based restricted stock awards based on the award opportunities discussed in the CD&A were made in March 2013 following the completion of the 2010-2012 measurement period, and the number of shares granted to the Named Officers, which

(Notes continued on next page)

EXECUTIVE COMPENSATION

was 76.8% of their target award opportunities, was as follows: Mr. Cook—25,065; Mr. Hickey—5,383; Mr. Garcia—7,008; Mr. Moison—6,115; and Mr. Skala—4,746. See pages 33 to 34 of the CD&A for a description of the awards granted in March 2013 and the performance-based restricted stock program, including the terms and conditions and applicable performance measures.

(3)

The amounts shown represent restricted stock awards made to Messrs. Hickey, Garcia, Moison and Skala in March 2012 to recognize their contributions and to help ensure their continued service to the Company, as described on page 34 of the CD&A. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table.

(4)

The key terms of the Company’s stock options are as follows: (a) the exercise price is equal to the closing price of the Company’s Common Stock on the date of grant, (b) the term is six years and (c) they vest in equal annual installments over three years.

(5)

This column shows the grant date fair value of: (i) the actual restricted stock awards for which the estimated payout range is described in columns (f) through (h) of this table; and (ii) the restricted stock and stock option awards shown in columns (i) and (j) of this table, respectively. The value of restricted stock awards is based on the fair market value of the Company’s Common Stock on the date of grant, which is the closing stock price on the date of grant. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

(6)

The amounts shown represent annual stock option awards granted in September 2012 under the stockholder-approved Colgate-Palmolive Company 2005 Employee Stock Option Plan. The aggregate grant date fair value of such awards is included in column (f) of the Summary Compensation Table.

(7)

The amounts shown represent stock option awards made to Messrs. Garcia, Moison and Skala in March 2012 to recognize their contributions and to help ensure their continued service to the Company, as described on page 34 of the CD&A. The aggregate grant date fair value of such awards is included in column (f) of the Summary Compensation Table. These awards will vest as follows: Mr. Garcia—in equal annual installments over three years, beginning March 8, 2015; Mr. Moison—in equal annual installments over three years, beginning March 8, 2013; and Mr. Skala—in equal annual installments over three years, beginning March 8, 2015.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options and restricted stock awards held by the Named Officers as of December 31, 2012.

	Option Awards(1)(2)					Stock Awards(1)

Name (a)	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6) (h)

Ian Cook	9/12/07	250,000	—	$68.15	9/12/13	155,903	$16,298,100
	9/11/08	355,000	—	$79.52	9/11/14
	9/10/09	355,000	—	$73.23	9/10/15
	9/16/10	236,666	118,334	$76.58	9/16/16
	9/8/11	118,333	236,667	$90.46	9/8/17
	9/13/12	—	400,000	$104.54	9/13/18
Dennis J. Hickey	5/1/03	20,000	—	$56.71	5/1/13	47,368	$4,951,851
	9/12/07	32,000	—	$68.15	9/12/13
	9/11/08	32,000	—	$79.52	9/11/14
	9/10/09	32,000	—	$73.23	9/10/15
	9/16/10	21,333	10,667	$76.58	9/16/16
	9/8/11	15,000	30,000	$90.46	9/8/17
	9/13/12	—	60,000	$104.54	9/13/18
Fabian T. Garcia	9/12/07	60,000	—	$68.15	9/12/13	72,805	$7,611,035
	9/11/08	61,000	—	$79.52	9/11/14
	9/10/09	61,500	—	$73.23	9/10/15
	9/16/10	43,333	21,667	$76.58	9/16/16
	9/8/11	21,666	43,334	$90.46	9/8/17
	3/8/12	—	150,000	$93.94	3/8/18
	9/13/12	—	75,000	$104.54	9/13/18
Franck J. Moison	9/12/07	49,600	—	$68.15	9/12/13	51,975	$5,433,467
	9/11/08	55,000	—	$79.52	9/11/14
	9/10/09	55,000	—	$73.23	9/10/15
	9/16/10	43,333	21,667	$76.58	9/16/16
	9/8/11	21,666	43,334	$90.46	9/8/17
	3/8/12	—	100,000	$93.94	3/8/18
	9/13/12	—	75,000	$104.54	9/13/18
P. Justin Skala	5/1/03	12,000	—	$56.71	5/1/13	42,346	$4,426,851
	9/12/07	19,289	—	$68.15	9/12/13
	9/11/08	25,000	—	$79.52	9/11/14
	9/10/09	40,000	—	$73.23	9/10/15
	9/16/10	29,733	14,867	$76.58	9/16/16
	9/8/11	14,866	29,734	$90.46	9/8/17
	3/8/12	—	75,000	$93.94	3/8/18
	9/13/12	—	50,000	$104.54	9/13/18

(Notes appear on next page)

EXECUTIVE COMPENSATION

Notes to the Outstanding Equity Awards Table

(1)

For information regarding the treatment of these awards in the event of termination of employment under various circumstances including retirement, see “Executive Severance and Other Termination Benefits—Equity Awards.”

(2)

The following table contains information about the aggregate value of stock options held by each of the Named Officers as of December 31, 2012. The values shown are calculated based on the difference between the closing price of the Company’s Common Stock on December 31, 2012 and the applicable exercise prices.

	Value of Unexercised In-the-Money Options at Fiscal Year-End

Named Officer	Exercisable	Unexercisable

Ian Cook	$37,377,960	$6,640,890
Dennis J. Hickey	$4,731,411	$720,649
Fabian T. Garcia	$7,151,833	$2,805,952
Franck J. Moison	$6,419,742	$2,275,952
P. Justin Skala	$4,194,495	$1,629,336

(3)	The stock option awards shown in this column will vest as follows:

Named Officer	3/8/13	9/8/13	9/13/13	9/16/13	3/8/14	9/8/14	9/13/14	3/8/15	9/13/15	3/8/16	3/8/17

Ian Cook	—	118,333	133,333	118,334	—	118,334	133,333	—	133,334	—	—
Dennis J. Hickey	—	15,000	20,000	10,667	—	15,000	20,000	—	20,000	—	—
Fabian T. Garcia	—	21,666	25,000	21,667	—	21,668	25,000	50,000	25,000	50,000	50,000
Franck J. Moison	33,333	21,666	25,000	21,667	33,333	21,668	25,000	33,334	25,000	—	—
P. Justin Skala	—	14,866	16,666	14,867	—	14,868	16,667	25,000	16,667	25,000	25,000

(4)	The amounts shown include dividend equivalents in the form of additional shares of restricted stock that have accrued during the applicable vesting period.

(5)	The restricted stock awards shown in this column will vest as follows:

Named Officer	2/25/13	9/8/13	12/9/13	2/24/14	2/26/14	9/8/14	3/8/15	3/8/17

Ian Cook	69,253	—	—	61,156	—	—	25,494	—
Dennis J. Hickey	5,695	—	21,044	5,081	—	—	15,549	—
Fabian T. Garcia	16,702	—	—	16,793	21,988	—	7,141	10,181
Franck J. Moison	22,315	738	—	14,442	—	739	13,741	—
P. Justin Skala	10,740	—	—	10,901	10,994	—	4,620	5,090

(6)	The market value of unvested restricted stock is calculated based on the closing price of the Company’s Common Stock on December 31, 2012.

EXECUTIVE COMPENSATION

Option Exercises and Vesting of Previously Granted Restricted Stock Awards

The following table contains information about the number of shares acquired and value realized (including, in the case of restricted stock awards, dividend equivalents in the form of additional shares of restricted stock that accrued during the vesting period) during 2012 upon the exercise or vesting of equity awards previously granted to each of the Named Officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)

Ian Cook	260,000	$12,513,668	94,835	$ 8,856,683
Dennis J. Hickey	60,000	$ 1,994,820	7,725	$ 722,579
Fabian T. Garcia	56,000	$ 1,680,470	22,236	$ 2,074,698
Franck J. Moison	92,200	$ 3,953,734	19,881	$ 1,866,623
P. Justin Skala	35,611	$ 1,505,106	17,606	$ 1,695,352

Notes to the Option Exercises and Stock Vested Table

(1)

The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of the Company’s Common Stock on the exercise date and the exercise price of the stock option.

(2)	The aggregate dollar amount realized upon the vesting of restricted stock awards is calculated based on the closing price of the Company’s Common Stock on the vesting date of each award.

EXECUTIVE COMPENSATION

Retirement Plans

The Named Officers are participants in and will receive retirement benefits under the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”), a broad-based, tax-qualified retirement plan available generally to all U.S. employees who were eligible for the plan as of August 31, 2010, and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”), a non-qualified supplemental plan available to employees whose benefits under the Retirement Plan are subject to certain IRS limits. The Supplemental Retirement Plan provides for payment of the portion of the Retirement Plan benefit that exceeds these IRS limits. Colgate’s retirement programs, including these plans, are generally designed to provide the Company’s long-serving, retiring employees with fair and adequate replacement income based on then-prevailing market practice.

Under the Retirement Plan, benefits are determined in accordance with one of two formulas: (i) the “final average earnings” formula, the formula in effect under the Retirement Plan on June 30, 1989; or (ii) the Personal Retirement Account (“PRA”) formula, which was added to the Retirement Plan on July 1, 1989. Currently, the vast majority of the Company’s eligible employees’ benefits are determined in accordance with the PRA formula.

All of the Company’s salaried employees employed at June 30, 1989 were offered a one-time opportunity to elect to maintain the Retirement Plan’s benefit under the “final average earnings” formula by making monthly contributions of 2% of recognized earnings up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election and continue making contributions receive at retirement the greater of: (i) the benefit under the “final average earnings” formula or (ii) the sum of the benefit under the PRA formula plus the contributions made by the employee. Employees who did not make this election, and eligible employees hired on or after July 1, 1989 and before June 1, 2010, accrue retirement benefits under the PRA formula. The “final average earnings” and PRA formulas are described in more detail below.

Following a review of its retirement benefits, effective September 1, 2010, the Company made several adjustments to its retirement programs, including the following: (i) allocating a larger portion of the Company’s retirement benefit allocations to the Savings and Investment Plan, a defined contribution plan, rather than the Retirement Plan; (ii) simplifying the formula for determining monthly pay-based credits under the PRA formula; and (iii) determining interest credits under the PRA formula using long-term rates instead of short-term rates. The simplified formula and the interest crediting rate are described below under “PRA Formula.” New employees hired after June 1, 2010 are not eligible to participate in the Retirement Plan, but are eligible to participate in the Savings and Investment Plan. These changes were designed to help ensure that the Company continues to provide a level of benefits to employees, at a cost to the Company of providing such benefits, targeted at the median level for similar programs at peer companies.

For employees who receive the benefit under the “final average earnings” formula, the normal retirement age is 65, with early retirement available at age 55. The benefit payable upon early retirement is reduced by one-third of one percent for each month a person retires and begins collecting benefits before age 60. However, there is no reduction in the benefit if the participant has attained 85 years of combined age and service with the Company at the time of early retirement. For employees who receive the benefit under the PRA formula, the benefit is payable upon the employee’s departure from the Company at any age and is equal to the amount in the employee’s account, provided the employee is vested in the benefit, as described in more detail below.

Total annual retirement benefits payable under the Retirement Plan and the Supplemental Retirement Plan are subject to a maximum of 70% of the sum of an individual’s base salary at retirement plus cash-based executive incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. Benefits under the “final average earnings” formula are subject to an offset for Social Security and certain other amounts. In addition, in February 2010, the Company amended the Supplemental Retirement Plan to further limit the benefits payable thereunder such that a participant’s aggregate benefits under the Retirement Plan and the Supplemental Retirement Plan, as currently calculated and projected, may not exceed a cap of $23.8 million when expressed as a lump sum. Such cap is increased at an annual rate of 6%. Under the standard form of retirement benefit for a married participant, the employee receives a monthly retirement benefit for life and, upon the employee’s death, his or her spouse is entitled to receive a monthly benefit for life equal to 50% of the employee’s benefit. For approximately 350 employees, including the Named Officers, the employee’s spouse is entitled to receive an additional monthly amount equal to 25% of the employee’s normal monthly retirement benefit for life, if the employee dies during retirement. However, this benefit is not available to the extent it would cause the total retirement benefit payable to the employee’s spouse to exceed 100% of the employee’s normal retirement benefit.

If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of Supplemental Retirement Plan distributions, if triggered by the participant’s termination or retirement.

EXECUTIVE COMPENSATION

Final Average Earnings Formula

Messrs. Cook, Hickey, Moison and Skala made the one-time election in 1989 described above and, accordingly, will receive the greater of the “final average earnings” formula or PRA formula calculated using the pay-based credit schedule in effect on August 31, 2010. Benefits under the “final average earnings” formula are computed by multiplying “final average earnings” by the product of years of service and 1.8%. “Final average earnings” is defined as the average of an individual’s highest “recognized earnings” for any three consecutive years during the ten years immediately preceding retirement. “Recognized earnings” for a particular year are set on February 1 each year, and consist of (i) the higher of the compensation earned by an employee during the previous year or (ii) his or her annual salary as of January 1 of the year in question plus the annual bonus paid to the employee in the previous year. Recognized earnings do not include the value of restricted stock awards or stock options. Employees retiring under the “final average earnings” formula may request that their retirement benefit under the Supplemental Retirement Plan be paid to them in a lump sum rather than an annuity. Such requests may be accepted or denied. If accepted, the lump sum amount is limited to the present value of the benefit accrued through December 31, 2004, in accordance with Section 409A of the Internal Revenue Code. The value of the benefit accrued after December 31, 2004 is paid in the form of an annuity.

PRA Formula

Eligible employees hired on or after July 1, 1989 and before June 1, 2010, and those hired before July 1, 1989 who did not make the one-time election to participate in the “final average earnings” formula as described above, accrue benefits under the PRA formula. Mr. Garcia, who joined the Company in 2003, will receive benefits under the PRA formula. PRA formula benefits are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the “final average earnings” formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee’s account had the PRA always been in effect. For employees hired between July 1, 1989 and June 1, 2010, including Mr. Garcia, monthly pay-based credits accumulate in a PRA account established in the employee’s name. Through August 31, 2010, these credits equaled a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

	Years of Service	Up to 1/48 of Social Security Wage Base	Over 1/48 of Social Security Wage Base

0–9		2.50%	3.75%
10–14		3.00%	4.50%
15–19		4.00%	6.00%
20–24		5.35%	8.00%
25 or more		7.50%	11.25%

The PRA formula was amended effective September 1, 2010 to provide for monthly pay-based credits equal to a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

	Years of Service	Basic Retirement Contributions

0–9		2.00%
10 or more		2.50%

In addition, eligible employees received additional allocations to their PRA accounts in September 2010 and September 2011 of 0.25% of their projected PRA balance as of August 31, 2010 for each full year of vesting service through August 31, 2010, up to a combined maximum of 15% based on 30 years of service.

Under the PRA formula, the employee’s account receives a monthly credit for interest. The interest crediting rate is equal to the IRS Composite Corporate Bond Rate (not to exceed the Third Segment Rate, which is a rate defined under the Internal Revenue Code regulations for pension plans). This rate was 4.70% for 2012.

Employees’ accounts vest based on their years of service as follows: two years—50%; three years—100%. Employees retiring under the PRA formula may elect to have their retirement benefit under the Supplemental Retirement Plan paid in a lump sum. If such request is made, the full benefit will be paid in a lump sum. Otherwise, benefits earned through December 31, 2004 will follow the form of benefit elected under the Retirement Plan and benefits earned after December 31, 2004 will be paid in a lump sum.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the actuarial present value of each Named Officer’s total accumulated benefit as of December 31, 2012 under the terms of the Retirement Plan and the Supplemental Retirement Plan, and assumes that each Named Officer elects a joint and survivor annuity at the time of retirement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)		Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)

Ian Cook	Retirement Plan	36.83		$2,393,628	—
	Supplemental Retirement Plan	36.83		$21,426,692	—

				$23,820,320	—
Dennis J. Hickey	Retirement Plan	35.58		$2,064,876	—
	Supplemental Retirement Plan	35.58		$7,202,866	—

				$9,267,742	—
Fabian T. Garcia	Retirement Plan	9.25		$84,126	—
	Supplemental Retirement Plan	17.92	(3)	$485,012(3)	—

				$569,138	—
Franck J. Moison	Retirement Plan	34.00		$2,515,277	—
	Supplemental Retirement Plan	34.00		$11,374,909	—

				$13,890,186	—
P. Justin Skala	Retirement Plan	30.33		$2,100,753	—
	Supplemental Retirement Plan	30.33		$6,911,011	—

				$9,011,764	—

Notes to the Pension Benefits Table

(1)	Except as described in footnote 3 below, the years in this column represent the actual years worked for Colgate by the Named Officers as of December 31, 2012.

(2)

For Messrs. Cook, Hickey, Moison and Skala, the amounts shown were calculated assuming credited service and final average earnings, as described above, as of December 31, 2012 and a discount rate of 4.14%. Accrued benefits were assumed to be payable at the earliest age at which each Named Officer is eligible to retire under each plan without any benefit reduction due to age. In addition, as noted above, the aggregate benefits payable to a participant under the Retirement Plan and the Supplemental Retirement Plan are subject to a cap of $23.8 million, with such cap increased at an annual rate of 6%. Based on their respective ages and years of service at December 31, 2012, Messrs. Cook, Hickey and Moison were eligible for retirement with full benefits. Mr. Skala has not yet satisfied the criteria for retirement with full benefits or for early retirement. For more information regarding the assumptions used to calculate the accrued benefits as of December 31, 2012, see Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

For Mr. Garcia, the amounts shown reflect the value of his retirement benefits as of December 31, 2012 under the PRA formula described above.

As noted above, the Named Officers whose benefits are calculated under the final average earnings formula may request that a portion of their benefit under the Supplemental Retirement Plan be paid in the form of a lump sum. In such case, the lump sum amount payable as of December 31, 2012 would be as follows: Mr. Cook—$5,853,131; Mr. Hickey—$2,669,800; Mr. Moison—$2,663,244; and Mr. Skala—$295,348. The residual value over the limitation on the lump sum value would be paid in the form of an annuity. Mr. Garcia is eligible to receive his full benefit (including benefits under both the Retirement Plan and the Supplemental Retirement Plan) of $569,138 in a lump sum under the PRA formula.

(3)

For Mr. Garcia, the amount shown includes an enhancement to his years of credited service of 8.67 years that the Company agreed to give him upon his joining the Company to compensate him for forfeited benefits that he had earned in his previous employment. This enhancement resulted in an incremental benefit to Mr. Garcia of $125,004.

EXECUTIVE COMPENSATION

Deferred Compensation Plan

Eligible employees, including the Named Officers, may elect annually to defer a portion of their salary and/or cash bonus under the Colgate-Palmolive Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 100% of their cash bonus payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date, at least five years from when the compensation is otherwise payable, or until retirement. Interest on deferred amounts is credited to the participant’s account at the end of each calendar year and compounded annually. Interest accrues at a fixed rate equal to 120% of the Applicable Federal Rate (“AFR”) published by the IRS, which, for amounts deferred in 2012, equaled 1.45% and 3.21% for mid- and long-term rates, respectively. Mid- or long-term AFRs are used based on the length of the deferral period elected. Once established, the same rate remains in effect throughout the entire deferral period.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or up to ten annual installments. If a participant is less than 55 years old and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If a participant is 55 or older and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be paid according to the participant’s original election. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections and early withdrawals from deferred accounts are only permitted in extreme cases, such as unforeseen financial hardship which is demonstrated to the P&O Committee. Of the Named Officers, only Mr. Garcia has elected to participate in the Deferred Compensation Plan. Mr. Garcia deferred a portion of his annual cash bonus for 2011 (which was paid in 2012), and information about earnings on his deferral is included in the Nonqualified Deferred Compensation Table.

Supplemental Savings and Investment Plan

Employees, including the Named Officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under tax-qualified plans, such as the Savings and Investment Plan, are entitled to receive a supplemental contribution under the Supplemental Savings and Investment Plan. The supplemental contribution is equal to the amount of the Company’s matching contributions and retirement contributions that cannot be made under the Savings and Investment Plan due to certain federal tax limits. Under the Savings and Investment Plan, the Company matches a portion of employee contributions up to 6% of the employee’s recognized earnings (as defined on page 44) and provides retirement contributions, subject to a maximum amount of recognized earnings under applicable federal tax regulations of $255,000 in 2013 and $250,000 2012. The supplemental contributions are allocated to the Supplemental Savings and Investment Plan.

Interest is credited under the Supplemental Savings and Investment Plan as follows:

•	Contributions allocated to the plan through December 31, 2002 realize investment results based on the performance of the Company’s Common Stock.

•

Contributions allocated to the plan from January 1, 2003 through September 30, 2010 were credited with interest at annual interest rates calculated on the same basis as under the Deferred Compensation Plan described above. Effective October 1, 2010, the interest crediting rate was adjusted so that these contributions are credited with interest at the rate of 6.01%.

•	Contributions allocated to the plan in December 2010 for 2010 matching contributions are credited with interest at the rate of 6.01%.

•

Contributions allocated to the plan for retirement contributions beginning on September 1, 2010, and for matching contributions beginning on January 1, 2011, are credited with the same interest rate that applies under the Retirement Plan as described on page 44.

Amounts allocated to the Supplemental Savings and Investment Plan are distributed upon the participant’s departure from the Company. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table shows information about the amount of contributions, earnings and balances for each Named Officer under the Supplemental Savings and Investment Plan and, in the case of Mr. Garcia, the Deferred Compensation Plan as of December 31, 2012.

Name (a)	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($) (b)		Registrant Contributions in Last Fiscal Year ($)(1) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(3) (f)

Ian Cook	$364,258	—		$181,283	$41,285	—	$586,826
Dennis J. Hickey	$642,740	—		$36,661	$75,185	—	$754,586
Fabian T. Garcia	$336,829	$100,000	(4)	$82,028	$21,654	—	$540,511
Franck J. Moison	$256,066	—		$43,720	$27,837	—	$327,625
P. Justin Skala	$148,577	—		$31,500	$12,130	—	$192,207

Notes to the Nonqualified Deferred Compensation Table

(1)

These amounts represent Company contributions under the Supplemental Savings and Investment Plan for 2012, which were allocated to the Supplemental Savings and Investment Plan. These contributions are also included in compensation reported for each Named Officer in column (i) of the Summary Compensation Table.

(2)

These amounts represent the interest credited to each Named Officer during 2012 for amounts allocated under the Supplemental Savings and Investment Plan and, in the case of Mr. Garcia, deferred under the Deferred Compensation Plan. For information regarding the calculation of interest earnings on these amounts, see page 46.

(3)

To the extent that an executive was a “Named Officer” for a reported year, these amounts, other than the portion attributable to accrued earnings, were reported in previous proxy statements as compensation in the year of the executive’s deferral (under the Deferred Compensation Plan or the Supplemental Savings and Investment Plan) or the Company’s contribution (under the Supplemental Savings and Investment Plan), as applicable.

(4)

This amount represents the portion of Mr. Garcia’s annual cash bonus for 2011 that he deferred under the Deferred Compensation Plan during 2012. This amount is also included in Mr. Garcia’s compensation reported for 2011 in column (g) of the Summary Compensation Table.

EXECUTIVE COMPENSATION

Executive Severance and Other Termination Benefits

The P&O Committee periodically reviews the appropriateness of the payment and benefit levels provided under the plans and programs described in this section, based on competitive market information and emerging best practices and governance trends. In particular, the Company’s Executive Severance Plan (the “Severance Plan”) is subject to renewal every three years by the Board. During its most recent review of the Severance Plan in July 2010, the P&O Committee and the Board determined to reduce the bonus component of the severance amount, replacing the highest annual bonus award in the last five years with the average of the three highest annual bonus awards in the last five years.

Severance Plan

Change in Control. The Severance Plan is designed to provide participants with reasonable compensation if their employment is terminated following a change in control of the Company. Individual employees are assigned a particular severance level up to the maximum allowed under the plan (24 months) based on grade level and years of service, subject to individual negotiation from time to time in the case of new hires.

The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected a group of approximately 150 participants, including the Named Officers. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change in control in its compensation and benefit plans, as described below.

Under the Severance Plan, if at any time within two years of a “change in control” of the Company, the Company terminates a Named Officer’s employment or a Named Officer terminates employment due to an adverse change in his conditions of employment, such as a diminution in his position, authority or responsibilities, or a salary reduction (each a “Qualified Termination”), such Named Officer is entitled to receive an amount equal to (i) 24 months of compensation (defined as base salary as of the termination date plus the greater of (a) the average of his three highest bonus awards within the last five years or (b) the annual bonus he would have received for the year in which the Qualified Termination occurs assuming all performance targets had been met), plus (ii) the present value of additional retirement plan accruals the participant would have received had he remained employed until the end of the severance period, or age 65, if earlier, plus (iii) the continuation of medical, dental and life insurance benefits during the severance period. No severance payments are required if a Named Officer is terminated for “cause”, which is defined as willful and continued failure to substantially perform his duties or gross misconduct that is materially and demonstrably injurious to the Company.

Generally under the plan, a “change in control” is deemed to occur if: (a) any person, entity or group acquires 20% or more of the Company’s outstanding shares of Common Stock or voting securities (other than securities acquired directly from the Company); (b) a majority of the board of directors as of the effective date of the Severance Plan is replaced (unless any subsequent board member is approved by at least a majority of the original incumbent board, who shall thereafter be considered an incumbent board member); (c) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company’s assets is consummated (other than under specific circumstances); or (d) a complete liquidation or dissolution of the Company is approved by the Company’s stockholders.

If an outside accounting firm were to determine that a payment under the Severance Plan would cause a Named Officer to exceed the statutory limit and subject him to tax under Section 4999 of the Internal Revenue Code, then the Named Officer would receive a reduced amount.

In addition to the foregoing severance benefit, the Severance Plan provides for a payment within 30 days after the change in control, whether or not the Named Officer remains employed, of a pro-rated bonus for the year in which the change in control occurs. The pro-rated bonus paid may be used to offset any other bonus awarded for such year.

Termination for Company Convenience. Whether or not a change in control has occurred, if the Company terminates the employment of a Named Officer at the Company’s convenience other than for cause, the Company will pay in a lump sum an amount between 12 and 24 months of the Named Officer’s base salary and continue to pay certain medical, dental and life insurance benefits for the same period. For employees who are eligible to receive benefits under the “final average earnings” formula described on page 44, the severance period and the period during which the Company continues such benefits ends upon the earlier of the Named Officer reaching age 65 or attaining 85 years of combined age and service with the Company. The Company is not required to make these payments if it terminates a Named Officer’s employment for “cause” (as defined above) or if such officer voluntarily terminates his employment.

EXECUTIVE COMPENSATION

Other Change-in-Control Arrangements

Other arrangements relating to a change in control in the Company’s compensation and benefit plans are as follows.

•

Equity Awards. Under the Company’s stock option plans, stock options held by employees and non-employee directors that are not yet exercisable become exercisable upon a change in control. Unvested restricted stock awards are considered earned in full and non-forfeitable (i) in the case of performance-based awards, upon a change in control, and (ii) in the case of all other awards, upon a Qualified Termination of employment (as defined above under “Severance Plan”).

•

Deferred Compensation Balances. Under the Severance Plan, participating employees are also entitled to receive within 30 days following a change in control all amounts previously deferred by the employee under the Deferred Compensation Plan and amounts held in the employee’s Supplemental Savings and Investment Plan account. For more information regarding the Deferred Compensation Plan and the Supplemental Savings and Investment Plan, see page 46.

•

Letter of Credit for Unfunded Retirement Plan. With respect to the Supplemental Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change in control. Funding would be made by payments to a trust, the assets of which would be subject to the claims of the Company’s creditors if the Company were to become insolvent.

Death and Disability Benefits

The Company provides additional benefits to approximately 1,000 employees, including the Named Officers, upon their death or disability. If a Named Officer dies while actively employed, his eligible survivors are entitled to an annuity equal to 20% of the Named Officer’s “recognized earnings” (as defined on page 44) at the time of death. The benefit is payable until the Named Officer would have reached age 65. If the Named Officer’s spouse is not living and his dependent children are under the age of 23, the benefit is paid to them until they reach age 23, or until the employee would have reached age 65, whichever is earlier.

Under the Long-term Disability Plan available to all U.S. employees, the Company generally provides long-term disability benefits based on an employee’s earnings up to a maximum of $300,000. Certain executives, including the Named Officers, receive additional benefits based on the amount of their earnings that exceed $300,000, at no additional cost to them. If a Named Officer becomes disabled at or before age 60 while he is actively employed, he is entitled to receive these increased disability benefits until he reaches age 65. If a Named Officer becomes disabled after age 60 while he is actively employed, he is entitled to receive disability benefits until the earlier of the date on which he reaches age 70 or five years from the date he became disabled.

Deferred Compensation and Retirement Benefits

For information about the pension benefits payable to the Named Officers upon their retirement and deferred compensation balances, see pages 43 to 47. In addition to the post-retirement welfare benefits available to U.S. employees generally, approximately 1,000 employees, including the Named Officers, who have at least 10 years of service at retirement, can qualify for a post-retirement life insurance benefit equal to one-half of recognized earnings up to a maximum of $750,000 in lieu of the Company’s regular life insurance plan for retirees.

Equity Awards

The treatment, in general, of previously granted equity awards in the case of the termination of employment under the following circumstances is as follows:

•

Death, Disability or Retirement. All unvested restricted stock awards, including those subject to continued employment, will continue to vest and be distributed in accordance with their original vesting schedule, except, in the case of retirement, for special retention awards that are subject to continued employment. All outstanding stock options, whether or not previously exercisable, will be exercisable for a period of three years from the death, disability or retirement, as applicable, or until the end of the original term of the option, whichever is shorter.

•

Termination for Company Convenience. Where severance is paid following a termination of employment at the Company’s convenience, the severance period is counted in determining the vesting of restricted stock awards and stock options and whether the employee would have been eligible for retirement. If the employee would have been eligible for retirement during the severance period, equity awards are treated as outlined under “Death, Disability or Retirement” above. If not, any unvested restricted stock awards that would have vested during the

EXECUTIVE COMPENSATION

severance period will continue to vest and be distributed in accordance with their original vesting schedule. Any unvested stock options that would have vested during the severance period will be vested upon termination and, together with any other vested stock options, will be exercisable for a period of three months or until the end of the original term of the option, whichever is shorter. Any remaining unvested restricted stock awards and stock options will be forfeited.

•	Termination for Cause. Unvested restricted stock awards and both vested and unvested stock options are forfeited.

•

Resignation. Unvested restricted stock and unvested stock option awards are forfeited. Vested stock options are exercisable for a period of three months after termination, or until the end of their original term, if shorter.

•	Change in Control. For a description of the treatment of equity awards following a change in control of the Company, see “Other Change-in-Control Arrangements” on page 49.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each Named Officer upon termination of his employment or a change in control of the Company, assuming that the triggering event occurred at year-end 2012. These amounts would be incremental to the compensation and benefit entitlements described previously in this Proxy Statement that are not contingent upon a termination or change in control.

	Change In Control		Involuntary Termination

Name	Without Qualified Termination(1)	With Qualified Termination(2)	With Cause	Without Cause(3)	Resignation	Death(4),(5)	Disability(5),(6)	Retirement(7)

Ian Cook	—	$10,746,268	—	—	—	$3,338,753	$9,394,117	—
Dennis J. Hickey	—	$3,106,020	—	—	—	$220,739	$2,147,453	—
Fabian T. Garcia	—	$3,955,110	—	$929,919	—	$2,834,904	$6,758,985	—
Franck J. Moison	—	$3,465,702	—	—	—	$1,362,851	$2,441,084	—
P. Justin Skala	—	$3,549,448	—	$1,404,014	—	$1,899,041	$3,814,045	—

Notes to the Potential Payments Upon Termination or Change in Control Table

(1)

Change in Control without Qualified Termination. As shown in this column, if there is a change in control but there is no Qualified Termination of the Named Officer’s employment (as defined above under “Severance Plan”), the Named Officer would not be entitled to receive any incremental payment or benefit. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•

Equity Awards. The vesting of previously granted stock options and performance-based restricted stock awards would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 49. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2012 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Garcia—$6,012,404; Mr. Moison—$1,060,000; and Mr. Skala—$4,243,108. The estimated value of restricted stock awards that would be accelerated was calculated based on the closing price of the Company’s Common Stock on December 31, 2012. The estimated value of the stock options that would be accelerated was calculated based on the difference between the closing price of the Company’s Common Stock on December 31, 2012, and the applicable exercise price.

•

Cash Bonus. If the change in control occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the change in control occurs (reported as of year-end 2012 in column (g) of the Summary Compensation Table).

•

Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings and Investment Plan (reported as of year-end 2012 in column (f) of the Nonqualified Deferred Compensation Table).

(2)

Change in Control with Qualified Termination. This column consists of the following benefits under the Severance Plan described beginning on page 48: (i) severance payments, (ii) the value of accruals under Company retirement plans during the severance period and (iii) continuation of medical, dental and life insurance benefits during the severance period. The value of retirement accruals was calculated based on the difference between the present value of additional retirement plan accruals that the Named Officer would have received had he remained employed until the end of the severance period, or age 65, if earlier, and the present value of retirement benefits payable at the change-in-control date without assuming future service. For more information regarding the assumptions used to calculate the present value of retirement benefits, see note 2 to the Pension Benefits Table. The additional medical, dental and life insurance benefits were valued based on the aggregate premiums paid by the Company for the applicable severance period.

In addition to the amounts shown in this column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•

Equity Awards. The vesting of previously granted stock options and restricted stock awards would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 49. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2012 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Hickey—$3,264,287; Mr. Garcia—$10,417,005; Mr. Moison—$2,699,924; and Mr. Skala—$6,056,189. For the assumptions used to calculate these amounts, see note 1 above.

(Notes continued on next page)

EXECUTIVE COMPENSATION

•

Cash Bonus. If the triggering event occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported as of year-end 2012 in column (g) of the Summary Compensation Table).

•

Retirement Accruals and Deferred Compensation Balances. The Named Officers would be entitled to receive their accrued retirement benefits (reported in the Pension Benefits Table) and any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings and Investment Plan (reported as of year-end 2012 in column (f) of the Nonqualified Deferred Compensation Table).

(3)

Involuntary Termination without Cause. Messrs. Cook, Hickey and Moison are not eligible for severance in the event of termination for Company convenience under the Severance Plan because they are eligible for retirement with full benefits under the “final average earnings” formula described on page 44. This column shows the severance payment and the continuation of medical, dental and life insurance benefits during the severance period that would be payable to Messrs. Garcia and Skala. For the assumptions used to calculate the additional retirement and insurance benefits, see note 2 above.

In addition to the amounts shown in this column, certain previously granted and unvested equity awards would be allowed to vest if they would have otherwise vested before the end of the severance period, as described under “Termination for Company Convenience” beginning on page 49. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2012 for awards that would be accelerated for the applicable Named Officers is as follows: Mr. Hickey—$2,199,969; Mr. Garcia—$2,656,860; Mr. Moison—$1,548,346; and Mr. Skala—$4,036,702. For the assumptions used to calculate these amounts, see note 1 above. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table), his performance-based restricted stock award for the three-year performance cycle ending such year (reported in footnote 2 to the Grants of Plan-Based Awards Table) and any amounts previously deferred by or allocated to him under the Deferred Compensation Plan and Supplemental Savings and Investment Plan (reported in the Nonqualified Deferred Compensation Table).

(4)

Death. This column consists of a spousal annuity, the actuarial present value of which is calculated based on the lump sum of all of the annuities payable until the Named Officer would have reached 65. The amounts shown were calculated assuming an interest rate of 4.14%.

(5)

In addition to the amounts shown in this column, unvested restricted stock awards would continue to vest in accordance with their original vesting schedule and all outstanding stock options would be exercisable for a period of three years or until the end of the original term, whichever is shorter, as described under “Death, Disability or Retirement” on page 49. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2012 for awards that would continue to vest for the applicable Named Officers is as follows: Mr. Hickey—$3,264,287; Mr. Garcia—$10,417,005; Mr. Moison—$2,699,924; and Mr. Skala—$6,056,189. For the assumptions used to calculate these amounts, see note 1 above. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table) and his performance-based restricted stock award for the three-year performance cycle ending such year (reported in footnote 2 to the Grants of Plan-Based Awards Table).

(6)

Disability. This column consists of the actuarial present value of additional long-term disability benefits for which each Named Officer is eligible, as described more fully on page 49. The amounts shown were calculated assuming an interest rate of 4.14%.

(7)

Retirement. As shown in this column, the Named Officers would not be entitled to receive any incremental payment or benefit upon retirement. In addition to the amounts shown in this column, unvested restricted stock awards, except those subject to continued employment, would continue to vest in accordance with their original vesting schedule and all outstanding stock options would be exercisable for a period of three years or until the end of the original term, whichever is shorter, as described under “Death, Disability or Retirement” on page 49. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. Each Named Officer would be entitled to receive his retirement benefits under the Retirement Plan and Supplemental Retirement Plan, as described on pages 43 to 44. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table), his performance-based restricted stock award for the three-year performance cycle ending such year (reported in footnote 2 to the Grants of Plan-Based Awards Table), and any amounts previously deferred by or allocated to him under the Deferred Compensation Plan and Supplemental Savings and Investment Plan (reported as of year-end 2012 in column (f) of the Nonqualified Deferred Compensation Table) in accordance with the distribution schedule elected by the Named Officer.

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

Compensation for the non-employee directors is set by the Board at the recommendation of the Governance Committee. The substantial majority of the compensation paid to the non-employee directors is in the form of Colgate equity pursuant to stockholder-approved plans that provide for fixed annual grants, as described below.

In 2012, non-employee director compensation consisted of the following, as applicable:

Annual Fee	2,200 shares of Common Stock
Annual Retainer	$25,000
Lead Director Fee	$3,000 (unless Lead Director also serves as a committee chair)
Committee Chairperson Fees	$3,000 for the chair of each committee
Stock Option Grant	Options to purchase 3,500 shares of Common Stock
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Charitable Matching Gifts Program available to U.S. employees as described below

In 2012, the Governance Committee recommended and the Board approved a reduction in the annual stock award and stock option grant for non-employee directors. Because these awards are denominated in a fixed number of shares of Common Stock and stock options, respectively, the value of the awards had increased significantly over time as the price of Colgate’s Common Stock increased. As a result, the Governance Committee and the Board determined that a reduction in these awards was appropriate. Mr. Cook does not receive any compensation for serving on the Board.

Deferral of Compensation

Under the Colgate-Palmolive Company Non-Employee Director Stock Plan (the “Director Stock Plan”), approved by the Company’s stockholders in 2006, directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Company’s Common Stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of the Company’s Common Stock granted and not deferred under the Director Stock Plan solely for the purpose of satisfying related tax obligations.

Directors may elect to defer all or a part of their cash compensation under the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Director Stock Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Company’s Common Stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of the Company’s Common Stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The table included in “Stock Ownership of Directors and Executive Officers” includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

Directors may elect to purchase the Company’s Common Stock with all or a portion of their cash compensation. Shares of the Company’s Common Stock that represent committee chairperson fees are purchased on behalf of directors who make this election at the beginning of the year, and shares that represent the annual retainer are purchased after the end of the year. In both cases, shares are purchased on behalf of directors on the third business day following the announcement of the Company’s annual earnings.

COMPENSATION OF DIRECTORS

Director Compensation

The following table shows the compensation earned by each non-employee director in 2012.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)		Stock Awards ($)(2) (c)		Option Awards ($)(3) (d)	All Other Compensation ($)[4] (g)	Total ($) (h)

Nikesh Arora	$18,750	(5)	$181,584		$38,096	$1,908	$240,338
John T. Cahill	$28,000		$217,822		$45,710	$9,908	$301,440
Helene D. Gayle	$79,456	(6)	$163,367	(6)	$45,710	$1,908	$290,441
Ellen M. Hancock	$82,456	(6)	$163,367	(6)	$45,710	$10,158	$301,691
Joseph Jimenez	$25,000	(5)	$217,822	(5)	$45,710	$1,908	$290,440
Richard J. Kogan	$28,000		$217,822		$45,710	$1,908	$293,440
Delano E. Lewis	$82,456	(6)	$163,367	(6)	$45,710	$1,908	$293,441
J. Pedro Reinhard	$25,000		$217,822	(5)	$45,710	$1,908	$290,440
Stephen I. Sadove	$25,000		$217,822		$45,710	$1,908	$290,440

Notes to the Director Compensation Table

(1)	Consists of an annual retainer and committee chair fees, as described above. Because Mr. Arora became a director in March 2012, his annual retainer was prorated to reflect his service during 2012.

(2)

This column reflects the aggregate grant date fair value of stock awards granted to each director in 2012. As noted above, directors receive an annual grant of 2,200 shares of the Company’s Common Stock. Because Mr. Arora became a director in March 2012, he received a prorated grant of 1,834 shares of the Company’s Common Stock. The grant date fair value of stock awards granted in 2012 to each director was $99.01 per share, based on the fair market value of the Company’s Common Stock on the date of grant.

(3)

This column reflects the aggregate grant date fair value of stock option awards granted to each director in 2012. As noted above, directors receive an annual grant of 3,500 stock options. Because Mr. Arora became a director in March 2012, he received a prorated grant of 2,917 stock options. The key terms of such stock options granted in 2012 are as follows: (a) the exercise price is equal to the closing price of the Company’s Common Stock on the date of grant, (b) the term is six years and (c) they vest in equal annual installments over three years.

The grant date fair value of stock options granted in 2012 to each director was $13.06 per option. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts shown in this column, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

The aggregate number of stock options outstanding for each director as of December 31, 2012 was as follows: Mr. Arora—2,917; Mr. Cahill—19,500; Dr. Gayle—10,834; Mrs. Hancock—39,500; Mr. Jimenez—10,834; Mr. Kogan—31,500; Mr. Lewis—7,501; Mr. Reinhard—27,500 and Mr. Sadove—21,834.

(4)

The amounts shown include (a) the value of Company-paid life insurance premiums and (b) matching charitable donations contributed by the Company in the director’s name pursuant to the Charitable Matching Gifts Program, which is available to all directors, U.S. retirees and U.S. employees who are actively employed on a full time basis and have completed at least one year of service. Under the Charitable Matching Gifts Program, the Company matches contributions to schools and other eligible institutions up to a maximum of $8,000 per individual per year. Eligible gifts up to $250 are matched on a 2:1 basis with all other eligible gifts up to $7,750 matched on a 1:1 basis. The Company does not match certain gifts such as contributions to organizations that are not tax-exempt, dues to alumni or similar groups, tuition payments, contributions to school funds or associations that are not used exclusively to support educational purposes of the institution and any gift for which the donor receives a substantial benefit.

(5)

Messrs. Arora and Jimenez elected to defer the cash retainer they earned in 2012 and Messrs. Jimenez and Reinhard elected to defer the stock retainer they earned in 2012 pursuant to the procedure described on page 53.

(6)	Dr. Gayle, Mrs. Hancock and Mr. Lewis each elected to receive 25% of her or his annual stock fee in cash to satisfy tax obligations pursuant to the procedure described on page 53.

STOCK OWNERSHIP

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

Directors and executive officers of the Company own significant amounts of Company stock. Under the Company’s stock ownership guidelines, non-employee directors are required to own stock equal in value to at least five times their annual stock retainer, and executive officers of the Company are required to own stock equal in value to at least two to eight times their salary, depending on their grade level.

The following table shows the beneficial ownership of Common Stock of each director, each of the Named Officers appearing in the Summary Compensation Table and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock

	Amount and Nature of Beneficial Ownership(1),(2)

Name of Beneficial Owner	Directly Owned	Exercisable Options(3)		Common Stock Units		Held by Savings & Investment Plan Trustee(4)

Ian Cook(5)	467,384	1,314,999	(6)	—		49,877
Dennis J. Hickey(7)	131,601	132,333		—		24,836
Fabian T. Garcia	45,983	247,499		—		5,240
Franck J. Moison(8)	42,214	245,532		—		18,385
P. Justin Skala	9,773	128,066		—		25,195
Nikesh Arora(9), (10)	1,834	—		247	(12)	—
John T. Cahill(11)	12,597	14,666		9,684	(12)	—
Helene D. Gayle(9)	5,225	6,000		—		—
Ellen M. Hancock(13)	40,332	30,666		40,511	(12)	—
Joseph Jimenez(9)	1,625	6,000		5,838	(12)	—
Richard J. Kogan	43,116	22,666		—		—
Delano E. Lewis	3,314	1,333		8,086	(12)	—
J. Pedro Reinhard	103	22,666		19,533	(12)	—
Stephen I. Sadove(14)	11,061	17,000		—		—
All directors and executive officers as a group (31 persons)	1,202,932	3,314,513		83,899		298,228

Notes to the Stock Ownership Table

(1)

Information about Common Stock holdings is as of March 11, 2013, the record date for the Annual Meeting. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)

Each person named in the table beneficially owns less than 0.25% of the outstanding Common Stock, except for Mr. Cook who owns 0.38%. The directors and executive officers as a group beneficially own 1.0% of the outstanding Common Stock.

(3)

Except as noted in footnote 6 below, this column consists of options that are exercisable on or before May 10, 2013, which is 60 days after March 11, 2013. As of March 11, 2013, a total of 20,081,969 options were outstanding under the Company’s stock option plans and 3,947,619 shares were available for future grants.

(4)

Consists of Common Stock credited to executive officers under the Company’s Savings and Investment Plan. Under this plan, the Company issues Common Stock to a trustee acting on behalf of the plan. Employees who participate in the Savings and Investment Plan, including the Named Officers, have voting power over the shares allocated to their accounts under the plan, subject to the right of the plan trustee to vote such shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant’s election in accordance with the terms of the plan.

(Notes continued on next page)

STOCK OWNERSHIP

(5)	Mr. Cook’s holdings include 134,854 shares of Common Stock owned jointly with his spouse and 47,641 shares of Common Stock held through a grantor retained annuity trust.

(6)	Mr. Cook’s holdings include 53,443 shares of Common Stock owned by the Cook Family 2012 Trust because he has the right to reacquire such shares at any time.

(7)	Mr. Hickey’s holdings include 124,094 shares of Common Stock owned jointly with his spouse.

(8)	Mr. Moison’s holdings include five shares of Common Stock owned by his son.

(9)

Mr. Arora was first elected to the Board effective March 15, 2012 and Dr. Gayle and Mr. Jimenez were first elected to the Board effective March 1, 2010. Directors have five years from the date of their initial election to meet the Company’s stock ownership guidelines.

(10)	Mr. Arora’s holdings include 1,834 shares of Common Stock held through the Arora Trust.

(11)	Mr. Cahill’s holdings include 12,500 shares of Common Stock owned by the John Tobin Cahill Revocable Trust.

(12)

Consists of Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Director Stock Plan; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; or (iii) an account representing the accrued value under the Pension Plan for Outside Directors that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.

(13)	Mrs. Hancock’s holdings include 17,164 shares of Common Stock owned jointly with her spouse.

(14)	Mr. Sadove’s holdings include 7,347 shares of Common Stock held through a grantor retained annuity trust.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2012		Percent of Common Stock Outstanding as of December 31, 2012

State Street Corporation(1)	35,379,142	(2)	7.5%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
The Vanguard Group	24,879,457	(3)	5.26%
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC	24,356,256	(4)	5.15%
82 Devonshire Street
Boston, MA 02109

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)	State Street Bank and Trust Company (“State Street”), a subsidiary of State Street Corporation, is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trustee”).

(2)

On a Schedule 13G filed with the SEC by State Street Corporation on February 12, 2013, State Street Corporation reported that, as of December 31, 2012, it beneficially owned 35,379,142 shares of Common Stock over which it had shared voting and dispositive power and State Street, acting in various capacities, reported that, as of December 31, 2012, it beneficially owned 23,818,917 shares over which it had shared voting and dispositive power.

For information regarding the voting of shares allocated to the Colgate-Palmolive Employee Stock Ownership Plan participants, please see “Questions and Answers about Colgate’s Annual Meeting—How can I vote if I am an employee participating in the Company’s Savings and Investment Plan?” The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

(3)

On a Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 12, 2013, Vanguard reported that, as of December 31, 2012, it beneficially owned 24,879,457 shares of Common Stock with sole voting power over 792,097 shares of Common Stock, sole dispositive power over 24,096,690 shares of Common Stock and shared dispositive power over 782,767 shares of Common Stock.

(4)

On a Schedule 13G filed with the SEC by FMR LLC (“Fidelity”) on February 14, 2013, Fidelity reported that, as of December 31, 2012, it beneficially owned 24,356,256 shares of Common Stock with sole voting power over 844,706 shares of Common Stock and sole dispositive power over 24,356,256 shares of Common Stock.

STOCK OWNERSHIP

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NYSE regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during 2012.

Certain Relationships and Related Transactions

Colgate has a longstanding policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Conduct, Business Practices Guidelines and Director Independence Standards. In addition, the Board has adopted a written policy regarding related person transactions which supplements these policies by establishing additional procedures for monitoring and reviewing and, if appropriate, approving or ratifying, these types of transactions. The policy covers any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” means directors and executive officers and their immediate family members, and stockholders owning five percent or more of Colgate’s outstanding stock.

The Company’s Corporate Legal Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures. In the rare instance where a related person transaction is determined to provide a material benefit to the Company and its stockholders, the transaction must be submitted to the independent directors of the Board for their review. Only the independent directors of the Board may approve or ratify the transaction in accordance with the procedures for review and approval or ratification described in the policy. In the course of its review of related person transactions, the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company, (ii) in a transaction involving a director, the impact on the director’s independence, (iii) the availability of comparable products or services, (iv) the terms of the transaction and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party.

Nikesh Arora, who is a director of the Company, is Senior Vice President and Chief Business Officer of Google, Inc. During 2012, in the ordinary course of business the Company purchased advertising from Google, Inc. on arm’s length terms, totaling approximately $13.5 million. In accordance with the Company’s related person transaction policy described above, these transactions are reviewed annually by the independent directors of the Board. Following the most recent review in January 2013, they concluded the transactions are in the best interests of the Company and its stockholders.

Based on the Company’s review of its transactions, there were no other transactions considered to be a related person transaction during 2012.

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

The following five proposals will be presented at the meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company. All nominees were elected at the 2012 Annual Meeting. If you elect these nominees, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

The nominees are Nikesh Arora, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Joseph Jimenez, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove. Biographical information regarding the nominees and information regarding the skills and qualifications of the nominees appears on pages 10 to 14 of this Proxy Statement.

The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The Board considers it desirable to continue the services of PricewaterhouseCoopers LLP.

The fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered to the Company during 2012 and 2011 are set forth below. The Audit Committee has concluded that the provision to the Company of the non-audit services by PricewaterhouseCoopers LLP described below did not and does not impair or compromise their independence. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PricewaterhouseCoopers LLP Fees
(in millions)

	2012	2011

Audit Fees	$10.9	$11.1
Audit-Related Fees	0.3	0.2
Tax Fees	3.8	4.5
All Other Fees	—	—

Total	$15.0	$15.8

Audit Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2012 and 2011 and the effectiveness of its internal control over financial reporting as of December 31, 2012 and 2011, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company’s financial statements in 2012 and 2011 (but which are not included under “Audit Fees” above). Audit-Related fees consist primarily of certain agreed-upon procedures engagements.

PROPOSALS REQUIRING YOUR VOTE

Tax Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. This category includes fees of $2.7 million and $2.6 million for the years ended December 31, 2012 and 2011, respectively, related to tax compliance services for the Company’s expatriate employee programs. The remaining fees were associated with assistance in tax return filings, tax audits and refund claims, as well as advice on interpretation of and compliance with tax laws and tax valuation services (aggregating $1.1 million and $1.9 million in the years ended December 31, 2012 and 2011, respectively).

All Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company asks that you indicate your support for the executive compensation, as described in this Proxy Statement, of the executive officers of the Company named in the Summary Compensation Table appearing on page 36. The Company is providing stockholders with this vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The Company currently intends to submit the executive compensation to an advisory vote at its Annual Meeting of Stockholders each year, consistent with the advisory vote of the stockholders at the Company’s 2011 Annual Meeting of Stockholders.

The Board of Directors is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Colgate-Palmolive Company (the “Company”) approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for the 2013 Annual Meeting of the Company’s stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Compensation Discussion and Analysis, beginning on page 21, describes the Company’s executive compensation programs and the compensation decisions made by the Personnel and Organization Committee and the Board of Directors in 2012 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table (referred to as the “Named Officers”). As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principle underlying the Personnel and Organization Committee’s compensation philosophy is pay for performance and, in 2012, approximately 60-90% of total compensation paid to Colgate’s Named Officers was performance-based, with incentive award payouts varying based on the Company’s business performance and, in the case of stock options, the performance of the Company’s Common Stock. This direct link between incentive payments and achievement of business goals and shareholder value has helped drive the Company’s strong and consistent performance year after year.

For these reasons, the Board is asking you to support this proposal. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Personnel and Organization Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the executive compensation of the Company’s Named Officers, as described in this Proxy Statement.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4: COLGATE-PALMOLIVE COMPANY 2013 INCENTIVE COMPENSATION PLAN

Introduction

The Company requests that stockholders vote to approve the Colgate-Palmolive Company 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was adopted by the Board of Directors on March 7, 2013 upon the recommendation of the Personnel and Organization Committee (the “P&O Committee”), subject to stockholder approval. The 2013 Plan will replace the four existing plans under which the Company currently makes equity compensation awards to officers, employees and non-employee directors, namely the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan, the Colgate-Palmolive Company 2005 Employee Stock Option Plan, the Colgate-Palmolive Company 2007 Non-Employee Director Stock Plan and the Colgate-Palmolive Company 2009 Employee Incentive Compensation Plan (together, the “Prior Plans”). The 2005 Non-Employee Director Stock Option Plan expired on December 31, 2012 and the 2005 Employee Stock Option Plan will expire on May 31, 2013. The Board believes that replacing the Prior Plans with a single new plan will simplify the administration of the Company’s equity compensation programs. If approved by stockholders at the Annual Meeting, the 2013 Plan will become effective on the date of such approval and thereafter no new awards will be granted under any of the Prior Plans.

The 2013 Plan is an important part of the Company’s overall compensation program. It allows the Company to make annual and long-term incentive awards to the Company’s officers and employees and to provide reasonable compensation to the Company’s non-employee directors. The purpose of the 2013 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees and/or directors and to provide them with incentives that are directly linked to the future growth and profitability of the Company’s business.

Promotion of Good Compensation Practices

The 2013 Plan is designed to reinforce the alignment between equity compensation arrangements for officers, employees and directors and stockholders’ interests and, as highlighted below, includes a number of provisions that the Company believes represent best practices, many of which were also included in the Prior Plans.

No Discounted Stock Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

No “Repricing” without Stockholder Approval. The Company may not, without the approval of stockholders, (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right (“SAR”) or (ii) cancel and re-grant an outstanding option or SAR or exchange such option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such option or the grant price of such SAR is above the fair market value of a share of Common Stock.

No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2013 Plan can be automatically replenished.

“Double Trigger” Vesting. Awards issued under the 2013 Plan will not vest solely upon a change in control (as defined in the 2013 Plan), other than in the case of performance-based awards for which the performance conditions have been satisfied.

No Dividends on Unearned Performance Awards. The 2013 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards until the performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such performance conditions.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the P&O Committee.

No Share “Recycling”. Shares issued in respect of awards that have been settled or exercised will not be available for future grants. Shares withheld by or delivered to the Company to satisfy the exercise price of stock options or tax withholding obligations will also be considered issued under the 2013 Plan and not available for future grants.

PROPOSALS REQUIRING YOUR VOTE

Summary of the 2013 Plan

The following summary of the 2013 Plan is qualified in its entirety by the full text of the 2013 Plan, which is included in this Proxy Statement as Annex B.

Administration. The P&O Committee, which is made up entirely of independent directors, will administer the 2013 Plan. It will have the authority to select participants eligible for awards under the 2013 Plan and to determine the form and amount of awards.

The P&O Committee can make rules and regulations and establish such procedures for the administration of the 2013 Plan as it deems appropriate. The full Board may act in place of the P&O Committee, unless doing so would disqualify awards for the exemption under Section 162(m) (as discussed below) or exemptions under Section 16 of the Exchange Act. The P&O Committee may delegate its authority to administer the plan (including the authority to grant awards) to individuals selected by the P&O Committee, subject to any applicable law and stock exchange listing standards. Company management will be responsible for day-to-day administration of the 2013 Plan.

Section 162(m) Exemption and Tax Exempt Awards. The 2013 Plan is designed to enable the Company to grant awards to its senior management that are exempt from limitations on tax deductibility. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes certain requirements to maintain the tax deductibility to the Company of compensation in excess of $1 million per year to certain senior executives known as “Covered Employees.” In general, “Covered Employees” for a given year are those employees who appear in the Summary Compensation Table of the Company’s annual proxy statement (see page 36 for this year’s Summary Compensation Table). Among other requirements, to qualify for the exemption from limitations on tax deductibility under Section 162(m), an award must be based on the attainment of one or more performance goals that have been disclosed to and approved by stockholders. By approving the 2013 Plan, stockholders will be approving, among other things, the performance goals, eligibility requirements and annual limits on individual awards contained therein for purposes of Section 162(m).

The 2013 Plan is designed so that stock options and SARs qualify for the Section 162(m) exemption, and it also enables the P&O Committee to grant other awards designed to qualify for this exemption. However, the P&O Committee reserves the right to grant awards that do not qualify for this exemption. In addition, in some cases, the exemption may cease to be available for some or all awards that otherwise were designed to qualify for the Section 162(m) exemption. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to the Company.

Shares Available and Individual Award Limits. The 2013 Plan specifies the maximum number of shares that may be issued under the plan and imposes limits on certain individual awards as follows:

•	Maximum number of shares that may be delivered pursuant to stock options or SARs: 32,000,000.

•	Maximum number of shares that may be delivered pursuant to all other awards: 7,000,000.

•	No participant may be granted during any calendar year:

• Stock options and SARs covering in excess of 1,000,000 shares; or

• Performance-based awards (other than stock options and SARs) intended to qualify for the Section 162(m) exemption covering in excess of 200,000 shares.

•	No participant may be granted cash-based awards intended to qualify for the Section 162(m) exemption that have an aggregate maximum payment value in any calendar year in excess of $15.0 million.

The share maximums and share limits described above are subject to adjustment for any changes in the Company’s equity structure, such as a stock split, or in the event of a corporate transaction. For example, these limits will be doubled to reflect the two-for-one stock split approved by the Board on March 7, 2013 when the split is effective on May 15, 2013.

Shares underlying awards granted under the 2013 Plan that expire or are forfeited or terminated without being exercised or awards that are settled for cash, will be available for the grant of additional awards, subject to the overall maximums provided by the 2013 Plan. Shares withheld by or delivered to the Company to satisfy the exercise price of stock options or tax withholding obligations with respect to any award granted under the 2013 Plan will be deemed to have been issued under the 2013 Plan and will not be available for the grant of additional awards.

As described above, if the 2013 Plan is approved by stockholders, no new awards will be granted under the Prior Plans. Awards previously granted and outstanding under the Prior Plans will remain in full force and effect under such Prior Plans according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or

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lapses instead of being exercised (to the extent applicable), or is settled for cash, shares subject to such award which are not delivered as a result will not be available for awards under the 2013 Plan.

Rationale for 2013 Plan Maximums. The following table provides the number of shares outstanding, the number of shares available for future grant under all of the Prior Plans and the total number of shares of Common Stock outstanding as of March 11, 2013, the record date for the Annual Meeting:

Number of Stock Options Outstanding	20,081,969
Weighted Average Exercise Price	$85.86
Weighted Average Term (in years)	3.7
Number of Restricted Stock Units Outstanding	2,313,308

Number of Shares Available for Future Grant
2005 Non-Employee Director Stock Option Plan	—	(1)
2005 Employee Stock Option Plan	3,947,619	(2)
2007 Non-Employee Director Stock Plan	—	(3)
2009 Employee Incentive Compensation Plan	8,373,711
Shares of Common Stock Outstanding	467,118,652

(1)	The 2005 Non-Employee Director Stock Option Plan expired on December 31, 2012 and no further awards may be granted under that plan.

(2)	The 2005 Employee Stock Option Plan will expire on May 31, 2013; after that date, no further awards may be granted under that plan.

(3)

The 2007 Non-Employee Director Stock Plan authorizes a specific number of shares to be issued as director compensation to each non-employee director on an annual basis, but does not have a specific number of shares reserved for issuance.

A total of 40,400,000 shares delivered pursuant to stock options or SARs and 11,500,000 shares delivered pursuant to other awards are authorized under the Prior Plans; however, the 2013 Plan only seeks an authorization of 32,000,000 shares delivered pursuant to stock options or SARs and 7,000,000 shares delivered pursuant to all other awards. As of March 11, 2013, a total of 8,373,711 shares were available for issuance pursuant to awards (other than stock options or SARs) under the Prior Plans. The 2013 Plan contemplates a total of 7,000,000 shares being available for issuance pursuant to awards (other than stock options or SARs), which represents a decrease of 1,373,711 from the number of shares available for such awards under the Prior Plans. As of March 11, 2013, a total of 3,947,619 shares were available for issuance under the Prior Plans pursuant to stock options or SARs. The 2013 Plan contemplates a total of 32,000,000 shares being available for issuance pursuant to stock options or SARs, which represents an increase of 28,052,381 from the shares available for such awards under the Prior Plans because one of the Company’s stock option plans has expired and the other will expire on May 31, 2013.

Based on a review of the Company’s historical practice and advice from its independent compensation consultant, F.W. Cook & Co., the P&O Committee currently believes the amounts available under the 2013 Plan will be sufficient to cover awards to officers, employees and non-employee directors for at least the next five years. In 2010, 2011 and 2012, the Company granted equity awards (including stock options and full value awards) representing a total of approximately 5,818,340 shares, 5,749,501 shares and 5,929,623 shares, respectively, equaling a three-year average utilization rate of 1.2%. This rate is at approximately the 56th percentile of the Comparison Group. The P&O Committee expects to continue to grant awards under the 2013 Plan consistent with the Company’s historic share utilization rates.

Eligibility. The 2013 Plan provides for awards to directors, officers and employees of the Company and its affiliates and prospective officers and employees who have accepted offers of employment from the Company or its affiliates. As of the date of this Proxy Statement, there were nine non-employee directors and approximately 1,700 officers and employees eligible to participate in the 2013 Plan. The current executive officers named in the Summary Compensation Table under the caption “Compensation Discussion and Analysis” and each of Colgate’s non-employee directors are among the individuals eligible to receive awards under the 2013 Plan.

Term. The 2013 Plan provides that awards may be made under the 2013 Plan for ten years.

Types of Awards. The P&O Committee may grant awards under the 2013 Plan in the form of stock options, SARs, restricted stock, restricted stock units, deferred shares, other stock-based awards, cash-based awards or any

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combination of those awards and may choose to grant such awards using the pooling method used to grant the annual incentive awards for 2012 described beginning on page 30.

          Stock Options. Subject to the terms and provisions of the 2013 Plan, options to purchase shares of Common Stock may be granted to eligible individuals at any time and from time to time as determined by the P&O Committee. Only non-qualified stock options may be granted under the 2013 Plan. Non-qualified stock options do not qualify for favorable treatment to the recipient under federal tax law. Subject to the limits provided in the 2013 Plan and specific provisions relating to annual grants to non-employee directors, the P&O Committee determines the number of stock options granted to each recipient and other terms of such awards, including the exercise price, term and vesting schedule.

          As noted above, the P&O Committee determines the exercise price for each stock option granted, except that the stock option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. As of March 11, 2013, the fair market value (as that term is defined under the 2013 Plan) of a share of Common Stock was $115.64. The 2013 Plan prohibits “repricing” of stock options without stockholder approval. All stock options granted under the 2013 Plan will expire no later than ten years from the date of grant.

          Stock Appreciation Rights. The P&O Committee in its discretion may grant SARs under the 2013 Plan. The P&O Committee has not granted SARs under the Prior Plans and has no present intention to do so under the 2013 Plan, though it may do so in the future if it determines that SARs would serve the Company’s compensation goals. SARs may be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in conjunction with a stock option. A SAR entitles the holder to receive upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of Common Stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR may not be less than the fair market value of a share of Common Stock on the date of grant.

          A tandem SAR may be granted only at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

          The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Common Stock, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. The 2013 Plan prohibits “repricing” of SARs without stockholder approval.

          Restricted Stock. The 2013 Plan provides for the award of shares of Common Stock that are subject to forfeiture and restrictions on transferability as may be determined by the P&O Committee. Except for these restrictions, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the P&O Committee, (i) cash dividends on the shares that are the subject of the restricted stock award shall be automatically reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock, and (ii) dividends payable in shares shall be paid in the form of additional restricted stock, held subject to the vesting of the underlying restricted stock. Restricted stock granted under the 2013 Plan may or may not be subject to performance conditions. The P&O Committee has not granted restricted stock under the Prior Plans and has no present intention to do so under the 2013 Plan, though it may do so in the future if it determines that restricted stock would serve the Company’s compensation goals.

          Restricted Stock Units. The 2013 Plan authorizes the P&O Committee to grant restricted stock units. Restricted stock units are not shares of Common Stock and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividend equivalents. Unless otherwise determined by the P&O Committee, an award of restricted stock units shall be adjusted to reflect the deemed reinvestment in additional restricted stock units of the dividends that would be paid and distributions that would be made with respect to the award of restricted stock units if it consisted of actual shares. Restricted stock units granted under the 2013 Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares of Common Stock, in an amount based on the fair market value of the Common Stock on the settlement date.

          Other Stock-Based Awards. The 2013 Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock, including unrestricted stock, deferred shares, dividend equivalents and convertible debentures.

PROPOSALS REQUIRING YOUR VOTE

          Cash-Based Awards. Cash-based awards may be granted under the 2013 Plan. No participant may be granted cash-based awards that have an aggregate maximum payment value in any calendar year in excess of $15.0 million if the awards are intended to qualify as tax-deductible performance-based compensation under Section 162(m). Cash-Based Awards may be paid in cash, shares or other full-value awards (valued as of the date of payment) as determined by the P&O Committee.

Performance Goals. The 2013 Plan provides that performance goals may be established by the P&O Committee in connection with the grant of any award under the plan. In the case of an award intended to qualify for the performance-based compensation exemption under Section 162(m), such goals will be based on the attainment of specified levels of one or more of the following measures: specified levels of sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), non-variable expenses, pre-tax profit, net profit after tax, operating profit, cash generation, unit volume, change in working capital, return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation of corporate overhead or bonuses), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, organic sales growth, selling price increases, operating contribution, year-end cash, debt reductions, book value per share, return on equity, return on sales, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, compliance, diversity, sustainability, development, products or other projects (including restructuring programs), recruiting or maintaining personnel, and total stockholder return, in each case, as measured with respect to the Company or any affiliate, division or department of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies. The Board believes that it is appropriate to provide a broad range of potential performance goals so that the Company can be responsive to changing business needs and objectives. For a description of performance goals applicable to the Company’s annual incentive awards for 2012 and long-term incentive awards for the 2010-2012 performance cycle, please see pages 33 to 34 of the Proxy Statement.

Transferability. Except as otherwise determined by the P&O Committee, the recipient of an unvested award generally may not sell, transfer, pledge, exchange or otherwise encumber the award prior to vesting. In addition, except as otherwise determined by the P&O Committee, stock options and SARs are nontransferable except by will or by the laws of descent or distribution or, in the case of non-qualified stock options and SARs that are not granted in “tandem” with a stock option, pursuant to a qualified domestic relations order.

Additional Provisions Applicable to Non-Employee Directors. The following features of the 2013 Plan apply with respect to non-employee directors of the Company and are comparable to the existing director compensation program under the Prior Plans. Currently, there are nine non-employee directors (that is, all members of the Board with the exception of Mr. Cook).

          Annual Stock Option Grant. Under the 2013 Plan, each calendar year, each non-employee director will receive an automatic stock option grant having a value equal to $45,000, a six-year term (or such longer period, not to exceed ten years, as determined by the P&O Committee) and an exercise price equal to the fair market value of a share of Common Stock on the date of grant. For purposes of this grant, the value of a stock option is determined in accordance with the Black-Scholes pricing model or other pricing model used to determine the values of stock options in the Company’s most recent annual report on Form 10-K. The annual grants are made on the first business day after the Company’s annual meeting of stockholders, provided such day falls within a window period during which trading by Colgate insiders is permitted.

          The annual stock option grants vest in equal installments over three years. In general, each stock option will terminate upon the earlier of (i) the end of its fixed term or (ii) termination of directorship or, to the extent a stock option was then exercisable, three months after the termination of directorship. In the event of death, retirement or disability, the stock option may be fully exercised, whether or not it was then exercisable, for up to three years thereafter. If a directorship is terminated for cause, however, the director’s ability to exercise any stock option granted under the 2013 Plan terminates.

          Annual Grant of Common Stock. Under the 2013 Plan, each calendar year, each non-employee director receives an automatic grant of unrestricted shares of Common Stock having a value of $180,000 based on the fair market value of a share of Common Stock on the grant date. The annual grants are made on the first business day after the Company’s annual meeting of stockholders, provided such day falls within a window period during which trading by Colgate insiders is permitted.

PROPOSALS REQUIRING YOUR VOTE

          Pro Rata Grants. The annual awards of stock options and Common Stock will be prorated if a non-employee director joins the Board during the middle of a calendar year.

          Deferral Feature. A non-employee director may elect to defer receipt of all or part of the shares covered by the annual grant of Common Stock. Deferred shares are credited to bookkeeping accounts and accrue dividend equivalents (i.e., share credits equal in value to non-extraordinary cash dividends paid on the Common Stock) until they are distributed. Deferred shares are distributed upon a non-employee director’s separation from service either in installments over a period of ten years or, if timely elected by the director, in installments over a shorter period or in a lump sum. Directors may receive an early distribution of some or all of the deferred shares in the event of an unforeseeable emergency involving severe financial hardship.

          Miscellaneous. Other than the automatic annual grants described above, the non-employee directors will not be granted any equity awards under the 2013 Plan.

Treatment of Awards upon Termination of Employment and Change in Control. Under the 2013 Plan, the P&O Committee will have the authority to adopt rules and regulations with respect to the treatment of awards upon termination of employment.

Unless provided otherwise in the applicable award agreement, the following terms will apply in the event of a “change in control” of the Company (as defined in the 2013 Plan):

•

All then-outstanding restricted stock or restricted stock units that were granted following satisfaction of a previously established performance goal that have not yet vested shall be considered earned in full and non-forfeitable.

•

Except with respect to awards described in the immediately preceding bullet, if equivalent replacement awards are substituted for awards granted and outstanding under the 2013 Plan at the time of such change in control, such replacement awards will vest and be deemed earned in full upon a termination of employment by the Company other than for cause (including, with respect to any non-employee director, ceasing to serve as a director) or a termination of employment by the participant for good reason within twenty-four months after such change in control (i.e., the awards “double-trigger” vest). Unless otherwise agreed in connection with the change in control, applicable performance goals will be deemed met at the greater of the applicable target level and the level of achievement through the latest practicable date reasonably determinable.

•

Upon the termination of a participant’s employment by the Company during the twenty-four-month period following a change in control for any reason other than for cause (including, with respect to any non-employee director, ceasing to serve as a director) or upon the termination of a participant’s employment by the participant for good reason, any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the earlier of (i) three years following the termination of employment and (ii) the expiration of the term of the stock option or SAR.

If equivalent replacement awards are not substituted for awards granted and outstanding under the 2013 Plan at the time of such change in control, upon the occurrence of a change in control, unless otherwise provided in the applicable award agreement, (i) all then-outstanding awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to have been earned in full, and (ii) any performance-based award will be deemed to have been earned in full based on performance goal achievement at the greater of the applicable target level and the actual level of achievement through the latest practicable date as determined by the P&O Committee not later than the date of the change in control.

An award qualifies as a “replacement award” under the 2013 Plan if the following conditions are met in the sole discretion of the P&O Committee: (i) it is of the same type as the award being replaced (the “replaced award”); (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

Amendment. The 2013 Plan may be amended or discontinued at any time by the Board, but not in a way that would impair the rights of a participant under any award previously granted, without the participant’s consent (subject to specified exceptions). In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the NYSE.

PROPOSALS REQUIRING YOUR VOTE

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the 2013 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2013 Plan. The income tax consequences under applicable state and local tax laws may not be the same as those under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units and Deferred Shares. A participant will not recognize taxable income at the time of grant of a restricted stock unit or deferred share, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2013 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2013 Plan.

PROPOSALS REQUIRING YOUR VOTE

New Plan Benefits

The following table and accompanying notes show the amounts that were awarded to the Named Officers, all executive officers as a group and all non-executive employees as a group for 2012 under the Prior Plans and represents the amounts that would have been awarded for 2012 under the 2013 Plan had it been in effect. Amounts to be awarded to employees in 2013 under the 2013 Plan are not currently determinable, though the Company intends to make awards to employees under the 2013 Plan consistent with its existing compensation practices. The table also shows the amounts expected to be awarded in 2013 to all non-employee directors as a group under the 2013 Plan.

Name and Position	Dollar Value ($)(1)		Number of Stock Options		Number of Restricted Stock Units(2)		Number of Unrestricted Shares(3)

Ian Cook	$4,140,720	(4)	400,000	(7)	25,609	(9)	—
Chairman, President and
Chief Executive Officer
Dennis J. Hickey	$810,731	(4)	60,000	(7)	5,392	(9)	—
Chief Financial Officer
Fabian T. Garcia	$1,048,359	(4)	75,000	(7)	7,014	(9)	—
Chief Operating Officer,
Global Innovation and Growth
Franck J. Moison	$905,783	(4)	75,000	(7)	6,142	(9)	—
Chief Operating Officer,
Emerging Markets and South Pacific
P. Justin Skala	$639,088	(4)	50,000	(7)	4,538	(9)	—
President, Colgate - Latin America
Executive Group	$14,140,889	(5)	1,159,650	(5)	92,490	(5)	—
Non-Executive Officer Employee Group	$104,929,311	(6)	3,545,098	(6)	402,093	(6)	—
Non-Employee Director Group	—		30,087	(8)	—		14,004

Notes to the New Plan Benefits Table

(1)	This column reflects annual incentive compensation paid to employees in the form of cash bonuses.

(2)

This column reflects long-term incentive compensation paid to employees in the form of performance-based restricted stock unit awards and, in the case of the non-executive officer employee group, time-vested restricted stock unit awards.

(3)

This column reflects the annual grant to the nine non-employee directors of unrestricted shares of Common Stock having a value of $180,000 to be made following the 2013 Annual Meeting. This value was converted into shares of Common Stock at a price per share of $115.64, which represents the closing stock price of the Company’s Common Stock on March 11, 2013. The actual number of shares granted may vary depending on the price of the Company’s Common Stock on the grant date.

(4)	These amounts are the same as the amounts actually awarded to each Named Officer in 2012, as set forth in column (g) of the Summary Compensation Table.

(5)	These amounts were awarded to a total of 22 employees and include the amounts reported above for each of the Named Officers.

(6)	This amount reflects awards to approximately 1,700 employees.

(7)

These amounts are the same as the amounts actually awarded to each Named Officer in 2012, as set forth in column (j) of the Grants of Plan-Based Awards Table, except that they do not include 150,000 stock options awarded to Mr. Garcia, 100,000 stock options awarded to Mr. Moison and 75,000 stock options awarded to Mr. Skala since these grants were special recognition and retention awards made to these employees during 2012 and the P&O Committee does not currently intend to make similar awards to them during 2013.

(8)

This amount reflects the annual stock option grant to the nine non-employee directors having a value of $45,000 to be made following the 2013 Annual Meeting. This value was converted into a number of stock options using a value of $13.46, which is based on the Black-Scholes pricing model set forth in the Company’s most recent annual report on Form 10-K. The actual number of stock options granted may vary depending on the price of the Company’s Common Stock on the grant date.

(9)

These amounts are the same as the amounts actually awarded to each Named Officer in 2012, as set forth in footnote 2 to the Grants of Plan-Based Awards Table, except that they do not include 10,000 restricted stock units awarded to Mr. Hickey, 10,000 restricted stock units awarded to Mr. Garcia, 7,500 restricted stock units awarded to Mr. Moison and 5,000 restricted stock units awarded to Mr. Skala since these grants were special recognition and retention awards made to these employees during 2012 and the P&O Committee does not currently intend to make similar awards to them during 2013.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2012, regarding securities of the Company to be issued and remaining available for issuance under the Prior Plans, all of which have been approved by stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	23,805,505(1)	$75.59(2)	12,650,176(3)
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	23,805,505	$75.59	12,650,176

Notes to the Equity Compensation Plan Information Table

(1)

Consists of 21,171,437 stock options outstanding and 2,634,068 restricted stock units awarded but not yet vested under the Company’s 2005 Employee Stock Option Plan and 2009 Executive Incentive Compensation Plan.

(2)	Includes the weighted-average exercise price of stock options outstanding of $85.37 and restricted stock units of $0.

(3)

Amount includes 3,999,609 stock options available for issuance under the Company’s 2005 Employee Stock Option Plan and 8,650,567 shares available for issuance under the 2009 Executive Incentive Compensation Plan.

The Board of Directors believes that approval of the Colgate-Palmolive Company 2013 Incentive Compensation Plan is in the best interests of stockholders and, accordingly, recommends a vote FOR the proposed plan.

PROPOSAL 5: STOCKHOLDER PROPOSAL

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of at least 50 shares of Common Stock, has informed the Company in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

Proposal 5—Executives to Retain Significant Stock

Resolved: Shareholders request that our Compensation Committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of 25% of such shares.

The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company “D” with “High Governance Risk.” Also “Very High Concern” for Executive Pay - $15 million for our CEO Ian Cook. Mr. Cook was also on the PepsiCo board rated “D” since 2008 by GMI. Meanwhile our board is overseeing the cutting of our workforce by 6%. And our directors did not turnaround most of the below low-hanging fruit of strengthening our corporate governance, which does not require one lay-off.

GMI said a significant portion of long-term equity given to our highest paid executives consisted of stock options that simply vest over time. Mr. Cook was given 355,000 stock options worth $4.2 million while also realizing $7.8 million on

PROPOSALS REQUIRING YOUR VOTE

the exercise of 270,000 options. Equity pay should have performance requirements in order to be aligned with shareholder interests. Plus market-priced stock options can provide rewards due to a rising market alone, regardless of an executive’s performance.

Delano Lewis was negatively flagged by GMI due to his involvement with the Eastman Kodak bankruptcy. This was compounded by Mr. Lewis’s position on our nomination committee as chairman no less and on our executive pay committee. Delano Lewis, Richard Kogan and Ellen Hancock each had 11 to 24 years long-tenure. Long-tenured directors can often form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. An independent perspective is a priceless asset for a board of directors.

Please encourage our board to respond positively to this proposal for improved governance and to protect shareholder value:

Executives to Retain Significant Stock—Proposal 5

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

Colgate’s existing compensation programs and policies effectively promote shareholder value and encourage significant stock ownership by senior executives such that establishing an additional stock retention requirement would not be in the best interests of stockholders.

Colgate’s compensation programs are designed to focus executives on driving long-term shareholder value.

The Board recognizes the importance of aligning the interests of our senior executives with those of our stockholders in driving long-term shareholder value. As a result, a significant portion of Colgate’s senior executives’ total compensation is paid in equity (in the form of restricted stock and stock options). In the case of the Named Officers, 50-65% of their total compensation was paid in the form of equity in 2012.

Colgate’s performance-based restricted stock award program, in which all senior executives participate, has a three-year performance period, followed by an additional three-year vesting period. This additional three-year vesting period functions as a de facto holding requirement for these restricted stock awards and drives a focus on long-term results. Moreover, the performance measures on which these awards are based—growth in net sales and earnings per share—are chosen to promote shareholder value. Colgate also provides a supplemental performance-based restricted stock award to senior executives if Colgate’s three-year total shareholder return is one of the top two when compared to an industry peer group, directly tying a portion of compensation to relative shareholder return.

Colgate’s established policies, including robust stock ownership guidelines and a policy prohibiting hedging Colgate stock, align the interests of Colgate’s senior executives with those of Colgate’s stockholders.

To further align the interests of our senior executives with those of our stockholders and to ensure a long-term perspective, the Board has established minimum stock ownership guidelines for Colgate’s senior executives. The CEO is required to own Colgate stock equal in value to eight times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to four times their annual salaries. Other corporate officers are subject to ownership requirements of two times their annual salaries. Compliance with these guidelines is evaluated on an annual basis and all of Colgate’s senior executives were in compliance in 2012.

In practice, many of Colgate’s senior executives hold Colgate stock well in excess of the minimum amounts required by the stock ownership guidelines. For example, as disclosed above under “Stock Ownership of Directors and Executive Officers,” Ian Cook, Colgate’s CEO, holds 517,261 shares of Colgate’s stock, equal in value to almost 50 times his annual salary, significantly above the 84,054 shares he is required to hold under Colgate’s stock ownership guidelines.

Colgate’s policy against hedging transactions involving Colgate stock complements the objectives of the stock ownership guidelines. Adopted in 2011, Colgate’s hedging policy prohibits Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of Colgate’s stock.

Your Board believes that Colgate’s existing policies and practices effectively align the interests of our senior executives with those of our stockholders and facilitate significant stock ownership by senior executives such that establishing an additional requirement that executives retain significant stock until reaching retirement age would not be in the best interests of stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

OTHER MATTERS

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting and you have voted by proxy, the members of the Proxy Committee have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Chief Legal Officer and Secretary

ANNEX A

Reconciliation of Non-GAAP Financial Measures

	2009	2010	2011	2012

Diluted Earnings Per Share As Reported—GAAP	$4.37	$4.31	$4.94	$5.15
Global Growth & Efficiency Program				(0.14)
Venezuela Hyperinflationary		(0.53)
Termination Benefits		(0.12)
Gain on Sale of Non-Core Product Lines		0.06
Tax Initiatives		0.06
Gain on Sale of Colombia Detergent Business			0.27
Business Realignment Initiatives			(0.30)	(0.03)
Mexico Land Sale			(0.02)	(0.04)
French Competition Law Matter			(0.04)
Diluted As Adjusted Earnings Per Share—Non-GAAP	$4.37	$4.84	$5.03	$5.36

A-1

ANNEX B

COLGATE-PALMOLIVE COMPANY
2013 INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE; DEFINITIONS

The purpose of this Plan is to promote the interests of the Company and its stockholders by attracting, retaining and motivating exceptional directors, officers and employees (including prospective officers and employees) of the Company and its Affiliates and enabling such individuals to participate in the long-term growth and financial success of the Company. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a)

“Affiliate” means a corporation or other entity (i) controlled by, controlling or under common control with, the Company (including, without limitation, a corporation or other entity in which the Company has a 50% or more ownership interest) or (ii) designated by the Committee from time to time as such for purposes of the Plan.

(b)	“Applicable Exchange” means the NYSE or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)	“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award, Cash-Based Award or Deferred Share granted pursuant to the terms of this Plan.
(d)	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
(e)	“Board” means the Board of Directors of the Company.
(f)	“Business Combination” has the meaning set forth in Section 11(e)(iii).
(g)	“Cash-Based Award” means an Award denominated in a dollar amount.
(h)	“Cash Election” has the meaning set forth in Section 10(d).
(i)

“Cause” means, with respect to any Participant, except as otherwise determined by the Committee, (i) “cause” as defined in any Individual Agreement between the Company or any Affiliate and the Participant that is in effect at the time of such Participant’s Termination of Employment, or (ii) if there is no such Individual Agreement or if such Individual Agreement does not define “cause,” (A) conviction of, or plea of guilty or no contest by, the Participant for committing a felony in the United States (a “U.S. Felony”) or for committing a crime comparable to a U.S. Felony outside the United States, which, in each case, regardless of where such crime occurs, has had or will have a detrimental effect on the Company’s reputation, business or financial condition, (B) the Participant’s willful engagement in any malfeasance, dishonesty, fraud or gross misconduct that is intended to or does result in a material detrimental effect on the Company’s reputation, business or financial condition, (C) a willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect or (D) before a Change in Control, such other events as shall be determined by the Committee. Before a Change in Control, the Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final. After a Change in Control, any determination as to whether “Cause” exists shall be subject to de novo review.

(j)	“Change in Control” has the meaning set forth in Section 11(e).
(k)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l)	“Commission” means the Securities and Exchange Commission or any successor agency.
(m)	“Committee” has the meaning set forth in Section 2(a).
(n)	“Common Stock” means common stock, par value $1.00 per share, of the Company.
(o)	“Company” means Colgate-Palmolive Company, a Delaware corporation, or its successor.
(p)	“Corporate Transaction” has the meaning set forth in Section 3(d)(i).
(q)	“Default Election” has the meaning set forth in Section 10(c)(iv).
(r)	“Deferral Election” has the meaning set forth in Section 10(c)(i).
(s)	“Deferred Shares” has the meaning set forth in Section 10(c)(i).
(t)	“Delivery Elections” has the meaning set forth in Section 10(c)(i).

ANNEX B

(u)

“Disability” means, in the case of any Participant who is not a Non-Employee Director, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code. In the case of any Participant who is a Non-Employee Director, “Disability” means physical or mental disability, whether total or partial, that prevents the Participant from performing his duties as a member of the Board for a period of six consecutive months.

(v)

“Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Affiliate or a sale of a division of the Company and its Affiliates).

(w)	“Dividend Equivalents” has the meaning set forth in Section 10(c)(iii).
(x)	“Effective Date” has the meaning set forth in Section 13(a).
(y)	“Elections” has the meaning set forth in Section 10(c)(i).
(z)

“Eligible Individuals” means directors, officers and employees of the Company or any of its Affiliates, and prospective officers and employees who have accepted offers of employment or consultancy from the Company or its Affiliates.

(aa)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(bb)

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

(cc)	“Free-Standing SAR” has the meaning set forth in Section 5(b).
(dd)	“Full-Value Award” means any Award other than a Cash-Based Award, Option or Stock Appreciation Right.
(ee)

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

(ff)

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(gg)	“Incumbent Board” has the meaning set forth in Section 11(e)(ii).
(hh)	“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Affiliates.
(ii)	“Lump Sum Delivery Election” has the meaning set forth in Section 10(c)(i).
(jj)

“Non-Employee Director” means any individual who is a member of the Board as of March 7, 2013, or becomes a member of the Board thereafter during the term of the Plan and in each case during such period as he or she is not an employee of the Company or any of its Affiliates.

(kk)	“Nonqualified Option” means any Option that is not an Incentive Stock Option.
(ll)	“NYSE” means the New York Stock Exchange.
(mm)	“Option” means an Award described under Section 5(a).
(nn)	“Outside Directors” has the meaning set forth in Section 12(a).
(oo)	“Outstanding Company Common Stock” has the meaning set forth in Section 11(e)(i).
(pp)	“Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).
(qq)	“Participant” means an Eligible Individual to whom an Award is or has been granted.

ANNEX B

(rr)

“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, such goals shall be based on the attainment of one or any combination of the following: specified levels of sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), non-variable expenses, pre-tax profit, net profit after tax, operating profit, cash generation, unit volume, change in working capital, return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation of corporate overhead or bonuses), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, organic sales growth, selling price increases, operating contribution, year-end cash, debt reductions, book value per share, return on equity, return on sales, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, compliance, diversity, sustainability, development, products or other projects (including restructuring programs), recruiting or maintaining personnel and total stockholder return, in each case, as measured with respect to the Company or any Affiliate, division or department of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

(ss)	“Plan” means this Colgate-Palmolive Company 2013 Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.
(tt)	“Pro-Ration Fraction” has the meaning set forth in Section 10(a)(i).
(uu)	“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.
(vv)

“Qualified Termination of Employment” means, (i) with respect to any Participant other than a Non-Employee Director, a “Qualified Termination of Employment” as defined in the Colgate-Palmolive Company Executive Severance Plan, as amended and restated, as such plan may be amended from time to time, and any successor thereto, and (ii) with respect to any Non-Employee Director, any termination of service as a Non-Employee Director, other than a termination of service for Cause, during the two-year period following a Change in Control.

(ww)	“Replaced Award” has the meaning set forth in Section 11(b)(ii).
(xx)	“Replacement Award” has the meaning set forth in Section 11(b)(ii).
(yy)	“Restricted Stock” means Shares that are granted or delivered subject to restrictions in accordance with Section 6.
(zz)	“Restricted Stock Units” means Awards granted as set forth in Section 7.
(aaa)

“Retirement” means, (i) in the case of any Participant who is not a Non-Employee Director, retirement (A) from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable pension plan of such employer or (B) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate or (ii) in the case of a Participant who is a Non-Employee Director, retirement as a Non-Employee Director at or after age 65 with at least nine years of service as a member of the Board.

(bbb)	“Section 16(b)” has the meaning set forth in Section 12(d).
(ccc)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
(ddd)	“Securities Act” has the meaning set forth in Section 10(b)(ii).
(eee)	“Separation from Service” has the meaning set forth in Section 1(mmm).
(fff)	“Share” means a share of Common Stock.
(ggg)	“Share Account” has the meaning set forth in Section 10(c)(iii).
(hhh)	“Share Change” has the meaning set forth in Section 3(d)(ii).
(iii)	“Specific Installment Election” has the meaning set forth in Section 10(c)(i).
(jjj)	“Stock Appreciation Right” has the meaning set forth in Section 5(b).
(kkk)	“Tandem SAR” has the meaning set forth in Section 5(b).

ANNEX B

(lll)

“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(mmm)

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-Employee Director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code (a “Separation from Service”).

(nnn)	“Unforeseeable Emergency” has the meaning set forth in Section 10(c)(vi).
(ooo)

“Window Period” means the period from the third to the twelfth business day following the date of the public announcement of the Company’s quarterly or annual earnings, as applicable, or such similar period during which the Company’s officers and directors are permitted to engage in transactions in the Company’s securities.

SECTION 2. ADMINISTRATION

(a)

Committee. The Plan shall be administered by the Personnel and Organization Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 12, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)

to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Deferred Shares, Cash-Based Awards or any combination thereof, are to be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

(iv)	to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)	subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii)	to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(ix)	to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x)

to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

ANNEX B

	(xi)	to decide all other matters that must be determined in connection with an Award; and

	(xii)	to otherwise administer the Plan.

(b)

Procedures. (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii)

Subject to Section 12, any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)

Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or by an appropriately delegated person pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)

Terms and Conditions of Awards; Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award; provided, however, that the terms of a Cash-Based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed (or electronically accepted) by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

(a)

Aggregate Plan Limits. The maximum number of Shares that may be delivered pursuant to Options or Stock Appreciation Rights under the Plan shall be 32,000,000.* The maximum number of Shares that may be delivered pursuant to Full Value Awards under the Plan shall be 7,000,000.* Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares. On and after the Effective Date, no new awards may be granted under the Company’s prior equity compensation plans, it being understood that (i) awards outstanding under any such plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (ii) dividend equivalents may continue to be issued under the Company’s existing equity compensation plans in respect of awards granted under such plans which are outstanding as of the Effective Date.

(b)	Individual Plan Limits. During a calendar year, no single Participant may be granted:

	(i)	Options or Stock Appreciation Rights covering in excess of 1,000,000 Shares in the aggregate;* or

	(ii)	Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 200,000 Shares in the aggregate.*

(c)

Rules for Calculating Shares Delivered. Shares issued upon settlement or exercise of an Award shall not be available for future grants under the Plan. To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been delivered for purposes of Section 3(a).

(d)	Adjustment Provisions.

(i)

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Affiliates (each, a

*	These limits will be doubled to reflect the two-for-one stock split approved by the Board on March 7, 2013 when the split is effective on May 15, 2013.

ANNEX B

“Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii)

In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii)

In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other filings with the Commission; provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(iv)

Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

(v) Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Types of Options. All Options granted under the Plan shall be Nonqualified Options.

(b)

Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount

ANNEX B

in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)

Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)

Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)	Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f)

Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g)

Method of Exercise. Subject to the provisions of this Section 5, vested Options and vested Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares covered by the exercise multiplied by the applicable per Share exercise price) and the payment or withholding of any federal, state, local or foreign taxes. Payment may be made by certified or bank check or wire transfer or, in the Committee’ discretion, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (ii) to the extent permitted by applicable law and subject to such rules as may be established by the Committee or the third-party Plan administrator, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, (iii) by having the Company or the third-party Plan administrator withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (iv) by such other instrument or method as the Company may accept.

(h)

Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant has complied with the applicable requirements of Section 5(g), including payment of the applicable exercise price and satisfaction of applicable tax withholdings.

(i)

Terminations of Employment. Except as otherwise provided in Section 10(a)(iii) with respect to automatic grants to Non-Employee Directors and Section 11, the effect of a Participant’s Termination of Employment on any Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Option or Stock Appreciation Right. In no event shall an Option or Stock Appreciation Right be exercisable after the expiration of its term.

(j)

Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of an Option or Stock Appreciation Right, pursuant to the equivalent of a qualified

ANNEX B

domestic relations order or as otherwise expressly permitted by the Committee. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(k)

Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Options or Stock Appreciation Rights; provided that Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6. RESTRICTED STOCK

(a)	Nature of Awards. Shares of Restricted Stock are actual Shares issued to a Participant, which Shares are subject to forfeiture or restrictions on transfer.

(b)

Award of Restricted Stock. An Award of Restricted Stock may be made at such time or times determined by the Committee to any person who is an Eligible Individual. Awards of Restricted Stock that are Qualified Performance-Based Awards shall be subject to the provisions of Section 12.

(c)

Book-Entry Registration or Certificated Shares. Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Colgate-Palmolive Company 2013 Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Colgate-Palmolive Company.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d)

Terminations of Employment. Except as otherwise provided in Section 11, the effect of a Participant’s Termination of Employment on any Award of Restricted Stock then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock.

(e)

Rights of a Stockholder. Except as otherwise provided in this Section 6(e) or in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding Common Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. Unless otherwise determined by the Committee and subject to Section 15(e), (i) cash dividends on the Shares that are the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (ii) dividends payable in Common Stock shall be paid in the form of additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock. Notwithstanding the immediately preceding sentence, if an adjustment to a Restricted Stock Award is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of reinvestment in, or issuance of, additional Restricted Stock) shall be made under this Section 6(e) as a result of the same dividend or distribution.

(f)

Delivery of Unlegended Certificates. If and when any applicable restriction period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

ANNEX B

SECTION 7. RESTRICTED STOCK UNITS

(a)

Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based on the Fair Market Value of a specified number of Shares.

(b)

Award of Restricted Stock Units. An Award of Restricted Stock Units may be made at such time or times determined by the Committee to any person who is an Eligible Individual. Awards of Restricted Stock Units that are Qualified Performance-Based Awards shall be subject to the provisions of Section 12.

(c)

Terminations of Employment. Except as otherwise provided in Section 11, the effect of a Participant’s Termination of Employment on any Award of Restricted Stock Units then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock Units.

(d)

Rights of a Stockholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a stockholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(d) as a result of the same dividend or distribution.

SECTION 8. OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. CASH-BASED AWARDS

Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 12. In addition, no Eligible Individual may be granted Cash-Based Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $15,000,000. Cash-Based Awards may be paid in cash, Shares or other Full-Value Awards (valued as of the date such Shares or other Full-Value Awards are granted based on the Fair Market Value on such date) as determined by the Committee.

SECTION 10. ADDITIONAL PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

(a)	Annual Option Grant.

(i)

Each Non-Employee Director shall, during such director’s term, on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a Window Period, the first day of the first Window Period to occur after the Company’s annual meeting of stockholders, automatically be granted an Option to purchase a number of Shares, rounded down to the nearest whole Share, having a value equal to $45,000 on the date of grant and having a per Share exercise price equal to the Fair Market Value on the date of grant. Notwithstanding the immediately preceding sentence, if an individual becomes a Non-Employee Director during a calendar year, he or she shall be granted for that year an Option to purchase a number of Shares, rounded down to the nearest whole Share, having a value equal to the product of (A) $45,000 and (B) the fraction obtained by dividing (1) the number of calendar months during such calendar year that such person will serve as a Non-Employee Director (counting any partial month as a full month) by (2) twelve (such fraction, the “Pro-Ration Fraction”) and having a per Share exercise price equal to the Fair Market Value on the date of grant. Any Option granted pursuant to the immediately preceding sentence shall be granted on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a Window Period, the first day of the first Window Period to occur after the Company’s annual meeting of stockholders; provided that, if such individual is not a Non-Employee Director on the first business day following the date of the Company’s annual meeting of stockholders, such grant shall be made on the first day of the first Window

ANNEX B

Period to occur after the date such individual becomes a Non-Employee Director. For purposes of this Section 10(a)(i), the value of an Option shall be determined in accordance with the Black-Scholes or other pricing model used to determine stock option values in the Company’s most recent annual report on Form 10-K.

(ii)

In the event that the number of Shares available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then any grants to Non-Employee Directors entitled to a grant on such date shall be reduced on a pro-rata basis.

	(iii)	Options granted pursuant to this Section 10(a) shall be subject to the following terms and conditions in addition to those set forth above:

(A)

Option Term. The term of each Option shall be six years from the date the Option is granted, or such longer period of time (not to exceed ten years) as may be approved by the Committee prior to or on the date of grant, subject to earlier termination as provided herein.

		(B)	Exercisability. Options shall be exercisable as follows:

			(1)	beginning on the first anniversary of the date of grant, for up to 1/3 of the Shares covered by the Option (rounded down to the nearest whole Share);

			(2)	beginning on the second anniversary of the date of grant, for up to 2/3 of the Shares covered by the Option (rounded down to the nearest whole Share); and

			(3)	beginning on the third anniversary of the date of grant and thereafter until the expiration of the term of the Option, for up to 100% of the Shares covered by the Option.

Notwithstanding the foregoing, an Option held by a Non-Employee Director shall become immediately exercisable in full upon the death, Disability or Retirement of such Non-Employee Director.

(C)

Termination by Reason of Death, Disability or Retirement. If a Non-Employee Director’s services as a member of the Board are terminated by reason of the death, Disability or Retirement of the Non- Employee Director, any Option held by such Non-Employee Director may thereafter be exercised for a period of three years from the date of such termination or until the expiration of the stated term of such Option, whichever period is the shorter.

(D)

Other Termination. If a Non-Employee Director’s services as a member of the Board are terminated for Cause, any Option held by such Participant shall thereupon terminate. Except as otherwise provided in Section 11, if a Non-Employee Director’s services as a member of the Board are terminated for any reason other than (1) for Cause or (2) due to the death, Disability or Retirement of the Non-Employee Director, any Option held by such Non-Employee Director shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of three months from the date of such termination or the balance of such Option’s term; provided, however, that if the Non-Employee Director dies within such three-month period, any unexercised Option held by such Non-Employee Director shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

(b)	Annual Share Grant.

(i)

Each Non-Employee Director shall, during such director’s term, on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a Window Period, the first day of the first Window Period to occur after the Company’s annual meeting of stockholders, automatically be granted a number of unrestricted Shares (rounded down to the nearest whole Share) equal to the quotient obtained by dividing (A) $180,000 by (B) the Fair Market Value on the date of grant. Notwithstanding the immediately preceding sentence, if an individual becomes a Non-Employee Director during a calendar year, he or she shall be granted for that year a number of unrestricted Shares (rounded down to the nearest whole Share) having a value equal to the quotient obtained by dividing (A) the product of (1) $180,000 and (2) the Pro-Ration Fraction by (B) the Fair Market Value on the date of grant. Any unrestricted Shares granted pursuant to the immediately preceding sentence shall be granted on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a Window Period, the first day of the first Window Period to occur after the Company’s annual

ANNEX B

meeting of stockholders; provided that, if such individual is not a Non-Employee Director on the first business day following the date of the Company’s annual meeting of stockholders, such grant shall be made on the first day of the first Window Period to occur after the date such individual becomes a Non-Employee Director.

(ii)

In the event that the number of Shares available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then any grants to Non-Employee Directors entitled to a grant on such date shall be reduced on a pro-rata basis.

(c)	Election to Defer Shares.

(i)

Types of Elections. Each Non-Employee Director may make an election on an annual basis to defer a specified percentage of the Shares granted pursuant to Section 10(b) for a given calendar year (such election, a “Deferral Election,” and such deferred Shares, “Deferred Shares”). The Deferral Election may also specify that the Non-Employee Director elects to receive distribution of the Deferred Shares subject to such Deferral Election in accordance with Section 10(c)(iv) in a lump sum (a “Lump Sum Delivery Election”), or in up to ten annual installments (a “Specific Installment Election”). (Lump Sum Delivery Elections and Specific Installment Elections are referred to together as “Delivery Elections.” Delivery Elections and Deferral Elections are referred to together as “Elections.”) Notwithstanding any other provision of this Plan, an individual who first becomes a Non-Employee Director during a particular calendar year shall not be entitled to make a Deferral Election with respect to the Shares he or she is granted for that calendar year.

(ii)

Making, Revoking and Amending Elections. In order to make a Deferral Election pursuant to Section 10(c)(i), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the percentage of the annual grant contemplated by Section 10(b)(i) to be deferred (the number of Shares deferred will be rounded down to the nearest whole Share). The written notice of the Deferral Election, together with any Delivery Election, must be delivered no later than the December 31 prior to the commencement of the calendar year to which the Election relates and shall become irrevocable as of such December 31; provided, that a Deferral Election may be cancelled pursuant to Section 10(c)(vi). In addition, each Election made for a calendar year shall remain in effect and apply to Shares granted under this Plan for subsequent calendar years unless and to the extent that the Non-Employee Director making such Election revokes or amends the Election by filing a new Election on or before December 31 prior to commencement of the first calendar year to which such revocation or amendment applies.

(iii)

Share Accounts. Deferred Shares shall be credited to a bookkeeping account for the relevant Non- Employee Director (a “Share Account”). As and when the Company declares and pays cash dividends (other than extraordinary cash dividends covered by Section 3(d)(ii)) with respect to the Common Stock, each Share Account shall be credited with a number (including fractions) of additional Deferred Shares (“Dividend Equivalents”) equal to (A) the amount of cash that would have been payable as a dividend with respect to the number of Deferred Shares credited to the Share Account as of the record date for such dividend, divided by (B) the Fair Market Value on the payment date for such dividend.

(iv)

Distribution of Deferred Shares. All distributions from a Share Account of Deferred Shares with respect to which no valid Delivery Election is in effect (a “Default Election”), together with any related Dividend Equivalents, shall be made to the Non-Employee Director in ten annual installments commencing as soon as practicable following his or her Separation from Service. Deferred Shares for which a valid Delivery Election is in effect, together with any related Dividend Equivalents, shall be made in a lump sum, or in the specified number of installments, as the case may be, commencing as soon as practicable following the Separation from Service of the Non-Employee Director. Distributions will be made in Shares unless otherwise determined by the Committee; provided that no such determination shall be made that would cause any transaction under the Plan to fail to be exempt under Section 16(b) of the Exchange Act or fail to qualify as a transaction exempt from registration under the Securities Act. If such Shares are to be distributed in installments, such installments shall be equal, provided, that if in order to equalize such installments, fractional Shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole Share. If any such Shares are to be delivered after the Non-Employee Director has died, all remaining undelivered Shares shall be delivered to the Non-Employee Director’s designated beneficiary or legal guardian, respectively, in a single lump sum within thirty days following such death. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director’s designated beneficiary or legal guardian, where appropriate. In the case of a Lump Sum

ANNEX B

Delivery Election, distribution of Deferred Shares governed by such election, together with any related Dividend Equivalents, shall be made as soon as reasonably practicable in the calendar year in which the Non-Employee Director’s Separation from Service occurs. In the case of a Specific Installment Election or a Default Election, the first installment of Deferred Shares governed by such election, together with any related Dividend Equivalents, shall be made as soon as reasonably practicable in the calendar year in which the non-Employee Director’s Separation from Service occurs and any successive annual installment payments shall be made as soon as reasonably practicable in each applicable successive calendar year.

(v)

Six-Month Delay. Notwithstanding Section 10(c)(iv), if the Company determines that a Non-Employee Director is a “specified employee” subject to the special rule of Section 409A(2)(B)(i) of the Code, all distributions from his or her Share Account that would otherwise be made pursuant to Section 10(c)(iv) before the date which is six months after his or her Separation from Service shall instead be made in a single lump sum, on or as soon as practicable following the earlier of (A) the date which is six months after his or her Separation from Service and (B) the date of his or her death.

(vi)

Early Distribution In Case of Unforeseeable Emergency. A Non-Employee Director shall be entitled to early distribution of all or part of his or her Share Account in the event of an “Unforeseeable Emergency,” in accordance with this Section 10(c)(vi). An “Unforeseeable Emergency” means a severe financial hardship to the Non-Employee Director resulting from an illness or accident of the Non-Employee Director, the Non- Employee Director’s spouse or a dependent (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Non-Employee Director, loss of the Non-Employee Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Non-Employee Director’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan. Any Deferral Election in effect for a Non-Employee Director at the time he or she receives a distribution under this Section 10(c)(vi) shall be cancelled and of no further effect as of the date of the distribution.

(d)

Election to Receive Cash. With respect to each annual grant contemplated by Section 10(b), a Non-Employee Director may make an annual irrevocable election to receive cash in lieu of up to 25% of the Shares granted under Section 10(b), and not deferred pursuant to Section 10(c) (with such number of Shares rounded down to the nearest whole Share) (the “Cash Election”), subject to and under the applicable rules and regulations promulgated from time to time by the Committee. In order to make a Cash Election pursuant to this Section 10(d), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Cash Election setting forth the percentage of Shares to be distributed in the form of cash. The written notice of Cash Election must be delivered no later than December 31 prior to commencement of the calendar year to which the Cash Election relates. The amount of cash received pursuant to a Cash Election shall be equal to the product obtained by multiplying (i) the Fair Market Value on the applicable grant date with respect to the annual grant of unrestricted Shares by (ii) the number of Shares covered by the applicable Cash Election.

(e)	Miscellaneous. Except as set forth in this Section 10, the Non-Employee Directors shall not be granted any Options, Stock Appreciation Rights or Full-Value Awards under this Plan.

SECTION 11. CHANGE IN CONTROL PROVISIONS

(a)

General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b)	Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(i)

All then-outstanding Full-Value Awards that were granted following satisfaction of a previously established performance goal (including, without limitation, Qualified Performance-Based Awards) that have not yet vested shall be considered earned in full and non-forfeitable and, except to the extent expressly provided in any deferral arrangement, (A) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, shall be settled within five days following the Change in Control and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, shall be settled pursuant to the settlement terms applicable to such Award, unless the Change in Control

ANNEX B

constitutes an event described in Section 409(a)(2)(A)(v) of the Code, in which case the Award shall be settled within five days following the Change in Control;

(ii)

All then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than Awards described in Section 11(b)(i) or (iii)) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”). For any Full-Value Award that vests pursuant to this Section 11(b)(ii), (A) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(iii)

Any performance-based Award (other than an Award described in Section 11(b)(i)) that is not replaced by a Replacement Award shall be deemed to be earned in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)). For any Full-Value Award that vests pursuant to this Section 11(b)(iii), (1) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control and (2) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(iv)

Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, upon a Change in Control, the Company may settle any Awards that constitute “non-qualified deferred compensation” under Section 409A of the Code to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(ix)).

(c)

Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award): (i) if it is of the same type as the Replaced Award; (ii) if it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based Award, it relates to publicly traded equity securities of the Company or the entity surviving the Company (or such surviving entity’s parent) following the Change in Control; (iv) if it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) if its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)

Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Qualified Termination of Employment, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the earlier of (A) the three-year anniversary of the Termination of Employment and (B) the expiration of the stated full term of such Option or Stock Appreciation Right. For any Full-Value Award that vests pursuant to this Section 11(d), (x) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the termination of employment and (y) if such

ANNEX B

Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(e)	Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 11(e); or

(ii)

A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e)(ii), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 30% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Security that existed prior to the Business Combination, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv) The approval by stockholders of a complete liquidation or dissolution of the Company.

SECTION 12. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

(a)

The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed

ANNEX B

solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b)

Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Notwithstanding the immediately preceding sentence, (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of the Performance Goals referred to in the immediately preceding sentence will be waived upon the death or Disability of the grantee of such Award, and (ii) the provisions of Section 11 shall apply notwithstanding this Section 12.

(c)

The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d)

The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 13. TERM, AMENDMENT AND TERMINATION

(a)

Effectiveness. The Board approved this Plan on March 7, 2013. The effective date (the “Effective Date”) of this Plan is the date that the Plan is approved by the Company’s stockholders; provided, however, that Section 3(d) shall be effective as of March 7, 2013 and shall apply with respect to any Share Change or Corporate Transaction that occurs on or after March 7, 2013.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)

Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)

Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 14. UNFUNDED STATUS OF PLAN

It is intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15. GENERAL PROVISIONS

(a)

Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing (or by electronic means) that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, or, in the case of Shares held in book entry, any notation which the Committee deems appropriate to reflect any restrictions on transfer). Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not

ANNEX B

be required to issue or deliver any certificate or certificates for Shares under the Plan or deliver any Shares under the Plan in book entry prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)

Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees. Except as provided in any Individual Agreement or the Colgate-Palmolive Company Executive Severance Plan (or any successor thereto), Awards are not part of normal or expected salary or compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, voluntary retirement allowance or similar payments.

(c)

No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

(d)

Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with any such procedures as the Committee may establish. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)

Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e). In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards, it being understood that dividends or dividend equivalents may be credited with respect to such performance-based Awards, with payment subject to the actual vesting (if any) of such Awards.

(f)

Designation of Death Beneficiary. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)

Affiliate Employees. In the case of a grant of an Award to any employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(h)

Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)	Nontransferability. Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

ANNEX B

(j)

Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k)

Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

Printed on Recycled Paper

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE / MAIL 24 HOURS A DAY, 7 DAYS A WEEK

300 PARK AVENUE NEW YORK, NY 10022-7499

VOTE BY INTERNET - www.proxyvote.com
Use the internet to vote up until 11:59 p.m. Eastern Daylight Time on May 9, 2013. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Daylight Time on May 9, 2013. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Detach the below proxy card. Mark, sign and date your proxy card. Return it in the postage-paid envelope enclosed or mail it to Colgate-Palmolive Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so we receive it by 11:59 p.m. Eastern Daylight Time on May 9, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M54922-Z59349-Z59257	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

1.	Election of directors		FOR	AGAINST	ABSTAIN	The Board of Directors recommends a vote “FOR” proposals 2, 3 and 4.		FOR	AGAINST	ABSTAIN
Nominees:
						2.	Ratify selection of PricewaterhouseCoopers LLP as Colgate’s independent registered public accounting firm.	☐	☐	☐
	1a.	Nikesh Arora	☐	☐	☐

	1b.	John T. Cahill	☐	☐	☐	3.	Advisory Vote on Executive Compensation.	☐	☐	☐

	1c.	Ian Cook	☐	☐	☐	4.	Approve the Colgate-Palmolive Company 2013 Incentive Compensation Plan.	☐	☐	☐
	1d.	Helene D. Gayle	☐	☐	☐

						The Board of Directors recommends a vote “AGAINST” proposal 5.		FOR	AGAINST	ABSTAIN
	1e.	Ellen M. Hancock	☐	☐	☐

	1f.	Joseph Jimenez	☐	☐	☐	5.	Stockholder Proposal on Executive Stock Retention Requirement.	☐	☐	☐

	1g.	Richard J. Kogan	☐	☐	☐

	1h.	Delano E. Lewis	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

	1i.	J. Pedro Reinhard	☐	☐	☐

	1j.	Stephen I. Sadove	☐	☐	☐

NOTE: Please sign within the box below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as corporate officer, please give full corporate name and officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Friday, May 10, 2013
Marriott Marquis Hotel
10:00 a.m.
Broadway Ballroom
1535 Broadway
(Between 45th and 46th Streets)
New York, NY 10036

Your vote is important to us. You may vote your proxy by internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, Broadridge Financial Solutions, Inc.

If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at www.proxyvote.com.

M54923-Z59349-Z59257

COLGATE-PALMOLIVE COMPANY

Proxy Solicited by the Board of Directors for Annual Meeting on May 10, 2013

The undersigned hereby appoints as proxies, with full power of substitution to each, IAN COOK, ELLEN M. HANCOCK and DELANO E. LEWIS (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in New York, New York on May 10, 2013 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present, or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as set forth on the reverse side of this card. The Proxy Committee cannot vote the shares unless you sign and return this card or vote by internet or telephone in accordance with the applicable instructions.

(Continued and to be signed on the reverse side.)